     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998

                                               REGISTRATION NO. 333-_________-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        PRODUCTION RESOURCE GROUP, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      3999                   14-1786937
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBERS)

                             PRG FINANCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      6799                   14-1801689
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBERS)

                                 SHOWPAY, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      8999                   86-0884814
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBERS)

                       PRG PLANNING & DEVELOPMENT, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      3999                   14-1796155
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBERS)

                     ECTS, A SCENIC TECHNOLOGY COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      3999                   16-17996155
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBERS)

                            ATTRACTION MANAGEMENT LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      8999                   86-0889506
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION OR     INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
        ORGANIZATION)               CODE NUMBERS)

================================================================================

                                 539 TEMPLE HILL ROAD
                           NEW WINDSOR, NEW YORK 12553
                                 (914) 567-5700
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                                ROBERT A. MANNERS
                        PRODUCTION RESOURCE GROUP, L.L.C.
                                 539 TEMPLE ROAD
                           NEW WINDSOR, NEW YORK 12553
                                 (914) 567-5700
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                             -----------------------

                                 WITH A COPY TO:
                               JOSEPH W. BARTLETT
                             MORRISON & FOERSTER LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 468-8000

     APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                      PROPOSED
                                                       PROPOSED        MAXIMUM
          TITLE OF EACH                 AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
       CLASS OF SECURITIES              TO BE       OFFERING PRICE     OFFERING      REGISTRATION
         TO BE REGISTERED             REGISTERED     PER UNIT(1)       PRICE(1)          FEE
-------------------------------------------------------------------------------------------------
11 1/2% Senior Subordinated Notes
  due 2008........................   $100,000,000        100%        $100,000,000       $29,500
Guarantees........................       N/A             N/A             N/A              (2)
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3)  No separate fee is payable pursuant to Rule 457(n).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1998


                      PRODUCTION RESOURCE GROUP, L.L.C.
                           PRG FINANCE CORPORATION

                              OFFER TO EXCHANGE
                               ALL OUTSTANDING
                  11 1/2% SENIOR SUBORDINATED NOTES DUE 2008
                 ($100,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                FOR 11 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                        ------------------------------

     The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on , 1998 (as such date may be extended, the "Expiration Date").

     Production Resource Group, L.L.C., a Delaware limited liability company (the "Company") and PRG Finance Corporation, a Delaware corporation ("Finance Corp." together with the Company, the "Issuers", hereby offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 11 1/2% Senior Subordinated Notes due 2008 (the "New Notes") for each $1,000 in principal amount of its outstanding 11 1/2% Senior Subordinated Notes due 2008 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes"). The Notes are fully and unconditionally guaranteed on a senior subordinated basis by the Company's existing domestic Restricted Subsidiaries and all domestic Restricted Subsidiaries created or acquired by the Company in the future. An aggregate principal amount of $100,000,000 of Old Notes is outstanding. See "The Exchange Offer." As of September 30, 1997, after giving effect to the Transactions (as defined) the Company had $1.0 million of consolidated Senior Debt outstanding.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


                            (continued on next page)

                         ------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.

                         ------------------------------


     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROSPECTUS IS         , 1998

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement, dated as of December 24, 1997 (the "Registration Rights Agreement"), between the Company, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated, Morgan Stanley & Co. Incorporated and BNY Capital Market, Inc. (together, the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

     The Old Notes were issued in a transaction (the "Initial Offering") pursuant to which the Issuers issued an aggregate of $100,000,000 principal amount of the Old Notes to the Initial Purchaser on December 24, 1997 (the "Closing Date") pursuant to a Purchase Agreement, dated December 19, 1997 (the "Purchase Agreement"), among the Company, Finance Corp., a wholly-owned subsidiary of the Company, PRG Planning and Development, L.L.C. a Delaware limited liability company and a 99% owned subsidiary of the Company ("P&D"), ECTS, Service Technology Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("ECTS"), Showpay, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company ("Showpay") and Attraction Management LLC, a Delaware limited liability company ("Attraction" and together with P&D, ECTS and Showpay, the "Guarantors") and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. The New Notes will be obligations of the Company evidencing the same indebtedness as the old Notes and will be issued under and entitled to the benefits of the Indenture, dated as of December 24, 1997 (the "Indenture"), between the Company and First Union National Bank as trustee (in such capacity, the "Trustee"). The form and terms of the New Notes will be registered under the Securities Act, and therefore such New Notes will not be subject to certain transfer restrictions, registration rights and related Special Interest (as defined) provisions applicable to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The New Notes will bear interest at the rate of 11 1/2% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1998, and will mature on January 15, 2008. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereof from the date of the original issuance to the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. The Notes will be guaranteed by all of the Company's present and future domestic Restricted Subsidiaries (as defined). Except as set forth below, the New Notes will not be redeemable at the option of the Issuers prior to January 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuers, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date fixed for redemption. In addition, at any time prior to January 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of the New Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more public offerings of Capital Stock (as defined) of the Company (other than Disqualified Stock (as defined)), provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of each such redemption. At any time prior to January 15, 2003, the Issuers may redeem the New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (as defined). In the event of a Change of Control (as defined), the Issuers will be required to make an offer to each holder of Notes to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for repurchase. See "Risk Factors--Change of Control" and "Description of Notes."

     The New Notes are general unsecured obligations of the Issuers, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Issuers. As of September 30, 1997, after giving effect to the Transactions (as defined), the Issuers would have had $1.0 million of consolidated Senior Debt outstanding. In addition, upon consummation of the Initial Offering, the Company will have $100 million of total commitments under the Amended Credit Facility (as defined), of which approximately $0.6 million would have been available as of September 30, 1997, after giving effect to the Transactions and the terms of the Amended Credit Facility.

     The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Comission") as set forth in certain interpretive letters issued to third parties in other transactions. However, the Company has not sought its own interpretive letter, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Based on the Commission interpretations, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities
Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer - Resales of the New Notes" and "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

     There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market making activities may be discontinued by the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors - Lack of Public Market."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, The Depository Trust Company ("DTC"), as the initial depository with respect to the Old Notes (in such capacity, the "Depositary"). The Global Old Note is registered in the name of Cede & Co. ("Cede"), as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes:) and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

     The Company will not receive any proceeds from this Exchange Offer. pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depositary"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depositary's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information.....................................................   i
Incorporation by Reference................................................  ii
Prospectus Summary........................................................   1
Risk Factors..............................................................  10
The Exchange Offer........................................................  17
Use of Proceeds...........................................................  24
Capitalization............................................................  25
Selected Consolidated Financial Data......................................  26
Pro Forma Consolidated Financial Data (Unaudited).........................  28
Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................  32
Business..................................................................  41
Management................................................................  51
Certain Transactions......................................................  56
Description of Operating Agreement........................................  59
Description of Other Indebtedness.........................................  62
Description of Notes......................................................  64
Certain U.S. Federal Income Tax Considerations............................  91
Plan of Distribution......................................................  95
Legal Matters.............................................................  96
Experts...................................................................  96
Index to Consolidated Financial Statements................................ F-1

                              AVAILABLE INFORMATION

     The Company is filing a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     The Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60061; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, certain of the information regarding the Company will be available on the World Wide Web by accessing the Securities and Exchange Commission web site at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. In addition, upon registration of the guarantees of the New Notes in connection with the Exchange Offer, each Guarantor will also become subject to the reporting requirements of the Exchange Act, subject to obtaining exemptive relief from the Commission or no-action relief from the Commission staff.

                           INCORPORATION BY REFERENCE

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (excluding exhibits to the information that is incorporated herein by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Robert Manners, Senior Vice President and General Counsel, Production Resource Group, L.L.C., 539 Temple Hill Road, New Windsor, New York; telephone number (914) 567-5700. In order to ensure timely delivery of the documents, any request should be made by [ ] , 1998.

     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement (but not to the extent that any statement and any such other filed document is only summarized herein or in any other subsequently filed document). Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           FORWARD-LOOKING STATEMENTS

     CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES

AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD- LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS," BEGINNING ON PAGE 8 OF THIS PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS.

     As used herein, "Chrysler(R)" means Chrysler Corporation, "Disney(R)" means The Walt Disney Company, "General Motors" means General Motors Corporation, "Glaxo Wellcome(TM)" means Glaxo Wellcome plc, "IBM(R)" means International Business Machines Corporation, "Iomega(R)" means Iomega Corporation, "Mercedes Benz(R)" means Mercedes Benz AG, "Nike" means Nike, Inc. and "Toyota(R)/Lexus(R)" means Toyota Motor Corporation and its Lexus car division. All registered trademarks used herein are the property of their respective owners.

     IN CONNECTION WITH THIS EXCHANGE OFFER, THE INITIAL PURCHASERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SEE "PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and historical financial statements, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" refers to Production Resource Group, L.L.C., a Delaware limited liability company, and its subsidiaries and predecessors. The Company acquired the net assets of Bash Theatrical Lighting, Inc. and four affiliated entities (collectively, "Bash") and Design Dynamics, Inc. ("Design Dynamics") in August 1997 and June 1997, respectively, and acquired the net assets of Pro-Mix, Inc. ("Pro-Mix") on January 2, 1998. See "The Company." Unless otherwise specified, pro forma financial information contained in this Prospectus gives effect to (i) the acquisitions of the net assets of Bash and Design Dynamics and the acquisition of the net assets of Pro-Mix (collectively, the "Acquisitions") as if such Acquisitions had occurred on January 1, 1996,
(ii) the transfer of certain real estate and the related mortgage debt obligations to a member of the Company as payment for redemption of such member's equity interests in the Company, and the subsequent lease of such real estate back to the Company (the "Real Estate Transaction") and (iii) the Initial Offering and the application of net proceeds therefrom as described under "Use of Proceeds." The Acquisitions, the Real Estate Transaction and the Initial Offering and the application of net proceeds therefrom are referred to collectively herein as the "Transactions"

                                   The Company

     The Company is a leading integrator, fabricator and supplier of a broad range of products and services for the live entertainment (live theater, concert touring and special events), corporate events (trade and industrial shows) and themed entertainment (gaming, theme parks and themed retail) markets. The Company's products and services include (i) scenery and exhibit fabrication,
(ii) computerized motion and show control systems, including its proprietary Stage Command System(R), (iii) theatrical lighting systems and related products, and (iv) project management, which encompasses design engineering, budgeting, logistical coordination and installation. Depending upon its clients' needs, the Company's highly-skilled staff can integrate some or all of these products and services to produce creative, technically sophisticated and visually "spectacular" productions, events or attractions. The Company's principal production and distribution facilities are located in six states, including major entertainment and convention centers such as the New York metropolitan area, Las Vegas and Orlando. On a pro forma basis, after giving effect to the Transactions, the Company generated revenues and EBITDA (as defined) of $131.5 million and $23.3 million, respectively, for the twelve months ended September 30, 1997.

     The Company initially developed its technical and creative expertise in live theater and industrial shows and subsequently applied such expertise to a broader range of corporate events and the themed entertainment market. In the live entertainment market, the Company's products and services are featured in 18 of the 33 current Broadway shows, including Beauty & the Beast(TM), Les Miserables(TM), Miss Saigon(TM), The Phantom of the Opera(TM), Ragtime(TM) and Titanic(TM). In recent years, the Company has applied its technical and creative expertise in live entertainment to the corporate events and themed entertainment markets. In the corporate events market, the Company has served as project manager for trade and industrial shows for a diverse base of large multi-national corporations such as Chrysler(R), General Motors(R), Glaxo Wellcome(TM), IBM(R), Mercedes Benz(R), Nike(R) and Toyota(R)/Lexus(R). In the themed entertainment market, the Company has participated in the fabrication of several multi-million dollar attractions, including Terminator 2-3D(TM) at Universal Studios Florida(R), Star Trek, The Experience(SM) at the Las Vegas Hilton(R) and Nike(R)'s flagship superstore in New York City.

     The Company estimates that the live entertainment, corporate events and themed entertainment markets for sales of its products and services exceeded $11 billion in 1996. The live entertainment market includes live theater, concert tours and special events such as the Olympics, political conventions and debates, and televised award ceremonies. The corporate events market includes industrial shows (primarily single corporation events such as large sales meetings and new product launches) and trade shows. The themed entertainment market includes various attractions within gaming, theme park and themed retail establishments. The markets served by the Company are growing and the Company believes that such markets will continue to grow as a result of favorable industry trends. In addition, the Company believes that the demand for its products and services will continue to grow as corporations increasingly utilize more sophisticated technology and theatrical techniques to promote their corporate or brand identities, differentiate their product offerings and attract new customers. See "Business--Markets Overview."

     Competitive Strengths

     The Company believes that it is well-positioned to capitalize on the growth of the live entertainment, corporate events and themed entertainment markets as well as to enhance its market position. The following are, in management's view, the Company's principal strengths:

     Leading Provider. The Company has established itself as a leading provider of technical and creative products and services in the markets that it serves. The Company believes that its (i) ability to offer clients fully-integrated solutions, (ii) staff of highly-skilled project managers, engineers and craftsmen, (iii) high standards for service and reliability, (iv) ability to handle multiple large projects simultaneously through its strategically located facilities and (v) access to capital will allow it to increase its market share in each of the markets that it serves.

     Proprietary Products and Expertise. The Company's proprietary Stage Command System(R), a state-of-the-art computerized system for moving scenery and other props, has set the industry standard for motion control systems. Stage Command System(R) has been used in over 55 theatrical productions and themed attractions since it was developed by the Company in 1988. The Company also offers technologically-advanced show control systems, which synchronize the various physical elements of a production or attraction, including scenery, sound, lighting and special effects. The Company's motion and show control systems allow for the addition of more sophisticated production elements on a cost-effective basis. In addition, the Company's projects often involve customized products and services that require significant design engineering and fabrication expertise.

     Diverse Client Base. The Company has expanded its revenue base and market opportunities by applying its expertise in live entertainment to the corporate events and themed entertainment markets. The Company currently serves a diverse base of approximately 2,500 clients, ranging from large multi-national corporations to small local businesses and organizations. The Company's corporate clients are engaged in a number of different industries, including automotive, computers, consumer products, entertainment, gaming and pharmaceuticals.

     Strong Client Relationships. The Company has developed strong, long-standing relationships with many of its clients. For example, in the live entertainment market, the Company has fabricated scenery and supplied its Stage Command System(R) for such long-running shows as The Phantom of the Opera(TM) and Les Miserables(TM). In the corporate events market, the Company has served as project manager for the annual dealer meetings for Chrysler(R) and Toyota(R) in each of the past ten years. In the themed entertainment market, the Company's work on Universal Studios Florida(R)'s Terminator 2-3D(TM) attraction and Nike(R)'s flagship superstore has led to additional projects for each of these clients.

     Experienced Management Team. Jeremiah J. Harris, the Company's Chairman and Chief Executive Officer, comes from a family with four generations of experience in live theater and has over 25 years of experience in providing products and services for the live entertainment and corporate events markets. Mr. Harris is supported by a team of ten senior executives with, on average, 14 years of experience in the business.

Business Strategy

     The Company's objective is to become the leading provider of technical and creative products and services for the live entertainment, corporate events and themed entertainment markets. The key elements of the Company's business strategy are as follows:

     Leverage Technical and Creative Expertise. The Company intends to leverage its technical and creative expertise to further penetrate the corporate events and themed entertainment markets. For example, the Company was awarded the project management contract for the theater structure at IBM(R)'s Fall COMDEX exhibit based on its ability to provide a fully-integrated solution. The Company was required to integrate sophisticated scenery, lighting and audio/visual equipment; fabricate a 24-foot high, 75-foot long structure containing 90 video monitors that served as the focal point of IBM(R)'s exhibit; and collaborate with IBM(R)'s advertising agency to ensure that the exhibit communicated IBM(R)'s new business(R) marketing program in a manner consistent with IBM(R)'s overall marketing strategy.

     Expand Product and Service Offering. The Company plans to enhance its "one-stop shopping" product and service offering by adding complementary products and services through internal development and acquisitions. For example, through the acquisition of three lighting providers since 1996, the Company has become a leading supplier of theatrical lighting systems and related products in the United States. The Company's acquisition of the net assets of Pro-Mix, which provides sound equipment and acoustical and sound design consulting services primarily to the live theater market segment, represents the most recent example of the Company's strategy to identify and acquire complementary products and services. See "The Company."

     Intensify Cross-Selling Efforts. The Company intends to intensify its cross-selling efforts. Many of the companies acquired by the Company typically provided a limited number of products and services to a single market segment. The Company intends to leverage its existing relationships in order to sell additional products and services to clients across each of the markets that it serves. The Company is also creating a management information system that will track the use of its products and services by client in order to support its cross-selling efforts.

     Develop and Implement Focused Marketing Effort. To enhance the overall growth of its business and expansion into new markets, the Company is developing a nationally focused marketing effort under the direction of its recently appointed Senior Vice President, Marketing and Sales. In connection with this effort, the Company plans to target large, multi-national corporations with significant, recurring events that require fully-integrated solutions.

     Pursue Strategic Acquisitions. Strategic acquisitions have been and will continue to be an important element of the Company's growth strategy. Each of the markets that the Company serves has many small local or regional competitors and, consequently, offers significant consolidation opportunities. The Company will seek attractively priced acquisitions that expand or complement its existing product and service offering, enhance relationships with existing clients, provide an entry into new market segments or expand its operations into domestic and international entertainment centers where it does not currently have a significant presence.

Recent Acquisitions

     Since January 1996, the Company has completed six acquisitions, which have expanded the Company's product and service offering, diversified its client base and substantially increased its revenues and EBITDA. On January 2, 1998, the Company acquired the net assets of Pro-Mix, which provides sound equipment and acoustical and sound design consulting services primarily to the live theater market segment through its offices located in the New York metropolitan area and Orlando. In August 1997, the Company acquired the net assets of Bash, which supplies theatrical lighting systems and related products through its offices located in the New York metropolitan area, Las Vegas, Orlando and Baltimore. As a result of the Bash acquisition, the Company has become a leading supplier of theatrical lighting systems and related products in the United States. In June

1997, the Company acquired the net assets of Design Dynamics, located in Denver, which specializes in fabricating trade show exhibits. In March 1997, the Company acquired the net assets of Thoughtful Designs, located in Las Vegas, which provides technology design and show control systems. In February 1996, the Company acquired the net assets of Cinema Services of Las Vegas, Inc. ("Cinema"), which established the Company's theatrical lighting capabilities in the large gaming and corporate events markets in Las Vegas. In January 1996, the Company acquired the net assets of Vanco Lighting Services, Inc. ("Vanco"), located in Orlando, which established the Company's theatrical lighting capabilities in the large theme park and convention markets in Orlando.

                              The Initial Offering

     The outstanding $100.0 million principal amount of Old Notes were sold by the Issuers to the Initial Purchasers on the Closing Date pursuant to the Purchase Agreement among the Company, the Guarantors and the Initial Purchaser. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Issuers and the Initial Purchaser also entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration

Rights Agreement with respect to the Old Notes. See "The Exchange Offer" and "The Exchange Offer -- Purpose and Effect."

                               The Exchange Offer

Securities Offered .......................   Up to $100.0 million principal
                                             amount of 11.50% Senior
                                             Subordinated Notes Due 2008, which
                                             have been registered under the
                                             securities act. The form and term
                                             of the New Notes are substantially
                                             identical to the Old Notes in all
                                             material respects, except that the
                                             New Notes will be registered under
                                             the Securities Act, and therefore
                                             will not be subject to certain
                                             transfer restrictions, registration
                                             rights and related Special Interest
                                             provisions applicable to the Old
                                             Notes.

The Exchange Offer .......................   The New Notes are being offered in
                                             exchange for up to $100.0 million
                                             principal amount of Old Notes. The
                                             issuance of the New Notes is
                                             intended to satisfy certain
                                             obligations of the Issuers

                                             contained in the Registration
                                             Agreement. See "The Exchange
                                             Offer -- Terms of the Exchange
                                             Offer."

Expiration Date ..........................   The Exchange Offer will expire at
                                             5:00 p.m., New York City time, on
                                             ________, 1998, or such later date
                                             and time to which it is extended.
                                             See "The Exchange Offer -- Terms of
                                             the Exchange Offer."

Withdrawal ...............................   Tenders of Old Notes pursuant to
                                             the Exchange Offer may be withdrawn
                                             at any time prior to 5:00 p.m. New
                                             York City, time on the Expiration
                                             Date. See "The Exchange Offer --
                                             Expiration Date: Extensions;
                                             Amendments."

Conditions of the Exchange Offer .........   The Exchange Offer is not
                                             conditioned upon any minimum
                                             principal amount of Old Notes being
                                             tendered for exchange. The only
                                             condition to the Exchange Offer is
                                             the declaration by the Commission
                                             of the effectiveness of the
                                             Registration Statement of which
                                             this Prospectus constitutes a part.
                                             See "The Exchange offer --
                                             Conditions of the Exchange Offer.'

Procedures for Tendering Old Notes .......   Each holder of Old Notes desiring
                                             to accept the Exchange Offer must
                                             complete, sign and date the Letter
                                             of Transmittal according to the
                                             instructions contained herein and
                                             therein, and mail or otherwise
                                             deliver the Letter of Transmittal,
                                             together with the Old Notes and any
                                             other required documents, to the
                                             Exchange Agent (as defined herein)
                                             at the address set forth herein
                                             prior to 5:00 p.m., New York City
                                             time, on the Expiration Date. Any
                                             beneficial owner whole Old Notes
                                             are registered in the name of a
                                             broker, dealer, commercial bank,
                                             trust company or other nominee and
                                             who wishes to tender such Old Notes
                                             in the Exchange Offer should
                                             instruct such entity or person to
                                             promptly tender on such beneficial
                                             owner's behalf.

Guaranteed Delivery Procedures ...........   Holders of Old Notes who with to
                                             tender their Old Notes and (i)
                                             whose Old Notes are not immediately
                                             available or (ii) who cannot
                                             deliver their Old Notes, the Letter
                                             of Transmittal or any other
                                             documents required by the Letter of
                                             Transmittal to the Exchange Agent
                                             prior to the Expiration Date may
                                             tender their Old Notes according to
                                             the guaranteed delivery procedures
                                             set forth in the Letter of
                                             Transmittal. See "The Exchange --
                                             Guaranteed Delivery Procedures."

Acceptance of Old Notes and Delivery of
  New Notes ..............................   Upon effectiveness of the
                                             Registration Statement of which
                                             this Prospectus constitutes of part
                                             and consummation of the Exchange
                                             Offer, the Issuers will accept any
                                             and all Old Notes that are properly
                                             tendered in the Exchange Offer
                                             prior to 5:00 p.m., New York City
                                             time, on the Expiration Date. The
                                             New Notes issued pursuant to the
                                             Exchange Offer -- Acceptance of Old
                                             Notes for

                                             Exchange; Delivery of New Notes."

The Exchange Agent .......................   First Union National Bank has
                                             agreed to serve as the exchange
                                             agent (in such capacity, the
                                             "Exchange Agent") in connection
                                             with the Exchange Offer. See "The
                                             Exchange Offer -- The Exchange
                                             Agent."

Certain Federal Income Tax Considerations    For a discussion of certain federal
                                             income tax considerations relating
                                             to the Exchange Offer, see "Certain
                                             Federal Income Tax Considerations."

Use of Proceeds ..........................   There will be no proceeds to the
                                             Company from the exchange pursuant
                                             to the Exchange Offer. See "Use of
                                             Proceeds."

Fees and Expenses ........................   All expenses incident to the
                                             Issuers' consummation of the
                                             Exchange Offer and compliance with
                                             the Registration Agreement will be
                                             borne by the Issuers. See "The
                                             Exchange Offer -- Fees and
                                             Expenses."

Termination of Certain Rights ............   Pursuant to the Registration
                                             Agreement, holders of Old Notes (i)
                                             have rights to receive Special
                                             Interest and (ii) have certain
                                             rights intended for the holders of
                                             unregistered securities. "Special
                                             Interest" means additional interest
                                             of 0.50% per annum of the principal
                                             amount of the Old Notes during the
                                             first 90 days of a Registration
                                             Default (as defined), increasing by
                                             an additional (.50% per annum for
                                             each additional 90-day period (up
                                             to a maximum of 2.0% per annum of
                                             the principal amount) for any
                                             period during which a Registration
                                             Default is continuing pursuant to
                                             the terms of the Registration
                                             Agreement. Holders of New Notes
                                             will no longer be, and upon
                                             consummation of the Exchange Offer,
                                             holders of Old Notes will no longer
                                             be, entitled to (i) the right to
                                             receive Special Interest of (ii)
                                             certain other rights under the
                                             Registration Agreement intended for
                                             holders of unregistered securities.
                                             See "The Exchange Offer --
                                             Termination of Certain Rights" and
                                             "Procedures for Tendering Old
                                             Notes.:

Accrued Interest .........................   The New Notes will bear interest at
                                             a rate equal to 11.50% per annum
                                             from their date of issuance.
                                             Holders whose Old Notes are
                                             accepted for exchange will have the
                                             right to receive interest accrued
                                             thereon from the date of original
                                             issuance or date of the last
                                             interest payment, as applicable,
                                             to, but not including, the date of
                                             issuance of the New Notes, such
                                             interest to be payable with the
                                             first interest payment date on the
                                             New Notes. Interest on the Old

                                             Notes accepted for exchange will
                                             cease to accrue on the day prior to
                                             the issuance of the New Notes. See
                                             "Description of Notes -- Principal,
                                             Maturity and Interest."

Resales of New Notes .....................   Based on the position of the staff
                                             of the Commission as set forth in
                                             certain interpretive letters issued
                                             to third parties in other
                                             transactions, the Company believes
                                             that the New Notes issued pursuant
                                             to the Exchange Offer to any holder
                                             of Old Notes in exchange for Old
                                             Notes may be offered for resale,
                                             resold and otherwise transferred by
                                             a holder (other than (i) a
                                             broker-dealer who purchased the Old
                                             Notes directly form the Company for
                                             resale pursuant to Rule 144A under
                                             the securities Act or any other
                                             available exemption under the
                                             Securities Act of (ii) a person
                                             that is an affiliate of the Issuers
                                             or the Guarantors within the
                                             meaning of Rule 405 under the
                                             Securities Act), without further
                                             compliance with the registration
                                             and prospectus delivery provisions
                                             of the Securities Act, provided
                                             that such holder is not an
                                             affiliate of the Issuers or the
                                             Guarantors, in acquiring the New
                                             Notes in the ordinary course of
                                             business and is not participating,
                                             and has no arrangement or
                                             understanding with any person to
                                             participate, in a distribution of
                                             the New Notes. Each broker-dealer
                                             that receives New Notes for its
                                             own account in exchange for Old
                                             Notes, where such Old Notes were
                                             acquired by such broker as a
                                             result of marketing-making or
                                             other trading activities, must
                                             acknowledge that it will
                                             deliver a prospectus in connection
                                             with any resale of such New Notes.
                                             See "The Exchange Offer-- Resales

                                             of the New Notes" and "Plan of
                                             Distribution.

Effect of Not Tendering Old Notes for
  Exchange ...............................   Old Notes that are not tendered or
                                             that are not properly tendered
                                             will, following the expiration of
                                             the Exchange Offer, continue to be
                                             subject to the existing restriction
                                             upon transfer thereof. The Company
                                             will have no further obligations to
                                             provide for the registration under
                                             the Securities Act of such Old
                                             Notes and such Old Notes will,
                                             following the expiration of the
                                             Exchange Offer, bear interest at
                                             the same rate as the New Notes.

                            Description of New Notes

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act, and therefore will not be subject to certain transfer restrictions, registration rights and related Special Interest Provisions applicable to the Old Notes. The exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Exchange Agent of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and " -- Procedures for Tendering Old Notes" and "Description of Notes."

Securities Offered .......................   $100 million principal amount of
                                             11.50% Senior Subordinated Notes
                                             Due 2008.

Maturity Date ............................   January 15, 2008.

Interest .................................   Interest on the Notes will be
                                             payable semi-annually on each
                                             January 15 and July 15, commencing
                                             July 15, 1998.

Ranking ..................................   The Notes are general unsecured
                                             obligations of the Issuers and are
                                             subordinated in right of payment to
                                             all existing and future Senior Debt
                                             of the Issuers. As of September 30,
                                             1997, after giving effect to the
                                             Transactions, the Issuers would
                                             have had approximately $1.0 million
                                             of consolidated Senior Debt
                                             outstanding. In addition, after
                                             consummation of the Initial

                                             Offering, the Company had $100
                                             million of total commitments under
                                             the Amended Credit Facility, of
                                             which approximately $0.6 million
                                             would have been available as of
                                             September 30, 1997, after giving
                                             effect to the Transactions and the
                                             terms of the Amended Credit
                                             Facility.

Optional Redemption ......................   Except as set forth below, the
                                             Notes are not redeemable at the
                                             option of the Issuers, in whole or
                                             in part, at any time prior to
                                             January 15, 2003. Thereafter, the
                                             Notes are redeemable at any time at
                                             the option of the Issuers, in whole
                                             or in part, at the redemption
                                             prices set forth herein, plus
                                             accrued and unpaid interest and
                                             Liquidated Damages, if any, thereon
                                             to the date fixed for redemption.
                                             In addition, at any time prior to
                                             January 15, 2001, the Issuers may
                                             redeem up to 35% of the aggregate
                                             principal amount of the Notes
                                             originally issued at a redemption
                                             price of 110% of the principal
                                             amount thereof, plus accrued and
                                             unpaid interest and Liquidated
                                             Damages, if any, thereon to the
                                             date fixed for redemption, with the
                                             net cash proceeds of one or more
                                             public offerings of Capital Stock
                                             of the Company (other than
                                             Disqualified Stock), provided that
                                             at least 65% of the aggregate
                                             principal amount of the Notes
                                             originally issued remains
                                             outstanding immediately after the
                                             occurrence of each such redemption.
                                             At any time prior to January 15,
                                             2003, the Issuers may, at their
                                             option, redeem the Notes, in whole
                                             or in part, at a redemption price
                                             equal to 100% of the principal
                                             amount thereof, plus the applicable
                                             Make-Whole Premium.

Change of Control ........................   In the event of a Change of

                                             Control, the Issuers are required
                                             to make an offer to each holder of
                                             the Notes to repurchase all or any
                                             part of such holder's Notes at a
                                             repurchase price equal to 101% of
                                             the principal amount thereof plus
                                             accrued and unpaid interest and
                                             Liquidated Damages, if any, thereon
                                             to the date fixed for repurchase.

Certain Covenants ........................   The indenture pursuant to which the
                                             Notes have been issued (the
                                             "Indenture") contains certain
                                             covenants that, among other things,
                                             will limit the ability of the
                                             Issuers and the Company's
                                             Restricted Subsidiaries to sell
                                             assets; pay dividends, repurchase
                                             Equity Interests (as defined) or
                                             make other Restricted Payments (as
                                             defined); incur additional
                                             Indebtedness (as defined); create
                                             Liens (as defined); enter into
                                             transactions with Affiliates (as
                                             defined); enter into certain
                                             mergers and consolidations; and
                                             enter into sale and leaseback
                                             transactions. See "Description of
                                             Notes--Certain Covenants."

                                  Risk Factors

     Prospective purchasers of the Notes should carefully consider the matters set forth under "Risk Factors" and as well as the other information, historical financial statements and data and the pro forma financial data included in this Prospectus prior to making the Exchange Offer.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth (i) summary historical consolidated financial data of the Company for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997,
(ii) summary pro forma consolidated financial data of the Company for the year ended December 31, 1996 and the nine and twelve months ended September 30, 1997, which give effect to the Transactions as if they had occurred on January 1, 1996, and (iii) summary historical balance sheet data of the Company and as adjusted to give effect to the acquisition of the net assets of Pro-Mix, the Real Estate Transaction and the Initial Offering and the application of net proceeds therefrom as if such transactions had occurred on September 30, 1997. The summary historical consolidated financial data for each of the three years in the period ended December 31, 1996 were derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus together with the report thereon of Ernst & Young LLP, independent auditors. The summary historical consolidated financial data for the nine months ended September 30, 1996 and as of and for the nine months ended September 30, 1997 were derived from unaudited consolidated financial statements of the Company, which, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary for the fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year. The pro forma financial data and the as adjusted balance sheet data are provided for informational purposes only, are unaudited and are not necessarily indicative of future results or what the operating results or financial condition of the Company would have been had the Transactions actually been consummated on the dates assumed. The following table should be read in conjunction with "Capitalization," "Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto of the Company and Bash included elsewhere in this Prospectus.

                                                                                                          Pro Forma
                                           -----------------------------------------------  ----------------------------------------
                                                                                                          Nine Months  Twelve Months
                                                     Year Ended          Nine Months Ended   Year Ended    Ended          Ended
                                                    December 31,           September 30,    December 31, September 30, September 30,
                                           ---------------------------  ------------------  ------------ ------------- -------------
                                             1994      1995    1996(1)  1996(1)   1997(2)       1996        1997           1997
                                             ----      ----    -------  -------   -------       ----        ----           ----
                                                                             (Dollars in thousands)
Statement of Operations Data:
Revenues ................................. $31,040   $39,388   $62,506  $43,445   $69,831     $106,698     $100,374      $131,517
Direct production costs ..................  22,250    24,424    41,230   28,583    50,952       62,008       64,802        80,596
Depreciation expense .....................     770     3,342     3,920    2,859     4,061        8,245        6,769         9,003
                                           -------   -------   -------  -------   -------     --------     --------      --------
Gross profit .............................   8,020    11,622    17,356   12,003    14,818       36,445       28,803        41,918
Selling general and administrative
    expenses .............................   4,813     5,794     8,676    6,179    10,642       22,114       19,183        27,662
Other depreciation and amortization ......     461       445       715      459     1,373        1,909        2,015         2,574
Non-recurring compensation expense(3) ....      --        --        --       --     2,000           --           --            --
                                           -------   -------   -------  -------   -------     --------     --------      --------
Operating profit .........................   2,746     5,383     7,965    5,365       803       12,422        7,605        11,682
Loss on impairment of assets(4) ..........      --        --       495       --        --           --           --            --
Interest expense .........................     279       632     1,292      941     2,322       12,392        9,265        12,361
Interest (income) ........................     (74)     (268)     (128)     (99)      (76)        (159)         (89)         (118)
                                           -------   -------   -------  -------   -------     --------     --------      --------
Income  (loss)  before  income  taxes
  and extraordinary item .................   2,541     5,019     6,306    4,523    (1,443)          189     (1,571)         (561)
Provision for income taxes ...............      28       122       206      186       298          311          343           440
                                           -------   -------   -------  -------   -------     --------     --------      --------
Income (loss) before extraordinary item ..   2,513     4,897     6,100    4,337    (1,741)        (122)      (1,914)       (1,001)
Extraordinary item(5) ....................      --        --        --       --      (614)          --           --            --
                                           -------   -------   -------  -------   -------     --------     --------      --------
Net income (loss) ........................  $2,513    $4,897    $6,100   $4,337   $(2,355)       $(122)     $(1,914)      $(1,001)
                                           =======   =======   =======  =======   =======     ========     ========      ========

Other Financial Data:
EBITDA(6) ................................  $3,977    $9,170   $12,600   $8,683    $8,237      $22,576      $16,389       $23,259
Ratio of earnings to fixed charges(7) ....    7.7x      6.6x      4.7x     4.5x        --           --           --            --
Pro forma ratio of EBITDA to interest
     expense .............................                                                        1.8x         1.8x          1.9x
Pro forma ratio of total debt to EBITDA ..                                                        4.5x           --          4.3x

                                                        As of September 30, 1997
                                                       -------------------------
                                                       Actual        As Adjusted
                                                       ------        -----------
                                                        (Dollars in thousands)
Balance Sheet Data:
Working capital .............................          $14,829        $ 39,355
Total assets ................................           88,400         114,456
Total debt ..................................           69,813         101,029
Members' equity .............................            8,499           4,208

----------
(1) The historical statement of operations data and other financial data for 1996 reflect the results of operations of Vanco and Cinema since they were acquired by the Company on January 18, 1996 and February 8, 1996, respectively.

(2) The historical statement of operations data and other financial data for the nine months ended September 30, 1997 reflect the results of operations of Thoughtful Designs, Design Dynamics and Bash since they were acquired by the Company on March 7, 1997, June 6, 1997 and August 14, 1997, respectively.

(3) Non-recurring compensation expense for the nine months ended September 30, 1997 reflects bonuses of $2.0 million paid to the two shareholders of Bash upon their execution of employment agreements with the Company.

(4) Loss on impairment of assets for the year ended December 31, 1996 reflects a writedown of $495,000 to the carrying value of the Company's former principal fabrication facility in Cornwall-on-Hudson, NY.

(5) Extraordinary item for the nine months ended September 30, 1997 reflects the write-off of unamortized deferred financing costs of $614,000 related to the replacement of the Company's existing revolving credit facility with the Credit Facility on July 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(6) EBITDA is defined, in accordance with the definition of Consolidated EBITDA in the Indenture, as the sum of income before interest expense, income taxes, depreciation and amortization, certain non-recurring charges and certain non-cash charges ("EBITDA"). Non-recurring charges consist of $2.0 million of bonuses paid to the two shareholders of Bash during the nine months ended September 30, 1997. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense plus the portion of operating lease expense attributable to interest expense. Earnings were insufficient to cover fixed charges by approximately $1.4 million for the nine months ended September 30, 1997. The supplemental pro forma amounts give effect to the Transactions. Earnings were insufficient to cover fixed charges by approximately $66,000 for the year ended December 31, 1996 and $1.6 million and $648,000 for the nine and twelve months ended September 30, 1997, respectively, on a pro forma basis.

                                  RISK FACTORS

     Notes should carefully consider the following risk factors, as well as the other information contained in this Prospectus, in evaluating the Exchange Offer.

Substantial Leverage

     Following the Initial Offering, the Company will have consolidated indebtedness that is substantial in relation to its members' equity. As of September 30, 1997, after giving effect to the Transactions, the Company would have had total consolidated indebtedness of approximately $101 million and members' equity of $2.7 million. In addition, after consummation of the Initial Offering, the Company had $100 million of total commitments under the Amended Credit Facility, of which approximately $0.6 million would have been available as of September 30, 1997, after giving effect to the Transactions and the terms of the Amended Credit Facility. For the nine months ended September 30, 1997, after giving effect to the Transactions and the terms of the Amended Credit Facility, earnings were insufficient to cover fixed charges by approximately $1.6 million. The Company's leveraged financial position poses substantial consequences to holders of the New Notes, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on the New Notes, borrowings under the Amended Credit Facility and other indebtedness, (ii) the Company's leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and other general corporate purposes, including acquisitions, and (iii) the Company's leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations, or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on satisfactory terms, that they would enable the Company to continue to satisfy its capital requirements or that they would be permitted by the terms of existing or future debt agreements, including the Indenture and the Amended Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness--Amended Credit Facility."

Subordination of Notes

     The payment of principal of, premium, interest and on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt of the Issuers, including obligations under the Amended Credit Facility. As of September 30, 1997, after giving effect to the Transactions, the Issuers would have had approximately $1.0 million of consolidated Senior Debt outstanding. In addition, after consummation of the Initial Offering, the Company had $100 million of total commitments under the Amended Credit Facility, of which approximately $0.6 million would have been available as of September 30, 1997, after giving effect to the Transactions and the terms of the Amended Credit Facility. Similarly, the payment of amounts due under the Subsidiary Guarantees will be subordinated to the prior payment in full of all existing and future Guarantor Senior Debt (as defined), including all amounts owing pursuant to the Guarantors' guarantees of amounts outstanding under the Credit Facility. The Indenture limits, but does not prohibit, the ability of the Issuers and the Guarantors to incur additional indebtedness that may constitute Senior Debt or Guarantor Senior Debt. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of either of the Issuers or any of the Guarantors, the assets of such Issuer or such Guarantor will be available to pay obligations under the Notes or the Subsidiary Guarantee of such Guarantor, as the case may be, only after all Senior Debt or Guarantor Senior Debt, as applicable, has been paid in full, and there can be no assurance that there will be sufficient assets to pay the amounts due on any or all of the Notes or the Subsidiary Guarantees, as the case may be, then outstanding. In addition, under certain circumstances, the Issuers may be prohibited by the Indenture from paying amounts due in respect of the Notes, or from purchasing, redeeming or otherwise acquiring Notes, if a payment or non-payment default exists with respect to certain Senior Debt. See "Description of Notes--Subordination" and "--Subsidiary Guarantees" and "Description of Other Indebtedness--Amended Credit Facility."

Risks Related to Company's Growth and Acquisitions

     The Company's growth, both internally and through acquisitions, and related changes in the Company's operations place significant demands on the Company's management, administrative, operational and financial resources. The Company is in the process of installing an expanded financial reporting system, which the Company believes will not be fully implemented throughout its operations until the end of 1998. There can be no assurance that the Company's systems, procedures, controls or financial resources will be adequate to support the Company's operations or that management will be able to sustain such growth. In addition, the Company's continued growth will depend in part upon its ability to successfully identify and acquire complementary businesses and successfully integrate them into the Company's operations. No assurance can be given that the Company will be able to identify complementary businesses that meet its investment criteria. Any such acquisition will also involve potential risks, including an increase in the Company's indebtedness, the inability to integrate the operations of the acquired business or to consolidate systems, facilities and employees, excessive expenses incurred in connection with the acquisition, diversion of management's attention from other business concerns and potential loss of key employees from the acquired business. The Company's failure to manage growth effectively or successfully integrate acquired businesses would have a material adverse effect on the Company's business, results of operations and financial condition.

Risks Associated with Stage Command System(R)

     In the live theater market segment, the Company's Stage Command System(R) generally is rented pursuant to run-of-show contracts. As shows close, the Company seeks to replace lost rental revenues with new shows. Failure to replace such revenues, whether resulting from a reduction in the use of motion and show control systems in live theater or from the Company's loss of market share for motion and show control systems, could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks Associated with Large Projects

     The Company's largest single source of revenues in each of 1996 and the nine months ended September 30, 1997 has been a large project for the themed entertainment market. For the year ended December 31, 1996, Marnell Corrao Associates, the general contractor for Masquerade in the Sky(TM) at the Rio Suite Hotel & Casino(R) in Las Vegas, accounted for approximately 10.0% of the Company's pro forma revenues. For the nine months ended September 30, 1997, Paramount Pictures, the owner and producer of Star Trek, The Experience(SM), represented approximately 11.4% of the Company's pro forma revenues. The gross profit margins associated with themed entertainment projects are generally significantly lower than those associated with live entertainment and corporate events projects. In addition, historically, some of these projects have been unprofitable. Continued involvement in unprofitable projects in the themed entertainment market could inhibit the Company's ability to increase gross profit margins and impact its interest in pursuing growth in the themed entertainment market.

Dependence on Key Personnel

     The success of the Company depends in large part upon the abilities and continued service of its executive officers and other key employees, particularly, Jeremiah J. Harris, Chairman of the Board and Chief Executive Officer. In addition, during 1997, the Company hired several senior executives including a Chief Operating and Financial Officer, a senior vice president responsible for business affairs and a senior vice president responsible for sales and marketing. Because the Company's management team has been assembled recently, there can be no assurance that the team will be able to work together effectively to manage the Company's operations and to implement the Company's business strategy. Each of the Company's senior executives has an employment agreement with the Company. There can be no assurance that the Company will be able to retain the services of such officers and employees. The failure of the Company to retain the services of Mr. Harris and other key personnel could have a material adverse effect on the Company's business, results of operations and financial condition.

Controlling Equityholder

     Jeremiah J. Harris, the Company's Chairman and Chief Executive Officer, is the sole manager of the Company pursuant to its Operating Agreement (as defined) and indirectly controls approximately 96.2% of the voting interests of the Company. Accordingly, Mr. Harris has the ability to control the business and affairs of the Company. In addition, the interest of Mr. Harris may be adverse to the holders of the Notes. See "Principal Unitholders."


Risks of Technological Changes and Competing Products

     The Company's past success has depended, in part, on its ability to develop and enhance technology such as its Stage Command System and to introduce new products to meet changing client requirements. There can be no assurance that the Company will continue to develop such new technology or products. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies uncompetitive or obsolete. A loss of the Company's market share for motion and show control systems through the introduction of competing products or other factors could have a material adverse effect on the Company's business, results of operations and financial condition.

Accounts Receivable

     Due to the longer-term and project nature of certain parts of its business, as well as the Company's business and industry practices, the Company has periodically had past due accounts receivable. As of September 30, 1997, the Company had $14.1 million of total accounts receivable of which approximately $4.1 million was 90 days past due. Approximately one half of the 90 days past due receivables is related to a project for one of the Company's largest customers. While the Company believes that its credit and collection policies and allowances for doubtful accounts receivable are adequate, there can be no assurance in this regard. The Company reviews its allowances for doubtful accounts receivable on an ongoing basis and may increase such allowances from time to time. As of September 30, 1997, the Company's allowance for doubtful accounts receivable totaled approximately $647,000.

Reliance on Key Suppliers

     The Company relies on certain suppliers for important components of its products, in particular, components of the hardware of its Stage Command System(R). The Company generally purchases these components pursuant to purchase orders and has no guaranteed supply contracts. Although the Company believes that its relationships with its suppliers are good and that there are alternative sources of supply available, major delivery delays or termination of the Company's relationship with any supplier of such components could have a material adverse effect on the Company's business, results of operations and financial condition.

Product Liability or Personal Injury Claims

     The Company faces an inherent business risk of exposure to product liability or personal injury claims in the event that its products and services are alleged to have resulted in injury or other adverse effects. The Company currently maintains insurance coverage but there can be no assurance that the Company will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage. Any successful claims which, individually or in the aggregate, exceed the Company's insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition.

Competition


     The markets for the Company's services are highly competitive and fragmented. The competitors for the Company's products and services include primarily small local or regional firms and several large national firms, some of which may have greater financial, management and marketing resources than the Company. In the corporate events market, the Company also competes with the in-house communications departments of existing and potential clients. The primary competitive factors vary by market but include technological capability, range of products and services, price, reputation, reliability, responsiveness to client needs and geographic proximity to the client. The failure of the Company to compete effectively with respect to any of these factors could have a material adverse effect on the Company's business, results of operations and financial condition.

Change of Control

     The Indenture will provide that, in the event of a Change of Control, the Issuers will be required to make an offer to each holder of Notes to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have the financial resources necessary to repurchase all Notes tendered pursuant to such an offer or would be permitted by the Amended Credit Facility or its other debt agreements to repurchase the New Notes. In the event that a Change of Control occurs at a time when the Issuers are prohibited from repurchasing Notes, the Issuers' failure to make a Change of Control Offer (as defined) would constitute a default under the Indenture. In such circumstances, the subordination provisions of the Indenture would also likely restrict payments to the holders of New Notes. See "Description of Notes--Subordination", "--Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness-- Amended Credit Facility."

Absence of Public Market; Restrictions on Resale

     The New Notes are a new issue of securities for which there is currently no established market and may not be widely distributed. There can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of the holders of New Notes to sell their securities or (iii) the price at which the holders of New Notes would be able to sell their securities. The Issuers do not intend to apply for listing of the Notes on any national securities exchange or on the NASDAQ System; however, it is expected that application will be made to have the Notes designated for trading in the PORTAL market. The Initial Purchasers are not obligated, however, to make a market in such securities, and any such market-making may be discontinued have advised the Issuers that they currently intend to make a market in the New Notes; however, the Initial Purchasers at any time at the sole discretion of the Initial Purchasers and without notice. In addition, such market making activity may be limited during the Exchange Offer and the pendency of any Shelf Registration. See "Description of Notes--Registration Rights; Liquidated Damages." Therefore, there can be no assurance that an active market for New Notes will develop or, if such a market develops, that it will continue.

     See "Description of Notes--Registration Rights; Liquidated Damages."

Restrictions on Exchange Offer

     Issuance of New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Exchange Agent and the Company are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution."

Consequences of Failure to Exchange

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. Generally, the rights of holders of Old Notes under the Registration Agreement would also terminate with respect to Old Notes which are not exchanged for New Notes in the Exchange Offer.

Fraudulent Conveyance

     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state and federal fraudulent transfer or conveyance law, if the Issuers, at the time they issued the Notes, or any Guarantor, at the time it entered into its Subsidiary Guarantee of the Notes, (a) incurred such obligation with intent to hinder, delay or defraud creditors or (b) received less than reasonably equivalent value or fair consideration in connection with such incurrence and (i) was insolvent at the time of the incurrence, (ii) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (iii) was engaged or was about to engage in a business or transaction for which the assets remaining with the Issuers or such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Notes or such Subsidiary Guarantee, as the case may be, or, in the alternative, subordinate the Notes or such guarantee to existing and future indebtedness of the Issuers or such Guarantor, as the case may be. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Issuers or a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matures.

     The Company believes that, for purposes of the United States Bankruptcy Code and other federal and state fraudulent transfer or conveyance laws, (a) the Notes and the Subsidiary Guarantees are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith,
(b) the Issuers and the Guarantors will receive reasonably equivalent value or fair consideration and (c) the Issuers and the Guarantors, after the issuance of the Notes and the application of the proceeds thereof, will be solvent, will have sufficient capital for carrying on their business and will be able to pay their debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with the Company's belief.

Forward Looking Statements

     This Prospectus contains certain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or the markets that it serves to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include the timing, costs and scope of any acquisition, the revenue and profitability levels of any entity acquired by the Company, the Company's ability to integrate the systems, facilities and employees of any acquired company into the Company's operations, technological advances in the industry and other matters contained herein in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus including, without limitation, under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information.

                                   THE COMPANY

Background

     The Company, a Delaware limited liability company formed in August 1995, is the successor to the theatrical production management, scenery construction and installation and motion control systems businesses founded by Jeremiah J. Harris, the Company's Chairman and Chief Executive Officer, in 1984.

     The Company has experienced significant growth in revenues and EBITDA in recent years as it has applied its technical and creative expertise in the live entertainment market to the corporate events and themed entertainment markets. In addition, since January 1996, the Company has completed six acquisitions, which have expanded the Company's product and service offering, diversified its client base and substantially increased its revenues.

     The Company's principal executive offices are located at 539 Temple Hill Road, New Windsor, New York 12553, and its phone number is (914) 567-5700.

Recent Acquisitions

     On January 2, 1998, the Company acquired substantially all of the assets and assumed certain liabilities of Pro-Mix, which provides sound equipment and acoustical and sound design consulting services primarily to the live theater market segment through its offices located in the New York metropolitan area and Orlando. The assets to be acquired include three distribution and sales offices, inventory, customer lists and tradenames. The purchase price was approximately $9.8 million, including a $1.5 million contingent payment based primarily upon earnings and the issuance of 79,179 of the Company's Preferred Units with an agreed value of $1.5 million. Two principal shareholders of Pro-Mix entered into employment agreements with the Company. See "Pro Forma Consolidated Financial Data."

     In August 1997, the Company acquired substantially all of the assets and assumed certain liabilities of five companies operating under the name of Bash. Prior to its acquisition by the Company, Bash was one of the largest suppliers of theatrical lighting systems and related products in the United States through its offices located in the New York metropolitan area, Las Vegas, Orlando and Baltimore. The assets acquired included four distribution centers and sales offices, inventory, customer lists and tradenames. The purchase price for Bash was $20.0 million, subject to adjustment. In addition, the two shareholders of Bash were each paid a bonus of $1.0 million upon execution of an employment agreement with the Company. See "Pro Forma Consolidated Financial Data" and the audited financial statements of Bash and the notes thereto included elsewhere in this Prospectus.

     In June 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Design Dynamics, located in Denver, which specializes in fabricating trade show exhibits. Design Dynamics enabled the Company to further penetrate the trade show market and cross-sell its products and services to Design Dynamics" existing clients. The assets acquired included a fabrication and distribution center, inventory, customer lists and tradenames.

The purchase price was $4.0 million. See "Pro Forma Consolidated Financial
Data."

     In March 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Thoughtful Designs, located in Las Vegas, which provides technology design and show control systems. The purchase price was $200,000.

     In February 1996, the Company acquired substantially all of the assets, excluding cash and accounts receivable, and assumed certain liabilities of Cinema, located in Las Vegas, which established the Company's theatrical lighting capabilities in the large gaming and corporate events markets in Las Vegas. The assets acquired included a distribution center, inventory, customer lists and tradenames. The purchase price was $2.3 million, including a $500,000 contingent, non-interest bearing promissory note.

     In January 1996, the Company acquired substantially all of the assets and assumed certain liabilities of Vanco, located in Orlando, which established the Company's theatrical lighting capabilities in the large theme park and convention markets in Orlando. The assets acquired included a distribution center, inventory, customer lists and tradenames. The purchase price was $1.0 million, including a $700,000, ten-year contingent promissory note bearing interest at 9.5%, the principal amount of which was subsequently adjusted to $468,000 as a result of certain closing adjustments.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Agreement does not purport to be complete and reference is made to the provisions of the Registration Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available upon request to the Trustee.

Purpose and Effect

     The Old Notes were sold by the Issuers to the Initial Purchasers on December 24, 1997. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Issuer, the Guarantors and the Initial Purchasers entered into the Registration Agreement, pursuant to which the Issuers agreed, with respect to the Old Notes and subject to the Issuers' determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to February 22, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, and, (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to May 23, 1998, and (b) to consummate the Exchange Offer on or prior to June 22, 1998. The Company will keep the Exchange Offer open for a period of not less than 20 days (or longer if required by applicable law) after the date the notice of the Exchange Offer is mailed to the holders of the Old Notes. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Agreement.

Consequences of Failure to Exchange Old Notes

     Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects not to participate in the Exchange Offer.

Terms of the Exchange Offer

     The Issuers and the Guarantors hereby offer, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $100 million aggregate principal amount of New Notes for up to $100 million aggregate principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date] The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Agreement. See "The Exchange Offer -- Conditions of the Exchange Offer."

     As of the date of this Prospectus, $100 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders the Old Notes entitled to participate in the Exchange Offer. The Issuers believe that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Issuers or the Guarantors.

     The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Issuers.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

Expiration Date; Extensions; Amendments

     The Expiration Date shall be ________, 1998 at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modifications of the Exchange Offer, including but not limited to extension of the period during which the Exchange Offer is open, may require that at least five business days remain in the Exchange Offer. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Conditions of the Exchange Offer

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part.

Termination of Certain Rights

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined below), holders of Old Notes are entitled to receive Liquidated Damages of 0.5% per annum of the principal amount of the Old Notes during the first 90 days of a Registration Default, increasing by an additional 0.5% per annum for each additional 90 day period of a Registration Default (up to a maximum of 2.0% per annum). A "Registration Default" with respect to the Exchange Offer shall occur if: (i) any of the Registration Statements required by the Registration Rights Agreement is not filed with the Commission on or prior to the date specified for such filing in the Registration Rights Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.

Accrued Interest

     The New Notes will bear interest at a rate equal to 11.50% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the last date on which interest was paid on the Old Notes, or if no interest had been paid on such Old Notes, from the date of their original issue, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 11.50% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of Notes -- Exchange Offer; Registration Rights."

Procedures For Tendering Old Notes

     The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent, provided that the book-entry transfer procedure is made in accordance with DTC's ATOP (as defined) procedures for transfer and such procedures are complied with prior to 5:00 p.m., New York City time, on the Expiration Date.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system, prior to 5:00 p.m., New York City time, on the Expiration Date, in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent by an "Agent's Message." To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the participant's acknowledgement of its receipt of and agreement to be bound by the Letter of Transmittal for such Old Notes.


     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Issuers' acceptance of which might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Issuers shall determine. The Issuers will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Issuers, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Issuers that, among other things, (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers or Guarantors except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes to 5:00 p.m., New York City time, on the Expiration Date. DTC participants may also submit the Notice of Guaranteed Delivery through ATOP.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Issuers will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Issuers have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Issuers reserve the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

     Tenders of the Old Notes may be withdrawn by delivery of a written notice (or for DTC participants, transmission of a notice through ATOP) to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such

Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

The Exchange Agent; Assistance

     First Union National Bank is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                         By Hand, or Overnight Courier:

                            First Union National Bank
                           1525 West W.T. Harris Blvd.
                               Charlotte, NC 28288
                        Attn: Corporate Trust Operations

              Facsimile Transmissions (Eligible Institutions Only):
                                 (704) 590-7628
                To confirm by telephone or for information call:
                                 (704) 590-7408

Fees and Expenses

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Agreement will be borne by the Issuers and the Guarantors, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws); (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Issuers and the Guarantors; (v) fees and disbursements of independent certified public accountants; and (vi) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system.


     Neither the Issuers nor the Guarantors have retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

Resales of the New Notes

     Based on the position of the staff of the Commission as set forth in certain interpretive letters issued to third parties in other transactions, the Issuers believe that the New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Issuers for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Issuers or the Guarantors within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. However, the Company has not sought its own interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. The Company and holders of Old Notes are not entitled to rely on interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. The Company and holders of Old Notes are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1989), or interpreted in the Commission's letter to Shearman and Sterling (available July 2, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Issuers and the Guarantors within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of use, notice and the availability of current public information regarding the Issuers and the Guarantors. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                 USE OF PROCEEDS

     There will be no cash proceeds payable to the Company from the issuance of the New Notes pursuant to the Exchange Offer. The Company is conducting the Exchange Offer to satisfy certain of its obligations under the Registration Rights Agreement executed in connection with the issuance of the Old Notes. The proceeds from the issuance of the Old Notes ($96.3 million) were used to (i) repay indebtedness under the Credit Facility (approximately $68.3 million as of November 30, 1997) and (ii) fund $8.3 million of the purchase price for the acquisition of the net assets of Pro-Mix. The balance of approximately $19.7 million is being used to fund working capital requirements and other general corporate purposes, which may include, subject to satisfaction of certain conditions, a distribution to the Company's members. See "Description of Notes--Certain Covenants--Restricted Payments."

     The Company regularly reviews the operations of potential acquisition targets and is currently in various stages of evaluating numerous possible acquisitions, primarily in the lighting and trade show exhibit businesses certain of which, if consummated, could be material. See "Risk Factors--Risks Related to Company's Growth and Acquisitions" and "The Company--Recent and Proposed Acquisitions."

     In connection with the Initial Offering, the Company entered into an amendment to the outstanding credit agreement (the "Credit Facility"), dated as of July 31, 1997, with The Bank of New York, as agent, and the lenders referred to therein (as amended, the "Amended Credit Facility"). At September 30, 1997, the amounts outstanding under the Credit Facility bore interest at an average effective rate of 7.6%. The borrowings outstanding under the Credit Facility were incurred to refinance then existing indebtedness, finance acquisitions, purchase land for a new facility in Las Vegas and fund working capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness--Amended Credit Facility."

                                 CAPITALIZATION

     The following table sets forth the actual cash and cash equivalents and capitalization of the Company at September 30, 1997 and as adjusted to give effect to the acquisition of the net assets of Pro-Mix, the Real Estate Transaction and the Initial Offering and the application of net proceeds therefrom. This table should be read in conjunction with "Use of Proceeds," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                           September 30, 1997
                                                        ------------------------
                                                         Actual     As Adjusted
                                                            (In thousands)
Cash and cash equivalents ...........................   $ 5,186      $ 28,329(1)
                                                        =======      ========

Long-term debt, including current maturities:
 Credit Facility ....................................   $65,100      $     --(2)
 Amended Credit Facility ............................        --            --(3)
 11 1/2% Senior Subordinated Notes due 2008 .........        --       100,000
 Other long-term debt(4) ............................     4,713         1,029
                                                        -------      --------
   Total long-term debt, including current maturities    69,813       101,029
Members' equity .....................................     8,499         4,208(5)
                                                        -------      --------

   Total capitalization .............................   $78,312      $105,237
                                                        =======      ========

(1) Subsequent to September 30, 1997, the Company borrowed an additional $3.2 million of indebtedness under the Credit Facility and repaid such indebtedness with cash generated from the net proceeds of the Initial Offering. See "Pro Forma Consolidated Financial Data--Pro Forma Consolidated Balance Sheet."

(2) At September 30, 1997, the Company had $65.1 million of indebtedness under the Credit Facility and subsequently borrowed an additional $3.2 million under the Credit Facility. The net proceeds from the Initial Offering were used to repay all outstanding indebtedness.

(3) Upon consummation of the Initial Offering, the Company had $100 million of total commitments under the Amended Credit Facility, of which approximately $0.6 million would have been available as of September 30, 1997, after giving effect to the Transactions and the terms of the Amended Credit Facility. See "Description of the Other Indebtedness--Amended Credit Facility."

(4) Other long-term debt includes $3.9 million of mortgage debt and a $400,000 note payable incurred in connection with the acquisition of the net assets of Vanco. In connection with the Real Estate Transaction, the Company's mortgage debt will be reduced by $3.7 million. See "Certain Transactions" and Note 6 to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

(5) Members' equity as adjusted reflects the Real Estate Transaction (net book value, net of related mortgages, of $5.8 million) and the issuance of Preferred Units with an agreed value of $1.5 million in connection with the Company's acquisition of the net assets of Pro-Mix.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data for the Company as of and for each of the five years in the period ended December 31, 1996 and as of and for the nine months ended September 30, 1996 and 1997. The selected historical consolidated financial data as of and for each of the three years in the period ended December 31, 1996 were derived from the consolidated financial statements of the Company, which have been audited by Ernst & Young LLP, independent auditors, and are included elsewhere in this Prospectus. The selected historical consolidated financial data as of and for the years ended December 31, 1992 and 1993 were derived from audited consolidated financial statements of the Company that are not included herein. The selected historical consolidated financial data as of and for the nine months ended September 30, 1996 and 1997 are unaudited, but have been prepared on the same basis as the audited consolidated financial statements, which, in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                      Year Ended December 31,                   Nine Months Ended
                                                                                                                   September 30,
                                                   ---------------------------------------------------------------------------------
                                                     1992        1993        1994        1995       1996(1)     1996(1)     1997(2)
                                                   --------    --------    --------    --------    --------    --------    --------
                                                                                 (Dollars in thousands)
Statement of Operations Data:
Revenues .......................................   $ 14,897    $ 25,726    $ 31,040    $ 39,388    $ 62,506    $ 43,445    $ 69,831
Direct production costs ........................     10,003      19,131      22,250      24,424      41,230      28,583      50,952
Depreciation expense ...........................      1,031       1,410         770       3,342       3,920       2,859       4,061
                                                   --------    --------    --------    --------    --------    --------    --------
Gross profit ...................................      3,863       5,185       8,020      11,622      17,356      12,003      14,818
Selling, general and administrative expenses ...      3,403       3,018       4,813       5,794       8,676       6,179      10,642
Other depreciation and amortization ............        358         420         461         445         715         459       1,373
Non-recurring compensation expense(3) ..........         --          --          --          --          --          --       2,000
                                                   --------    --------    --------    --------    --------    --------    --------
Operating profit ...............................        102       1,747       2,746       5,383       7,965       5,365         803
Loss on impairment of assets(4) ................         --          --          --          --         495          --          --
Interest expense ...............................        103         103         279         632       1,292         941       2,322
Interest (income) ..............................        (43)        (15)        (74)       (268)       (128)        (99)        (76)
                                                   --------    --------    --------    --------    --------    --------    --------
Income (loss) before income taxes
   and extraordinary item ......................         42       1,659       2,541       5,019       6,306       4,523      (1,443)
Provision for income taxes .....................          6          50          28         122         206         186         298
                                                   --------    --------    --------    --------    --------    --------    --------

Income (loss) before
   extraordinary item ..........................         36       1,609       2,513       4,897       6,100       4,337      (1,741)
Extraordinary item(5) ..........................         --          --          --          --          --          --        (614)
                                                   --------    --------    --------    --------    --------    --------    --------
Net income (loss) ..............................   $     36    $  1,609    $  2,513    $  4,897    $  6,100    $  4,337    $ (2,355)
                                                   ========    ========    ========    ========    ========    ========    ========
Cash Flow Data:
Net cash provided by (used in) operating
   activities ..................................   $   (241)   $    603    $  3,852    $  8,974    $  6,184    $  5,080    $   (470)
Net cash used in investing activities ..........       (665)       (308)     (5,641)     (9,862)    (20,302)    (16,533)    (34,379)
Net cash provided by (used in) financing
   activities ..................................      2,454         283       2,692        (651)     15,098      10,444      37,025

Other Financial Data:
EBITDA(6) ......................................   $  1,491    $  3,577    $  3,977    $  9,170    $ 12,600    $  8,683    $  8,237
Capital expenditures ...........................      3,332       2,767       5,467       9,621      17,456      14,059       8,664
Ratio of earnings to fixed charges(7) ..........       1.4x       17.1x        7.7x        6.6x        4.7x        4.5x          --

Balance Sheet Data (at period end):
Working capital (deficiency) ...................   $ (1,274)   $   (260)   $    418    $ (3,164)   $   (867)   $    830    $ 14,829
Total assets ...................................     11,130      12,495      20,222      24,876      51,995      45,161      88,400
Total debt .....................................      2,655       2,938       7,096       7,379      27,001      22,206      69,813
Members' equity ................................      3,879       5,488       8,146      11,908      14,398      12,635       8,499

        See accompanying notes to Selected Consolidated Financial Data

                  NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(1) The statement of operations data, cash flow data and other financial data for 1996 reflect the results of operations of Vanco and Cinema since they were acquired by the Company on January 18, 1996 and February 8, 1996, respectively.

(2) The statement of operations data, cash flow data and other financial data for the nine months ended September 30, 1997 reflect the results of operations of Thoughtful Designs, Design Dynamics and Bash since they were acquired by the Company on March 7, 1997, June 6, 1997 and August 15, 1997, respectively.

(3) Non-recurring compensation expense for the nine months ended September 30, 1997 reflects bonuses of $2.0 million paid to the two shareholders of Bash upon their execution of employment agreements with the Company.

(4) Loss on impairment of assets for the year ended December 31, 1996 reflects a writedown of $495,000 of the carrying value of the Company's former principal fabrication facility in Cornwall-on-Hudson, NY.

(5) Extraordinary item for the nine months ended September 30, 1997 reflects the write-off of unamortized deferred financing costs of $614,000 related to the replacement of the Company's existing credit facility with the Credit Facility on July 31, 1997. See "Management's Discussion and Analysis

     of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(6) EBITDA is defined, in accordance with the definition of Consolidated EBITDA in the Indenture, as the sum of income before interest expense, income taxes, depreciation and amortization, certain non-recurring charges and certain non-cash charges. Non-recurring charges consist of $2.0 million of bonuses paid to the two shareholders of Bash. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest and related expenses and an estimated portion of rentals representing interest costs. Earnings were insufficient to cover fixed charges by approximately $1.4 million for the nine months ended September 30, 1997.

                PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)

     The following pro forma consolidated financial data have been derived by the application of pro forma adjustments to the historical consolidated financial statements of (i) the Company for the year ended December 31, 1996 and as of September 30, 1997 and for the nine and twelve months then ended, (ii) Design Dynamics for the year ended December 31, 1996 and for the period from January 1, 1997 through June 5, 1997, (iii) Bash for the year ended December 31, 1996 and for the period from January 1, 1997 through August 15, 1997 and (iv) Pro-Mix for the year ended December 31, 1996 and as of September 30, 1997 and for the nine and twelve months then ended. The pro forma consolidated financial data presented below give effect to (x) the Transactions, in the case of the Pro Forma Consolidated Statement of Operations and Other Financial Data as if they had occurred at the beginning of the respective periods, and (y) the acquisition of the net assets of Pro-Mix, the Real Estate Transaction and the Initial Offering and the application of net proceeds therefrom, in the case of the Pro Forma Consolidated Balance Sheet as if they had occurred at September 30, 1997. The adjustments relating to the Transactions are described in the accompanying notes.

     The acquisition of the net assets of Design Dynamics has been reflected in the Pro Forma Consolidated Statements of Operations Data using information derived from its unaudited historical financial statements for the period prior to its acquisition on June 6, 1997. The acquisition of the net assets of Bash has been reflected in the Pro Forma Consolidated Statement of Operations Data using information derived from its audited and unaudited historical financial statements for the periods ended December 31, 1996 and June 30, 1997 and included elsewhere in this Prospectus. All of the Acquisitions, including the acquisition of the net assets of Pro-Mix have been reflected in the Pro Forma Consolidated Financial Data using the purchase method of accounting. The total purchase price for the acquisition of the net assets of Pro-Mix has been allocated to the assets and liabilities acquired based upon their fair value at the closing. In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made.

     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data presented below should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the dates assumed and do not purport to indicate results of operations as of any future date or for any future period. The pro forma consolidated financial data presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto of the Company and Bash included elsewhere in this Prospectus.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     AND OTHER FINANCIAL DATA (UNAUDITED)

                     For the Year Ended December 31, 1996

                                                                                                         Adjustments
                                                                    Design                                 for the         Company
                                                       Company     Dynamics       Bash        Pro-Mix   Transactions      Pro Forma
                                                      ---------    ---------    ---------    ---------  -------------     ---------
                                                                                (Dollars in Thousands)
Statement of Operations Data:
Revenues ..........................................   $  62,506    $   8,476    $  25,408    $  10,308           --       $ 106,698
Direct production costs ...........................      41,230        5,809       10,265        4,704           --          62,008
Depreciation expense ..............................       3,920           --        2,670        1,655           --           8,245
                                                      ---------    ---------    ---------    ---------    ---------       ---------
Gross profit ......................................      17,356        2,667       12,473        3,949           --          36,445
Selling, general and administrative expenses ......       8,676        2,969       10,932        3,118       (3,581)(a)      22,114
Other depreciation and amortization ...............         715           95          147           66          886(b)        1,909
                                                      ---------    ---------    ---------    ---------    ---------       ---------
Operating profit (loss) ...........................       7,965         (397)       1,394          765        2,695          12,422
Loss on impairment of assets ......................         495           --           --           --         (495)(c)          --
Interest expense ..................................       1,292            8          304          156       10,632(d)       12,392
Interest (income) .................................        (128)          (5)          (9)         (17)          --            (159)
                                                      ---------    ---------    ---------    ---------    ---------       ---------
Income (loss) before income taxes .................       6,306         (400)       1,099          626       (7,442)            189
Provision for income taxes ........................         206           --           99            6           --             311
                                                      ---------    ---------    ---------    ---------    ---------       ---------
Net income (loss) .................................   $   6,100    $    (400)   $   1,000    $     620    $  (7,442)      $    (122)
                                                      =========    =========    =========    =========    =========       =========
Other Financial Data:
EBITDA(e) .........................................                                                                       $  22,576
Supplemental pro forma ratio of earnings to
   fixed charges(f) ...............................                                                                              --
Ratio of EBITDA to interest expense ...............                                                                            1.8x
Ratio of total debt to EBITDA .....................                                                                            4.5x

          See accompanying notes to Pro Forma Consolidated Statement of
                      Operations and Other Financial Data

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     AND OTHER FINANCIAL DATA (UNAUDITED)

                 For the Nine Months Ended September 30, 1997

                                                            Design                                      Adjustments
                                                           Dynamics          Bash          Pro-Mix        for the       Company
                                               Company   1/1/97-6/5/97  1/1/97-8/14/97  1/1/97-9/30/97  Transactions   Pro Forma
                                              ---------  -------------  --------------  --------------  ------------   ---------
                                                                                (Dollars in Thousands)
Statement of Operations Data:
Revenues ...................................  $  69,831    $   3,024       $  19,997     $   7,522             --      $ 100,374
Direct production costs ....................     50,952        2,028           8,680         3,142             --         64,802
Depreciation expense .......................      4,061           --           1,296         1,412             --          6,769
                                              ---------    ---------       ---------     ---------      ---------      ---------
Gross profit ...............................     14,818          996          10,021         2,968             --         28,803
Selling, general and administrative
   expenses ................................     10,642          826           5,796         1,938            (19)(g)     19,183
Other depreciation and amortization ........      1,373           43             138            75            386 (h)      2,015
Non-recurring compensation expense .........      2,000           --              --            --         (2,000)(i)         --
                                              ---------    ---------       ---------     ---------      ---------      ---------
Operating profit ...........................        803          127           4,087           955          1,633          7,605
Interest expense ...........................      2,322           20             111           168          6,644(j)       9,265
Interest (income) ..........................        (76)          --              (6)           (7)            --            (89)
                                              ---------    ---------       ---------     ---------      ---------      ---------
Income (loss) before income taxes and
   extraordinary item ......................     (1,443)         107           3,982           794         (5,011)        (1,571)
Provision for income taxes .................        298           --              17            28             --            343
                                              ---------    ---------       ---------     ---------      ---------      ---------
Income (loss) before extraordinary item ....     (1,741)         107           3,965           766         (5,011)        (1,914)
Extraordinary item .........................       (614)          --              --            --            614(k)          --
                                              ---------    ---------       ---------     ---------      ---------      ---------
Net income (loss) ..........................  $  (2,355)   $     107       $   3,965     $     766         (4,397)     $  (1,914)
                                              =========    =========       =========     =========      =========      =========
Other Financial Data:
EBITDA(e) ..................................                                                                           $  16,389
Supplemental pro forma ratio of earnings to
   fixed charges(f) ........................                                                                                  --
Ratio of EBITDA to interest expense ........                                                                                1.8x

        See accompanying notes to Pro Forma Consolidated Statement of
                     Operations and Other Financial Data

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     AND OTHER FINANCIAL DATA (UNAUDITED)

                For the Twelve Months Ended September 30, 1997

                                                             Design
                                                            Dynamics         Bash           Pro-Mix       Adjustments
                                                           Historical      Historical      Historical       for the        Company
                                               Company   10/1/96-6/5/97  10/196-8/14/97  10/1/96-9/30/97  Transactions    Pro Forma
                                              ---------  --------------  --------------  ---------------  ------------    ---------
                                                                                (Dollars in Thousands)
Statement of Operations Data:
Revenues .................................    $  88,892    $   5,900      $  26,606       $  10,119        $      --      $ 131,517
Direct production costs ..................       63,599        4,056          8,721           4,220               --         80,596
Depreciation expense .....................        5,122           --          2,001           1,880               --          9,003
                                              ---------    ---------      ---------       ---------        ---------      ---------
Gross profit .............................       20,171        1,844         15,884           4,019                          41,918
Selling, general and administrative
   expenses ..............................       13,139        1,836         13,584           2,683           (3,580)(l)     27,662
Other depreciation and amortization ......        1,629           67            177              94              607(m)       2,574
Non-recurring compensation expense .......        2,000           --             --              --           (2,000)(i)         --
                                              ---------    ---------      ---------       ---------        ---------      ---------
Operating profit (loss) ..................        3,403          (59)         2,123           1,242            4,973         11,682
Loss on impairment of assets .............          495           --             --              --             (495)(c)         --
Interest expense .........................        2,673           20            198             218            9,252(n)      12,361
Interest (income) ........................         (105)          --             (6)             (7)              --           (118)
                                              ---------    ---------      ---------       ---------        ---------      ---------
Income (loss) before income taxes and
   extraordinary item ....................          340          (79)         1,931           1,031           (3,784)          (561)
Provision for income taxes ...............          318           --             94              28               --            440
                                              ---------    ---------      ---------       ---------        ---------      ---------
Income (loss) before extraordinary
   item ..................................          (22)         (79)         1,837           1,003           (3,784)        (1,001)
Extraordinary item .......................          614           --             --              --              614(k)          --
                                              ---------    ---------      ---------       ---------        ---------      ---------
Net income (loss) ........................    $    (592)   $     (79)     $   1,837       $   1,003        $  (3,170)     $  (1,001)
                                              =========    =========      =========       =========        =========      =========
Other Financial Data:
EBITDA(e) ................................                                                                                $  23,259
Supplemental pro forma ration of
   earnings to fixed charges(f) ..........                                                                                       --
Ratio of EBITDA to interest expense ......                                                                                     1.9x
Ratio of total debt to EBITDA ............                                                                                     4.3x

        See accompanying notes to Pro Forma Consolidated Statement of
                     Operations and Other Financial Data

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            AND OTHER FINANCIAL DATA

(a) Reflects the (i) reduction in certain executive compensation of $960,000, $2,853,000 and $418,000 from historical levels to amounts payable under employment contracts entered into in connection with the acquisition of the net assets of Design Dynamics, Bash and Pro-Mix, respectively and (ii) increase in rent expense of $650,000 in connection with the Real Estate Transaction.

(b) Reflects (i) increased goodwill amortization expense of $985,000 related to the acquisition of the net assets of Design Dynamics, Bash and Pro-Mix, which goodwill is amortized over 15 years and (ii) a decrease in depreciation expense of $99,000 related to the Real Estate Transaction.

(c) Reflects the elimination of the loss on impairment of assets related to transfer of the Company's Cornwall-on-Hudson, NY facility in connection with the Real Estate Transaction.

(d)  Reflects adjustments to interest expense as follows:


                                                                    (Dollars
                                                                   in thousands)
                                                                   -------------
Interest on the Notes ...........................................   $ 11,500
Elimination of interest expense on credit facility indebtedness..     (1,086)
Elimination of interest expense on mortgage debt ................       (152)
Amortization of deferred financing costs related to the
    Initial Offering ............................................        370
                                                                     --------
Total adjustments ...............................................    $ 10,632
                                                                     ========

(e) EBITDA is defined, in accordance with the definition of Consolidated EBITDA in the Indenture, as the sum of income before interest, income taxes, depreciation and amortization, certain non-recurring charges and certain non-cash charges. Non-recurring charges for the nine and twelve months ended September 30, 1997 consist of $2.0 million of bonuses paid to the two shareholders of Bash. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(f) The supplemental pro forma amounts give effect to the Transactions. Earnings were insufficient to cover fixed charges by approximately $66,000 for the year ended December 31, 1996 and $1.6 million and $648,000 for the nine and twelve months ended September 30,

     1997, respectively.

(g) Reflects the (i) reduction in certain executive compensation of $12,000 and $495,000 from historical levels to amounts payable under employment contracts entered into in connection with the acquisition of the net assets of Design Dynamics and Bash, respectively and (ii) increase in rent expense of $488,000 in connection with the Real Estate Transaction.

(h) Reflects (i) increased goodwill amortization expense of $576,000 related to the acquisitions of the net assets of Design Dynamics, Bash and Pro-Mix, which goodwill is amortized over 15 years and (ii) a decrease in depreciation expense of $190,000 related to the Real Estate Transaction.

(i) Reflects elimination of non-recurring compensation expense paid to the two shareholders of Bash upon their execution of employment agreements with the Company.

(j)  Reflects adjustment to interest expense as follows:

                                                                 (Dollars
                                                               in thousands)
                                                               -------------
Interest on the Notes .......................................  $ 8,625
Elimination of interest expense on credit facility
   indebtedness .............................................   (2,018)
Elimination of interest on mortgage debt ....................     (241)
Amortization of deferred financing costs related to the
    Initial Offering ....................................          278
                                                               -------
Total adjustments ...........................................  $ 6,644
                                                               =======


(k) Reflects elimination of the extraordinary loss on the refinancing of prior credit facility.

(l) Reflects the (i) reduction in certain executive compensation of $591,000, $3,221,000 and $418,000 from historical levels to amounts payable under employment contracts entered into in connection with the acquisition of the net assets of Design Dynamics, Bash and Pro-Mix, respectively and (ii) increase in rent expense of $650,000 in connection with the Real Estate Transaction.

(m) Reflects (i) increased goodwill amortization expenses of $822,000 related to the acquisitions of the net assets of Design Dynamics, Bash and Pro-Mix, which goodwill is amortized over 15 years and (ii) a decrease in depreciation expense of $215,000 related to the Real Estate Transaction.

(n)  Reflects adjustments to interest expense as follows:


                                                                  (Dollars
                                                                in thousands)
                                                                -------------
Interest on the Notes .........................................  $ 11,500
Elimination of interest expense on credit facility
   indebtedness ...............................................    (2,290)
Elimination of interest on mortgage debt ......................      (328)
Amortization of deferred financing costs related to the
   Initial Offering ...........................................       370
                                                                 --------
Total adjustments .............................................  $  9,252
                                                                 ========

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

                               September 30, 1997

                                                                                                 Adjustments
                                                                                                   for the
                                                                                               Acquisition of
                                                                                                 Pro-Mix, the
                                                                                                 Real Estate
                                                                                                 Transaction
                                                                                               and the Initial        Company
                                                                    Company       Pro-Mix         Offering           Pro Forma
                                                                   ---------      ---------    ---------------       ---------
                                                                                     (Dollars in thousands)
Assets
   Current assets:
   Cash and cash equivalents ................................      $   5,186      $     291      $  22,852(b)        $  28,329
   Accounts receivable, net .................................         14,064          1,056             --              15,120
   Inventories ..............................................          4,670             86             --               4,756
   Other current assets .....................................          1,802            202             --               2,004
                                                                   ---------      ---------      ---------           ---------
Total current assets ........................................         25,722          1,635         22,852              50,209

Property and equipment, net .................................         43,220          6,453         (9,475)  (c)        40,198
Goodwill, net ...............................................         14,800             --            859   (a)        15,659
Other assets ................................................          4,658             32          5,200(a)(b)         9,890
                                                                   ---------      ---------      ---------           ---------
Total assets ................................................      $  88,400      $   8,120      $  19,436           $ 115,956
                                                                   =========      =========      =========           =========
Liabilities and Members' Equity
   Current liabilities:
   Current portion of long-term debt ........................      $     805      $     984      $    (984)  (a)     $     135
                                                                                                      (670)  (c)
   Accounts payable and accrued expenses ....................          8,735            570             --               9,305
   Payroll and sales taxes payable ..........................          1,014             61             --               1,075
   Deferred revenue .........................................            339             --             --                 339
                                                                   ---------      ---------      ---------           ---------
Total current liabilities ...................................         10,893          1,615         (1,654)             10,854

Long-term debt ..............................................         69,008          1,462         (1,462)  (a)       100,894
                                                                                                    34,900   (b)
                                                                                                    (3,014)  (c)
Members' equity .............................................          8,499          5,043         (5,043)  (a)         4,208
                                                                                                    (5,791)  (c)
                                                                                                     1,500   (d)
                                                                   ---------      ---------      ---------           ---------
Total liabilities and members' equity .......................      $  88,400      $   8,120      $  19,436           $ 115,956
                                                                   =========      =========      =========           =========

         See accompanying notes to Pro Forma Consolidated Balance Sheet

Notes to Pro Forma Consolidated Balance Sheet:

(a) The acquisition of the net assets of Pro-Mix will be accounted for under the purchase method of accounting pursuant to which the purchase price will be allocated to the acquired assets and liabilities based upon their relative fair values as of the closing date. The following table sets forth the Company's preliminary allocation of the purchase price of the acquisition of the net assets of Pro-Mix:
                                                                     (Dollars in
                                                                      thousands)
                                                                     -----------
     Cash and cash equivalents ...................................    $   291
     Accounts receivable, net ....................................      1,056
     Inventories .................................................         86
     Other current assets ........................................        202
     Property and equipment ......................................      6,453
     Goodwill ....................................................        859
     Other assets ................................................      1,532
     Accounts payable and accrued expenses .......................       (570)
     Payroll and sales taxes payable .............................        (61)
                                                                      -------
     Net purchase price ..........................................    $ 9,848
                                                                      =======

(b) Reflects the Initial Offering and certain other financing transactions as follows:
                                                                     (Dollars in
                                                                      thousands)
                                                                     -----------
     Proceeds from the Initial Offering ..........................    $ 100,000
     Repayment of indebtedness under the Credit Facility .........      (65,100)
     Capitalization of Deferred Financing costs ..................       (3,700)
     Acquisition of the net assets of Pro-Mix ....................       (8,348)
                                                                      ---------
     Net proceeds after refinancing ..............................    $  22,852
                                                                      =========

c)   Reflects the Real Estate Transaction as follows:
                                                                     (Dollars in
                                                                      thousands)
                                                                     -----------
     Net book value of real estate .............................        $(9,475)
     Mortgages assumed:
           Current portion .....................................            670
           Long-term ...........................................          3,014
                                                                        -------
                                                                        $(5,791)
                                                                        =======


(d) Reflects the Preferred Units with an agreed value of $1.5 million, issued in connection with the acquisition of the net assets of Pro-Mix.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion should be read in connection with "Selected Consolidated Financial Data" and the Company's Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

General

     The Company is a leading integrator, fabricator and supplier of a broad range of products and services for the live entertainment (live theater, concert touring and special events), corporate events (trade and industrial shows) and themed entertainment (gaming, theme parks and themed retail) markets. The Company's products and services include (i) scenery and exhibit fabrication,
(ii) computerized motion and show control systems, including the Company's proprietary Stage Command System(R), (iii) theatrical lighting systems and related products, and (iv) project management, which encompasses design engineering, budgeting, logistical coordination and installation. Depending upon its clients' needs, the Company's highly-skilled staff can integrate some or all of these products and services to produce creative, technically sophisticated and visually "spectacular" events or attractions. The Company's principal production and distribution facilities are located in six states, including major entertainment and convention centers such as the New York metropolitan area, Las Vegas and Orlando.

     Certain of the Company's accounting policies are summarized below:

     Revenues

     Revenues consist of sales and rentals of the Company's products and services. Sales of products and services to clients in the corporate events and live entertainment markets are generally recognized upon delivery. Sales of products and services to clients in the themed entertainment market are generally recognized based on the percentage-of-completion method. All rental revenues are recognized ratably over the lives of the applicable rental agreements.

     Direct Production Costs

     Direct production costs include costs related to the integration and fabrication of certain of the Company's products, primarily raw materials and labor. It also includes costs associated with the preparation and maintenance of rental equipment, primarily lighting and motion and show control systems, and the depreciation expense related to such equipment.

     Gross Profit Margin


     The Company's gross profit margins have been and will continue to be affected primarily by acquisitions and the product and service mix in the applicable period. Gross profit margins associated with rental revenue are typically higher than those associated with sales. In addition, gross profit margins associated with projects for the live entertainment and corporate events markets are generally significantly higher than those associated with projects for the themed entertainment market. Gross margins on themed entertainment projects have varied significantly and historically certain of these projects have been unprofitable. The Company has been building projects for the themed entertainment market for the past two years and believes that its margins on these projects will improve as it becomes more experienced in this market.

Comparability of Periods

     Financial results for the nine months ended September 30, 1997 and the year ended December 31, 1996 are not fully comparable to prior periods due to the acquisitions of the net assets of Thoughtful Designs, Design Dynamics and Bash during 1997 period and of Vanco and Cinema in the first quarter of 1996. The Company's historical consolidated financial statements for the nine months ended September 30, 1997 and the year ended

December 31, 1996 include results of operations from such acquired operations only from the dates of their respective acquisitions.

Results of Operations

     The Company's operating data for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 are set forth below as percentages of revenues:

                                                                                                               Nine Months Ended
                                                                             Year Ended December 31,             September 30,
                                                                         -------------------------------      -------------------
                                                                          1994         1995         1996       1996         1997
                                                                          ----         ----         ----       ----         ----
Revenues ..........................................................      100.0%       100.0%       100.0%     100.0%       100.0%
                                                                         =====        =====        =====      =====        =====
Direct production expenses ........................................       71.7%        62.0%        66.0%      65.8%        73.0%
Depreciation expense ..............................................        2.5          8.5          6.3        6.6          5.8
                                                                         -----        -----        -----      -----        -----
Gross profit ......................................................       25.8         29.5         27.7       27.6         21.2
Selling, general and administrative expenses ......................       15.5         14.7         13.9       14.2         15.2
Other depreciation and amortization ...............................        1.5          1.1          1.1        1.1          2.0
Non-recurring compensation expense ................................         --           --           --         --          2.9
                                                                         -----        -----        -----      -----        -----
Operating profit ..................................................        8.8         13.7         12.7       12.3          1.2
Loss on impairment of assets ......................................         --           --          0.8         --           --
Interest expense ..................................................        0.9          1.6          2.1        2.2          3.3
Interest (income) .................................................       (0.2)        (0.6)        (0.2)      (0.3)        (0.1)
                                                                         -----        -----        -----      -----        -----
Income (loss) before income taxes and extraordinary item ..........        8.1         12.7         10.0       10.4         (2.1)
Provision for income taxes ........................................        0.1          0.3          0.3        0.4          0.4
                                                                         -----        -----        -----      -----        -----
Income (loss) before extraordinary item ...........................        8.0         12.4          9.7       10.0         (2.5)
Extraordinary item ................................................         --           --           --         --         (0.9)
                                                                         -----        -----        -----      -----        -----
Net income (loss) .................................................        8.0%        12.4%         9.7%      10.0%        (3.4)%
                                                                         =====        =====        =====      =====        =====

Nine Months Ended September 30, 1997 Compared to
Nine Months Ended September 30, 1996

     Revenues. The Company's revenues increased to $69.8 million for the nine months ended September 30, 1997, an increase of $26.4 million, or 60.8%, from $43.4 million for the nine months ended September 30, 1996. The increase was primarily attributable to a $16.0 million increase in revenues from themed entertainment projects, including Star Trek, The Experience(SM) and several new projects; $6.1 million in incremental revenues related to acquisitions, including the acquisition of the net assets of Design Dynamics in June 1997 ($2.8 million) and the acquisition of the net assets of Bash in August 1997 ($3.3 million); and $1.5 million in incremental revenues related to the commencement of lighting operations in Atlanta in February 1997. The Company also benefited from the full year impact of the acquisitions of the net assets of Vanco in January 1996 ($1.7 million of incremental revenue) and Cinema in February 1996 ($0.5 million of incremental revenue).

     Gross profit. The Company's gross profit increased to $14.8 million for the nine months ended September 30, 1997, an increase of $2.8 million, or 23.3%, from $12.0 million for the nine months ended September 30, 1996. The increase in gross profit was primarily due to the increase in revenues. Gross profit margin declined to 21.2% for the nine months ended September 30, 1997 from 27.6% for the nine months ended September 30, 1996. The decrease was primarily attributable to the higher proportion of revenues from themed entertainment projects, which historically have had significantly lower gross profit margins than live entertainment and corporate events projects.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased to $10.6 million for the nine months ended September 30, 1997, an increase of $4.4 million, or 71.0%, from $6.2 million for the nine months ended September 30, 1996. The increase was primarily attributable to incremental selling, general and administrative expenses associated with the acquisitions of the net assets of Design Dynamics and Bash and the commencement of lighting operations in Atlanta, as well as increased overhead related to the hiring of additional senior executives in connection with the overall growth of the Company. Selling, general and administrative expenses as a percentage of revenues increased to 15.2% for the nine months ended September 30, 1997 from 14.2% for the nine months ended September 30, 1996.

     Non-recurring compensation expense. Non-recurring compensation expense, which reflects bonuses paid to the two shareholders of Bash upon their execution of employment agreements with the Company, totaled $2.0 million, or 2.9% of revenues, for the nine months ended September 30, 1997.

     Operating profit. Operating profit declined to $0.8 million for the nine months ended September 30, 1997, a decrease of $4.6 million, or 85.2%, from $5.4 million for the nine months ended September 30, 1996. Operating profit as a percentage of revenues declined to 1.1% for the nine months ended September 30, 1997 from 12.3% for the nine months ended September 30, 1996, primarily attributable to the lower gross profit margin, the non-recurring compensation expense and higher selling, general and administrative expenses as a percentage of revenues for the nine months ended September 30, 1997.

     Interest expense. Interest expense increased to $2.3 million for the nine months ended September 30, 1997, an increase of $1.4 million from $0.9 million for the nine months ended September 30, 1996. The increase was primarily attributable to interest expense on additional indebtedness incurred to finance the acquisitions of the net assets of Design Dynamics and Bash and capital expenditures.

     Extraordinary item. The Company recorded an extraordinary loss of $0.6 million for the nine months ended September 30, 1997 resulting from the write-off of unamortized deferred financing costs related to the replacement of the Company's then existing revolving credit facility with the Credit Facility on July 31, 1997.

     Net income (loss). The Company had a net loss of $2.4 million for the nine months ended September 30, 1997 compared to net income of $4.3 million for the nine months ended September 30, 1996. The net loss was due to the factors discussed above.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. The Company's revenues increased to $62.5 million in 1996, an increase of $23.1 million, or 58.6%, from $39.4 million in 1995. The increase was primarily attributable to $14.7 million of revenues contributed by the sale and rental of lighting products following the acquisitions of the net assets of Vanco in January 1996 and Cinema in February 1996. In addition, revenues from themed entertainment projects increased $14.5 million, to $21.3 million, primarily attributable to revenues from Masquerade in the Sky(TM) and additional projects for Universal Studios Florida(R) and Nike(R).

     Gross profit. The Company's gross profit increased to $17.4 million in 1996, an increase of $5.8 million, or 50.0%, from $11.6 million in 1995. The increase was primarily due to the increase in revenues. Gross profit margin declined to 27.7% in 1996 from 29.5% in 1995. The decrease was primarily attributable to lower margins associated with the Company's lighting operations and the higher proportion of revenues generated from themed entertainment projects, which historically have had significantly lower gross profit margins than live entertainment and corporate events projects.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased to $8.7 million in 1996, an increase of $2.9 million, or 50.0%, from $5.8 million in 1995. The increase was primarily due to incremental selling, general and administrative expenses associated with the commencement of the Company's lighting operations as well as increased overhead related to the hiring of additional employees in connection with the overall growth of the Company. Selling, general and administrative expenses as a percentage of revenues declined to 13.9% in 1996 from 14.7% in 1995.

     Operating profit. Operating profit increased to $8.0 million for 1996, an increase of $2.6 million, or 48.1%, from $5.4 million in 1995. Operating profit as a percentage of revenues decreased to 12.7% in 1996 from

13.7% in 1995, primarily due to the lower gross profit margin in 1996, which was partially offset by the decrease in selling, general and administrative expenses as a percentage of revenues.

     Loss on impairment of assets. The Company recorded a $0.5 million loss on impairment of assets, which reflects a writedown in the carrying value of the Company's former principal fabrication facility in Cornwall-on-Hudson, NY in connection with commencement of the Company's operations at the New Windsor, NY facility.

     Interest expense. Interest expense increased to $1.3 million in 1996 from $0.6 million in 1995, primarily due to interest expense on additional indebtedness incurred to finance the acquisitions of the net assets of Vanco and Cinema and capital expenditures.


     Net income. Net income was $6.1 million in 1996, an increase of $1.2 million, or 24.5%, from $4.9 million in 1995. Net income as a percentage of revenues declined to 9.7% in 1996 from 12.4% in 1995, due to the factors discussed above.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     Revenues. The Company's revenues increased to $39.4 million in 1995, an increase of $8.4 million, or 27.1%, from $31.0 million in 1994. The increase was primarily attributable to increased revenues from live entertainment and themed entertainment projects. Revenues from live entertainment projects increased $2.9 million, or 12.4%, to $26.4 million, primarily due to revenues from additional touring shows of Beauty & the Beast(TM) and a general increase in business activity. Revenues from themed entertainment projects increased $6.5 million, to $6.8 million in 1995, primarily due to revenues from Terminator 2-3D(TM) at Universal Studios Florida(R).

     Gross profit. The Company's gross profit increased to $11.6 million in 1995, an increase of $3.6 million, or 45.0%, from $8.0 million in 1994. The increase was primarily attributable to the increase in revenues and improved gross profit margins. Gross profit margin increased to 29.5% in 1995 from 25.8% in 1994. The increase was primarily attributable to the increase in revenues in 1995.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased to $5.8 million in 1995, an increase of $1.0 million, or 20.8%, from $4.8 million in 1994. The increase was primarily due to incremental selling, general and administrative expenses associated with increased overhead related to the hiring of additional employees in connection with the overall growth of the Company. Selling, general and administrative expenses as a percentage of revenues decreased to 14.7% in 1995 from 15.5% in 1994.

     Operating profit. Operating profit increased to $5.4 million in 1995, an increase of $2.7 million, or 100.0%, from $2.7 million in 1994. Operating profit as a percentage of revenues increased to 13.7% in 1995 from 8.8% in the prior year, primarily due to the higher gross profit margin and lower selling, general and administrative expenses as a percentage of revenues, slightly offset by higher depreciation expense.

     Interest expense. Interest expense increased to $0.6 million in 1995 from $0.3 million in 1994, primarily due to increased capital expenditures.

     Net income. Net income was $4.9 million in 1995, an increase of $2.4 million, or 96.0%, from $2.5 million in 1994. Net income as a percentage of revenues increased to 12.4% in 1995 from 8.0% in 1994, due to the factors discussed above.

Liquidity and Capital Resources

     The Company's primary cash needs have historically been for working capital, capital expenditures, including the purchase of rental equipment, and acquisitions. The Company's primary sources of capital to finance such needs have been cash flow from operations and borrowings under bank credit facilities.

The Company replaced its existing credit facility with the Credit Facility on July 31, 1997 in connection with the acquisition of the net assets of Design Dynamics and Bash. The Amended Credit Facility provides the Company with a $100 million, five-year, senior secured, reducing revolving credit facility, subject to the Company satisfying certain covenants and conditions. See "Description of Other Indebtedness--Amended Credit Facility." Borrowings under the Credit Facility were used to refinance existing indebtedness, fund the acquisitions of the net assets of Design Dynamics and Bash, purchase land for a new facility in Las Vegas, fund working capital needs and pay fees and expenses incurred in connection with the refinancing. The Company had $65.1 million of indebtedness outstanding under the Credit Facility as of September 30, 1997 and subsequently borrowed an additional $3.2 million under the Credit Facility as of November 30, 1997. Following the Initial Offering and the application of net proceeds therefrom, the Company will have $100 million of total commitments under the Amended Credit Facility, of which approximately $0.6 million would have been available as of September 30, 1997, after giving effect to the Transactions and the Amended Credit Facility. The Company believes that its sources of capital, including net proceeds from the Initial Offering and undrawn commitments under the Amended Credit Facility, are adequate to fund its current level of operations and its expected growth, including acquisitions, for the foreseeable future.

     The Company's cash flows from operations were $6.2 million, $9.0 million and $3.9 million in 1996, 1995 and 1994, respectively. The decline from 1995 to 1996 was primarily attributable to an increase in inventories and accounts receivable to support higher revenues, partially offset by increased profitability. The increase from 1994 to 1995 was primarily attributable to increased profitability.

     The Company's cash flows used in investing activities were $20.3 million, $9.9 million and $5.6 million in 1996, 1995 and 1994, respectively. During 1996, investing activities consisted primarily of $17.5 million of capital expenditures and $2.1 million used to fund the acquisitions of the net assets of Vanco and Cinema. The $17.5 million of capital expenditures in 1996 consisted of approximately (i) $7.0 million to acquire the land and build the Company's new facility in New Windsor, NY, (ii) $6.7 million to purchase additional lighting equipment following the acquisitions of the net assets of Vanco and Cinema and
(iii) $3.5 million for components related to the growth in the revenues of the Company's motion control systems. During 1995 and 1994, capital expenditures totaled $9.6 million and $5.5 million, respectively.

     For 1997, the Company has budgeted approximately $9.2 million for capital expenditures, excluding acquisitions, primarily for purchases of rental equipment. Of this amount, the Company had expended approximately $8.7 million as of September 30, 1997. The Company anticipates capital expenditures, excluding acquisitions, of approximately $9.5 million in 1998, primarily for purchases of rental equipment.

     The Company's cash flows provided by (used in) financing activities were

$15.1 million, $(0.7) million and $2.7 million in 1996, 1995 and 1994, respectively. In 1996, $35.4 million in proceeds from long-term debt more than offset $16.2 million of debt repayments and $3.6 million in member distributions. In 1995, proceeds from borrowings totaling $4.8 million was less than debt repayments of $4.3 million and member distributions of $1.1 million. During 1994, debt repayments and member distributions were more than offset by the proceeds of $6.3 million under a $9.3 million term loan agreement entered into in October 1994.

Effects of Inflation

     The impact of inflation on the Company's operations has not been significant in recent years. There can be no assurance, however, that a high rate of inflation in the future will not have an adverse effect on the Company's results of operations and financial condition.

                                    BUSINESS

General

     The Company is a leading integrator, fabricator and supplier of a broad range of products and services for the live entertainment (live theater, concert touring and special events), corporate events (trade and industrial shows) and themed entertainment (gaming, theme parks and themed retail) markets. The Company's products and services include (i) scenery and exhibit fabrication,
(ii) computerized motion and show control systems, including its proprietary Stage Command System(R), (iii) theatrical lighting systems and related products, and (iv) project management, which encompasses design engineering, budgeting, logistical coordination and installation. Depending upon its clients' needs, the Company's highly-skilled staff can integrate some or all of these products and services to produce creative, technically sophisticated and visually "spectacular" productions, events or attractions. The Company's principal production and distribution facilities are located in six states, including major entertainment and convention centers such as the New York metropolitan area, Las Vegas and Orlando. On a pro forma basis, after giving effect to the Transactions, the Company generated revenues and EBITDA of $131.5 million and $23.3 million, respectively, for the twelve months ended September 30, 1997.

     The Company initially developed its technical and creative expertise in live theater and industrial shows and subsequently applied such expertise to a broader range of corporate events and the themed entertainment market. In the live entertainment market, the Company's products and services are featured in 18 of the 33 current Broadway shows, including Beauty & the Beast(TM), Les Miserables(TM), Miss Saigon(TM), The Phantom of the Opera(TM), Ragtime(TM), and Titanic(TM). In the corporate events market, the Company has served as project manager for trade and industrial shows for a diverse base of large multi-national corporations such as Chrysler(R), General Motors(R), Glaxo Wellcome(TM), IBM(R), Mercedes Benz(R), Nike(R) and Toyota(R)/Lexus(R). In the themed entertainment market, the Company participated in the fabrication of several multi-million dollar attractions, including Terminator 2-3D(TM) at Universal Studios Florida(R), Star Trek, The Experience(SM) at the Las Vegas Hilton(R) and Nike(R)'s flagship superstore in New York City.

     The Company estimates that the live entertainment, corporate events and themed entertainment markets for sales of its products and services exceeded $11 billion in 1996. The live entertainment market includes live theater, concert tours and special events such as the Olympics, political conventions and debates, and televised award ceremonies. The corporate events market includes industrial shows (primarily single corporation events such as large sales meetings and new product launches) and trade shows. The themed entertainment market includes various attractions within gaming, theme park and themed retail establishments. The markets served by the Company are growing and the Company believes that such markets will continue to grow as a result of favorable industry trends. In addition, the Company believes that the demand for its products and services will continue to grow as corporations increasingly utilize more sophisticated technology and theatrical techniques to promote their corporate or brand identities, differentiate their product offerings and attract new customers. See "--Markets Overview."


Competitive Strengths

     The Company believes that it is well-positioned to capitalize on the growth of the live entertainment, corporate events and themed entertainment markets as well as to enhance its market position. The following are, in management's view, the Company's principal strengths:

     Leading Provider. The Company has established itself as a leading provider of technical and creative products and services in the markets that it serves. The Company believes that its (i) ability to offer clients fully-integrated solutions, (ii) staff of highly-skilled project managers, engineers and craftsmen, (iii) high standards for service and reliability, (iv) ability to handle multiple large projects simultaneously through its strategically located facilities and (v) access to capital will allow it to increase its market share in each of the markets that it serves.

     Proprietary Products and Expertise. The Company's proprietary Stage Command System(R), a state-of-the-art computerized system for moving scenery and other props, has set the industry standard for motion control systems. Stage Command System(R) has been used in over 55 theatrical productions and themed attractions since it was developed by the Company in 1988. The Company also offers technologically-advanced show control systems, which synchronize the various physical elements of a production or attraction, including scenery, sound, lighting and special effects. The Company's motion and show control systems allow for the addition of more sophisticated production elements on a cost-effective basis. In addition, the Company's projects often involve customized products and services that require significant design engineering and fabrication expertise.

     Diverse Client Base. The Company has expanded its revenue base and market opportunities by applying its expertise in live entertainment to the corporate events and themed entertainment markets. The Company currently serves a diverse base of approximately 2,500 clients, ranging from large multi-national corporations to small local businesses and organizations. The Company's corporate clients are engaged in a number of different industries, including automotive, computers, consumer products, entertainment, gaming and pharmaceuticals.

     Strong Client Relationships. The Company has developed strong, long-standing relationships with many of its clients. For example, in the live entertainment market, the Company has fabricated scenery and supplied its Stage Command System(R) for such long-running shows as The Phantom of the Opera(TM) and Les Miserables(TM). In the corporate events market, the Company has served as project manager for the annual dealer meetings for Chrysler(R) and Toyota(R) in each of the past ten years. In the themed entertainment market, the Company's work on Universal Studios Florida(R)'s Terminator 2-3D(TM) attraction and Nike(R)'s flagship superstore has led to additional projects for each of these clients.


     Experienced Management Team. Jeremiah J. Harris, the Company's Chairman and Chief Executive Officer, comes from a family with four generations of experience in live theater and has over 25 years of experience in providing products and services for the live entertainment and corporate events markets. Mr. Harris is supported by a team of ten senior executives with, on average, 14 years of experience in the business.

Business Strategy

     The Company's objective is to become the leading provider of technical and creative products and services for the live entertainment, corporate events and themed entertainment markets. The key elements of the Company's business strategy are as follows:

     Leverage Technical and Creative Expertise. The Company intends to leverage its technical and creative expertise to further penetrate the corporate events and themed entertainment markets. For example, the Company was awarded the project management contract for the theater structure at IBM(R)'s Fall COMDEX exhibit based on its ability to provide a fully-integrated solution. The Company was required to integrate sophisticated scenery, lighting and audio/visual equipment; fabricate a 24-foot high, 75-foot long structure containing 90 video monitors that served as the focal point of IBM(R)'s exhibit; and collaborate with IBM(R)'s advertising agency to ensure that the exhibit communicated IBM(R)'s new business(R) marketing program in a matter consistent with IBM(R)'s overall marketing strategy.

     Expand Product and Service Offering. The Company plans to enhance its "one stop shopping" product and services offering by adding complementary products and services, through internal development and acquisitions. For example, through the acquisition of three lighting providers since 1996, the Company has become a leading supplier of theatrical lighting systems and related products in the United States. The Company's proposed acquisition of the net assets of Pro-Mix, which provides sound equipment and acoustical and sound design consulting services primarily to the live theater market segment, represents the most recent example of the Company's strategy to identify and acquire complementary products and services. See "The Company."

     Intensify Cross-Selling Efforts. The Company intends to intensify its cross-selling efforts. Many of the companies acquired by the Company typically provided a limited number of products and services to a single market segment. The Company intends to leverage its existing relationships in order to sell additional products and services to clients across each of the markets that it serves. The Company is also creating a management information system that will track the use of its products and services by client in order to support its cross-selling efforts.

     Develop and Implement Focused Marketing Effort. To enhance the overall growth of its business and expansion into new markets, the Company is developing a nationally focused marketing effort under the direction of its recently appointed Senior Vice President, Marketing and Sales. In connection with this effort, the Company plans to target large, multi-national corporations with significant, recurring events that require fully-integrated solutions.

     Pursue Strategic Acquisitions. Strategic acquisitions have been and will continue to be an important element of the Company's growth strategy. Each of the markets that the Company serves has many small local or regional competitors and, consequently, offers significant consolidation opportunities. The Company will seek attractively priced acquisitions that expand or complement its existing product and service offering, enhance relationships with existing clients, provide an entry into new market segments or expand its operations into domestic and international entertainment centers where it does not currently have a significant presence.

Markets Overview

     The Company provides its products and services to clients in the live entertainment, corporate events and themed entertainment markets. The Company has supplied products and services for many of the visually "spectacular" Broadway theatrical productions of recent years and an increasing number of other live productions, corporate events and themed entertainment attractions and establishments. The following table represents a partial list of the Company's significant projects by market:

Live Entertainment                          Corporate Events                                Themed Entertainment
Beauty & the Beast(TM)                      Buick(R)dealer meetings                          Basketball Hall of Fame(R)
Pocahontas(TM)premiere in Central           Chrysler(R)dealer meetings                       Caesars Magical Empire(TM)
  Park                                      Glaxo Welcome(TM)product introduction shop       David Copperfield's Magic Underground
EFM!                                        Hewlett Packard(R)Fall Internet World Exhibit    Foxwoods Casino
Gloria Estefan concert tour                 IBM(R)Fall COMDEX exhibit                        NikeTown(R)flagship store (NYC)
Les Miserables                              Iomega(R)worldwide tradeshows                    NikeTown(R)(Las Vegas)
Metallica Concert tour                      Lexus(R)dealer meetings                          Masquerade in the Sky(TM)
Miss America(R)Pageant                      Marlboro(R)Adventure Team Tour                   Star Trek, The Experiencesm
Miss Saigon(TM)                             Mercedes Benz(R)dealer meetings                  Terminator 2-3D(TM)at Universal Studios
The Phantom of the Opera(TM)                Nike(R)Supershow (Atlanta                        Florida(R)
Ragtime(TM)                                 Volvo(R)Truck dealer meetings                    Warner Bros.(R)Stores
Titanic(TM)
Wheel of Fortune(R)traveling show
1996 Presidential Debates

     Live Entertainment

     The live entertainment market includes the live theater, concert touring and special events market segments. According to Variety, North American live theater box office receipts have grown at a 6.4% compound annual growth rate from approximately $470.8 million in 1982 to approximately $1.2 billion in 1996. A significant portion of the growth is attributable to the increase in touring shows which, according to Variety, accounted for approximately two-thirds of live theater box office receipts in 1996, up from approximately one-half of live theater box office receipts in 1982. In addition, new entrants such as large entertainment corporations have begun to use live theater to cross-promote their movies, television shows and tie-in products. Recent examples of new entrants include The Walt Disney Company (Beauty & the Beast(TM)), Viacom Inc. (A Christmas Carol(TM)) and Sony Corporation (That's Christmas(TM)).

     According to Amusement Business, an entertainment industry journal, ticket sales for North American concert tours have grown at a 10% compound annual growth rate from approximately $321.7 million in 1985 to approximately $922.3 million in 1996. The special events market segment encompasses a diverse array of events, including sports, such as the Olympics and boxing matches; politics, such as the Democratic and Republican conventions and Presidential debates; televised award ceremonies, such as the Tony(R) and Grammy(R) shows; and religious and other large-scale events, such as the visit of Pope John Paul II to New York City in 1995. The producers of concert tours, particularly rock concerts in large football stadium type venues, and special events are beginning to utilize more sophisticated technology similar to that featured in live theater. As such, the Company believes that these market segments present significant growth opportunities.

     Corporate Events

     The Company believes that the corporate events market for sales of its products and services is approximately $11 billion based upon its review of information prepared by the Center for Exhibition Industry Research, and the Convention Liaison Council. Industrial shows are single corporation events such as large sales meetings and new product launches. Trade shows are events where many corporations in a particular industry or market present their products and services to consumers. The Company believes that the corporate events market has grown significantly in recent years in response to several favorable trends. In order to deploy their marketing budgets more effectively and counter the diminished impact of traditional broad-based, mass advertising media, corporations have been shifting their marketing efforts to more focused, direct marketing that targets specific audiences, such as trade shows. In addition, in order to concentrate on their core business competencies, corporations have been outsourcing their industrial and trade show management activities with an emphasis on utilizing single-source providers that offer a broad range of products and services. Domestic corporations have also increased the use of trade shows for marketing their products internationally. Most significantly for the Company, corporations are increasingly employing theatrical techniques to promote their corporate or brand identities, differentiate their product offerings and attract new customers. The Company believes that these trends, as well as the overall size of the market, present significant growth opportunities.

     Themed Entertainment

     The themed entertainment market consists of gaming, theme parks and themed retail establishments, including themed restaurants, and is an emerging market for theatrical technical and creative expertise. The Company believes that the themed entertainment market will continue to offer short and long-term growth opportunities.

     According to the Las Vegas Convention and Visitors Authority, approximately 30 million people visited Las Vegas in 1996, approximating a 41% increase since 1990, with many people bringing their entire family. Las Vegas hotels and casinos are seeking to differentiate themselves and attract these new consumers by offering a visually "spectacular" total environment including themed attractions. There is approximately $6 billion of casino construction and remodeling planned in Las Vegas through 1999, according to the Las Vegas Convention and Visitors Authority.

     Theme parks, many of which are owned by large entertainment companies such as Universal Studios(R) and The Walt Disney Company, have been expanding their existing theme parks and building new parks. Such growth has created significant demand for new large themed attractions to attract visitors and cross-promote movies, television shows and tie-in products. According to Amusement Business, attendance at the top 50 North American theme parks has grown from approximately 137 million people in 1993 to approximately 160 million people in 1996.

     Retailers have begun to use themed attractions to draw new consumers. As consumers have become less responsive to the standard shopping experience, many retailers, including restaurants, are seeking unique, dynamic and entertaining in-store shopping and dining environments. The theme of "retail as entertainment" is a growing trend as more entertainment companies have entered the retail marketplace, such as The Walt Disney Company and Warner Bros.(R) and many well-known manufacturers have developed product tie-ins to the entertainment and sports industries, such as Nike(R).

Products and Services

     The Company's principal products and services are (i) scenery and exhibit fabrication, (ii) computerized motion and show control systems, including its proprietary Stage Command System(R), (iii) theatrical lighting systems and related products, and (iv) project management services. The Company's work has been featured in numerous productions and attractions that have received awards, including the 1997 Tony(R) for scenic design awarded to Titanic(TM), for which the Company fabricated the scenery and provided all the motion and show control systems, including its Stage Command System(R), and the 1997 TEA ("Themed Entertainment Association") awards for, among others, the Nike(R) flagship superstore in New York City, Terminator 2-3D(TM) at Universal Studios Florida(R) and Caesars Magical Empire(TM) at Caesars Palace(R) in Las Vegas. TEA was formed in 1990 by companies that supply services and custom products to the themed entertainment, leisure, recreation, retail, resort and restaurant markets.

     Scenery and Exhibit Fabrication


     The Company provides scenery and exhibits for the live entertainment, corporate events and themed entertainment markets. The Company has created sophisticated scenery for many well-known Broadway shows and other live entertainment productions, including the Broadway and touring scenery for Disney(R)'s Beauty & the Beast(TM), in which the stage is transformed into a mythical palace, and EFX!(TM), which is one of the largest and most complex stage productions in the United States. The Company also provides scenery and exhibits for corporate events, including IBM(R)'s theater structure at its Fall COMDEX exhibit and Nike(R)'s multimedia theater at the annual Athletic Footwear Supershow. In addition, the Company has fabricated the scenery for themed entertainment attractions such as Masquerade in the Sky(TM) at the Rio Suite Hotel & Casino(R) in Las Vegas, Star Trek, The Experience(SM) at the Hilton(R) in Las Vegas and Terminator 2-3D(TM) at Universal Studios Florida(R). Masquerade in the Sky(TM) includes three separate parades, 17 different performing areas and 1,250 feet of elevated track on which five, 22,000 pound floats continuously "sail" above the casino floor. Terminator 2-3D(TM) at Universal Studios Florida(R) provides for seamless interaction between live theater and three-dimensional film.

     The Company constructs its scenery and exhibits in its three production facilities located in New York, Las Vegas and Denver. Once a client creates an initial concept, the Company typically design engineers and fabricates the scenery or exhibit for the production, event or attraction. The Company has the ability to complete all aspects of a project in-house through a staff of permanent employees comprised of (i) technical engineers trained in multiple disciplines, (ii) designers adept in computer-aided and other sophisticated design techniques, (iii) craftsmen skilled in scenic artistry, carpentry, steel fabrication, electronics and lighting and (iv) project managers experienced in supervising projects from initial concept design to installation and operation. The Company also maintains relationships with subcontractors experienced in plastics and glass custom fabrication, machining, steel cutting, fireproof resin coating, upholstery, fiber optics, pyrotechnics and laser effects.

     The period from inception to completion for scenery and exhibit fabrication generally ranges from one to three months for the live entertainment and corporate events markets to as long as six to eighteen months for the themed entertainment market. The Company generally sells scenery and exhibits to its clients. The Company has also begun to rent certain trade show exhibits to its clients for multiple use. Prices for the Company's scenery and exhibits vary significantly. Prices for scenery for the live entertainment market depend upon the size and nature of the production. The prices for scenery for large musicals approximate $1 million. Prices for scenery and exhibits for industrial and trade shows generally range from $50,000 to more than $1 million for large complex events. The prices for scenery for the themed entertainment markets tend to be substantially higher, frequently between $5 and $15 million, because the attractions are usually permanent, larger and more complex installations.

     Computerized Motion and Show Control Systems

     The Company has developed or acquired proprietary systems that have set the standard for computerized motion control in the live entertainment market and can be modified for use in the corporate events and themed entertainment markets. Stage Command System(R) is a state-of-the-art motion control system for moving scenery, platforms, lifts, screens and other props. Since 1988, with the production of The Phantom of the Opera(TM), this technology has been used in over 55 theatrical productions and themed attractions. Stage Command System(R) was awarded 1996 Product of the Year at Lighting Dimensions International, a theater industry trade show. Stage Command System(R) permits the user to achieve visually "spectacular" effects such as the rotating and pivoting of the barricades in Les Miserables(TM), the realistic landing and lift-off of the helicopter in Miss Saigon(TM) and the chandelier swinging over the audience and crashing on stage in The Phantom of the Opera(TM). For Masquerade in the Sky(TM), two technicians, using graphical displays of real-time information, control five floats, 1,250 feet of track and over 50 other automated effects, including animatronics, hydraulic elevators and giant inflatables. Other modified uses of Stage Command System(R) include controlling a projection screen to facilitate the film to live action transitions in Terminator 2-3D(TM) at Universal Studios Florida(R) as well as Caesars Magical Empire(TM) in Las Vegas, Star Trek, The Experience(SM) and the total environment of Nike(R)'s flagship superstore in New York City. In addition, the Company's acquisition of the net assets of Thoughtful Designs in March 1997 has provided it with expertise in show control systems, which synchronize the various physical elements of production, including scenery, sound, lighting and special effects.

     Stage Command System(R) utilizes hardware and proprietary software to offer a high degree of precision, reliability and flexibility for motion-controlled applications. The design of the system allows one operator to control substantially all of the effects in a typical production. Permanent installations of the Company's Stage Command System(R), such as in Terminator 2-3D(TM) at Universal Studios, Florida(R) and Nike(R)'s flagship superstore, generally do not require the supervision of an operator since the elements controlled by the system do not have to respond to unanticipated events or actors. Stage Command System(R) features include user-friendly interface and software, closed-loop computerized motion control, time-based or velocity-based cueing and proven safety and automatic backups. The Company also provides in-house programming, worldwide service and on-line support. The Company has recently updated the interface controls (patent pending) of its Stage Command Systems(R) to include a graphical, real-time display and analysis of the position of each device, enhancing safety and operation. The system is modular and can be reprogrammed and reconfigured for new uses at the end of a production.

     The Company purchases hardware and equipment components from third-party manufacturers, including control systems, terminals, keyboard, motors, winch components, cables and other rigging components. The Company's principal supplier of such hardware during 1996 was Allen-Bradley Company, Inc., a subsidiary of Rockwell International. The Company integrates hardware and equipment, installs proprietary user-interface software and programs the software to produce the desired effects.

     The Company generally rents its Stage Command System(R) and show control systems pursuant to run-of-show contracts, payable weekly, monthly or quarterly.

The rental payment depends on the complexity and number of effects controlled by the system. The Company sells a modified version of its Stage Command System(R) to the themed entertainment market.

     Theatrical Lighting Systems and Related Products

     The Company is one of the largest suppliers of theatrical lighting systems and related products in the United States, with facilities in the New York metropolitan area, Las Vegas, Orlando, Atlanta and Baltimore.

     The Company supplies a wide variety of lighting products, including automated theatrical and concert lighting systems, television and film lighting systems, scenic backdrop projection equipment, grip equipment, special lighting, sound and smoke systems, lighting dimmers and controllers, computer controlled moving lights, silent-hush power generators, trusses, rigging and cable, and perishables such as bulbs and gels. The Company's specialized lighting products allow a lighting designer to choose the components necessary to design a Broadway or touring show, an industrial or trade show or a less complex project such as a school play or church social. The Company also provides lighting design consultation, programming and installation. The Company's three fully-equipped, mobile grip trucks in Las Vegas service the remote needs of its Las Vegas clients 24 hours a day. The Company also provides installation services using qualified third-party contractors on an as-needed basis.

     The Company generally rents theatrical lighting systems to the live entertainment and corporate events markets pursuant to run-of-show contracts, which can range from one day to the full run of a Broadway show or concert tour. The Company sells lighting systems for permanent installations in the themed entertainment markets.

     The Company is also a distributor for certain theatrical lighting manufacturers, including Altman Stage Lighting Company, Inc., Electronic Theater Controls, Group One Ltd., High-End Systems, Inc., Martin Professional, Inc., Moel-Richardson Co., Rosco Laboratories, Inc., and Strand Lighting Inc. These manufacturers are also among the Company's principal suppliers of theatrical lighting systems.

     Project Management

     The Company provides a complete, turn-key service whereby it is responsible for every phase of a production, event or attraction, including design engineering, budgeting, logistical coordination and installation. The Company has served as project manager and provided products for many productions, events and attractions including Beauty & the Beast(TM), EFX!(TM), IBM(R)'s Fall COMDEX exhibit, Masquerade in the Sky(TM), Star Trek, The Experience(SM) and the annual dealer meetings and new product launches for many multi-national corporations, including Chrysler(R), Glaxo Wellcome(TM), Mercedes Benz(R) and Toyota(R)/ Lexus(R).

     The Company seeks to leverage its role as project manager in order to cross-sell its other products and services and provide clients with efficient "one-stop shopping." For example, the Company typically fabricates the scenery and provides the lighting systems and other equipment for industrial shows where it serves as project manager. In addition, the Company fabricated all the scenery and provided the motion control systems for the Beauty & the Beast(TM) and EFX!(TM) productions. Most recently, the Company's work for IBM(R) at Fall COMDEX demonstrated its ability to leverage its role as project manager to cross-sell its products and services.

     Prices for the Company's project management services vary by market. The Company receives periodic payments, usually quarterly, for its services as project manager for the live entertainment and themed entertainment market. The price for corporate events is typically based upon cost plus.

Clients

     The Company provides its products and services to a diverse client base that includes many large multi-national corporations. The Company also supplies theatrical lighting systems and related products to schools, hotels, stores, museums and other small users. The Company has developed strong, long-standing relationships with many of its clients. For example, in the live entertainment market, the Company has fabricated scenery and supplied Stage Command System(R) for such long-running shows as The Phantom of the Opera(TM) and Les Miserables(TM). In the corporate events market, the Company has managed annual dealer meetings for Chrysler and Toyota in each of the past ten years. In the themed entertainment market, the Company's work on Universal Studios Florida(R)'s Terminator 2-3D(TM) and Nike(R)'s flagship superstore has led to additional projects for each of these clients.

     For the year ended December 31, 1996, Marnell Corrao Associates, the general contractor and owner for Masquerade in the Sky(TM), accounted for approximately 10.0% of the Company's pro forma revenues. For the nine months ended September 30, 1997, Paramount Pictures, the owner of Star Trek, The Experience(SM), represented approximately 11.4% of the Company's pro forma revenues.

Sales and Marketing

     Historically, the Company has relied primarily on referrals and its reputation earned on high profile projects to generate new sales. The Company also employs salespeople to market certain of its products and services in local markets. To enhance the overall growth of its business and expansion into new markets, the Company is developing a nationally focused marketing effort under the direction of its recently appointed Senior Vice President, Marketing and Sales. In connection with this effort, the Company plans to target large, multi-national corporations with significant, recurring events that require fully-integrated solutions. The Company expects to hire several national salespeople who will focus on specific market segments and clients. In response to the trend toward corporate outsourcing and to client demands, the Company also plans to increase placement of its employees at clients, which will improve the Company's ability to understand and serve clients needs. The Company is also creating a management information system that will track the use of its products and services by client in order to enhance its cross-selling efforts.


Competition

     The markets for the Company's services are highly competitive and fragmented. The Company's competitors include primarily small local or regional firms and, several large national firms, some of which may have greater financial, management and marketing resources than the Company. In the corporate events market, the

Company also competes with the in-house communications departments of existing and potential clients. The primary competitive factors vary by market but include technological capability, range of products and services, price, reputation, reliability, responsiveness to client needs and geographic proximity to the client.

Properties

     The following table sets forth information about the Company's principal facilities at September 30, 1997:

                           Number of                                                                          Square         Lease/
Location                  Facilities      Function                                                             Feet            Own
--------                  ----------      --------                                                            ------         ------
New Windsor, NY                4          Principal executive offices, fabrication, testing and warehouse     185,000          Own
Orlando, FL                    4*         Administration, fabrication and lighting rental and sales           150,000         Lease
Las Vegas, NV                  4          Administration, fabrication and lighting rental and sales           100,000         Lease
North Bergen, NJ               1          Administration, warehouse and lighting rental and sales              87,000         Lease
Denver, CO                     2          Administration, fabrication and warehouse                            77,000         Lease
Cornwall-on-Hudson, NY         1          Fabrication                                                          62,000          Own
Atlanta, GA                    1          Administration, warehouse and lighting rental sales                  28,000         Lease
Baltimore, MD                  1          Administration, warehouse and lighting rental and sales              18,000         Lease
New York, NY                   3          Administration                                                       14,000         Lease
Mount Vernon, NY               1          Administration, warehouse, rental and sales                          24,000         Lease

* Includes a new 80,000 square foot leased facility in Orlando that the Company moved into in January 1998. The Company plans to vacate or sublease its other Orlando facilities.

     The Real Estate Transaction, pursuant to which the Company's New Windsor, NY and Cornwall-on-Hudson, NY facilities and its land in Las Vegas, NV was transferred to a member of the Company as payment for redemption of such member's equity interests in the Company, and subsequently leased back to the

Company, was consummated on December 24, 1997. See "Certain Transactions." In addition, the Company is planning the consolidation of its Las Vegas operations into one 115,000 square foot facility, which is expected to be completed in the first half of 1998. The Company is also considering the expansion of its existing facility in Denver and expects to lease approximately 127,000 square feet facility in North Bergen, New Jersey to replace its existing North Bergen facility. Following completion of these plans, the Company believes that its facilities will be adequate for its operations for the foreseeable future.

Employees

     At December 31, 1997, the Company had approximately 762 full-time employees. The Company routinely hires a significant number of temporary employees on a project basis. Approximately 107 of the Company's full-time employees are members of the International Alliance of Theatrical Stage Employees. The current union contracts for the Company's New York and Las Vegas employees expire in August 2001 and December 2001, respectively. The Company has not experienced any significant labor disputes with its employees. The Company believes that its relationship with its employees is good.

Legal Proceedings

     The Company from time to time is involved in litigation arising in the ordinary course of business. The Company does not believe that any such litigation will, individually or in the aggregate, have a material adverse effect on its business, results of operations or financial condition. The Company, together with other companies involved in EFX!(TM), was sued by Michael Crawford, the former star of EFX!(TM), with an action related to personal injury claims. The Company has denied liability and continues to vigorously defend such action. The Company believes it has meritorious defenses to such actions. Although there can be no assurance as to the outcome of any litigation, the Company does not believe it would have a material adverse effect on the Company's business, results of operations or financial condition.

     In addition, the Company has recently filed an action in Federal district court for the Southern District of New York seeking compensatory and punitive damages against Stonebridge Partners Equity Fund, L.P. of White Plains New York, Four Star Associates, L.P., and certain affiliated individuals related to breach of contract and good faith and securities fraud in connection with the Company's proposed acquisition of Four Star Holdings, Inc. The action seeks specific performance and compensatory and punitive damages.

                                   MANAGEMENT

     The following table sets forth certain information with respect to persons who are members of the Company's Board of Advisors (each an "Advisor"), executive officers of the Company and other significant employees.

Board Members and Executive Officers

                    Name                          Age                                  Positions(s)
        -----------------------------             ---            -------------------------------------------------------------------
        Jeremiah J. Harris                        43             Chairman and Chief Executive Officer
        Bradley G. Miller                         34             Chief Operating and Financial Officer and Executive Vice President
        Robert A. Manners                         41             Senior Vice President, Business Affairs, and General Counsel
        James M. Mahoney                          31             Corporate Controller
        Joseph W. Bartlett                        64             Advisor
        Joseph P. Harris                          70             Advisor
        Thomas D. Lips                            53             Advisor

Significant Employees

                       Name                       Age                                  Positions(s)
        --------------------------------          ---            -------------------------------------------------------------------
        Kenneth L. Shearer                        42             Senior Vice President, Marketing and Sales
        Kevin J. Baxley                           47             Executive Vice President, Scenery Operations
        Fred J. Gallo                             45             Executive Vice President, Scenery Automation
        Joseph A. Schenk II                       49             Executive Vice President, Nevada Operations
        Donald Stern                              58             Executive Vice President, Lighting
        John Wolf                                 52             Executive Vice President, Project Management
        William Ennis                             49             Senior Vice President, Lighting
        Roy Sears Jr.                             43             Senior Vice President, Manufacturing

     There are no family relationships between any persons identified above, except that Joseph P. Harris is the father of Jeremiah J. Harris.

     Jeremiah J. Harris. Mr. Harris founded the predecessor of Production Resource Group, L.L.C. in 1984 and has served as the Company's Chairman and Chief Executive Officer since its formation in 1995. Mr. Harris comes from a family with four generations of theatrical experience. Since 1970, he has been involved with production in the live theater market. Mr. Harris developed the original Stage Command System(R) and other related technological advances. Mr. Harris is a member of the Board of Directors of Stage Technologies (UK) and F&D Scene Changes Ltd. (Calgary, Canada). Mr. Harris is also a director of Beachport Entertainment Corporation, a television production company.

     Bradley G. Miller. Mr. Miller joined the Company in July 1997 as Chief Operating and Financial Officer and Executive Vice President. From July 1988

until June 1997, Mr. Miller was employed at Schroders PLC, most recently as a director in the investment banking department. Mr. Miller received a BA in economics from Franklin and Marshall College in 1985 and an MBA from Columbia University Business School in 1988. He is a director of Palomar Technologies, Inc., a privately-held manufacturer of various technology-based industrial products.

     Robert A. Manners. Mr. Manners joined the Company in August 1997 as Senior Vice President, Business Affairs and General Counsel. From June 1995 to August 1997, Mr. Manners was a partner at Pepe & Hazard LLP in Hartford, Connecticut where he was instrumental in the formation of the Company and worked primarily on its matters. Prior to joining Pepe and Hazard LLP, Mr. Manners was Of Counsel to Gibson, Dunn & Crutcher in New York City for seven years. Mr. Manners received a BA from the University of Pennsylvania, a JD from Columbia University Law School and an LLM (in Taxation) from New York University School of Law.

to June 1997, most recently as President. Mr. Shearer received a BS in general engineering and political science from the United States Naval Academy and an MBA from the University of Denver.

     James M. Mahoney. Mr. Mahoney joined the Company in March 1997 as the Corporate Controller. Prior to joining the Company, Mr. Mahoney was an Audit Manager in the Entrepreneurial Services Group of Ernst & Young LLP in New York. Mr. Mahoney received a BBA in accounting from Siena College in 1988 and is a Certified Public Accountant.

     Joseph W. Bartlett. Mr. Bartlett has been a partner in the law firm of Morrison & Foerster LLP since March 1996. From July 1991 until March 1996 he was a partner in the law firm of Mayer, Brown & Platt. Mr. Bartlett has also been an Undersecretary of the U.S. Department of Commerce and a law clerk to Chief Justice Earl Warren. Mr. Bartlett is a member of the Council on Foreign Relations and is currently a director of Cyrk, Inc., which designs, manufactures and distributes products for promotional programs and Semele Group, Inc., which invests in real property and other assets. Mr. Bartlett received a BA from Harvard University and an LLB from Stanford Law School.

     Joseph P. Harris. Mr. Harris has been associated with more than 200 Broadway productions. He has been general manager for many dramatic and musical productions. He has co-produced many shows including Chicago, On the Twentieth Century and The 1940s Radio Hour, and received Tony(R) Awards as co-producer of Bob Fosse's revival production of Sweet Charity, Dancing at Lughnasa and An Inspector Calls. He also co-produced the 1993 Tony(R) Award nominee for Best Play, Someone Who'll Watch Over Me. Mr. Harris most recently co-produced Translations.


     Thomas D. Lips. Mr. Lips has been a Senior Vice President--Investments of PaineWebber, Inc. (and Kidder, Peabody & Co., prior to its acquisition by PaineWebber, Inc.) in Hartford, Connecticut since 1990. Mr. Lips received a BA from Dartmouth College in Liberal Arts and a JD from Harvard Law School.

     Kenneth L. Shearer. Mr. Shearer joined the Company in June 1997 as Senior Vice President, Marketing and Sales. Mr. Shearer is responsible for the development of the Company's nationally focused marketing effort. Prior to joining the Company, Mr. Shearer was employed in various positions at Design Dynamics, Inc. from 1992

     Kevin J. Baxley. Mr. Baxley joined the Company in May 1988 as Vice President of Finance and was appointed Executive Vice President, Scenery Operations in October 1997 where he is responsible for strategic planning and product development. Prior to joining the Company, he served as a manager at Ernst & Young LLP and as the Director of Finance at Spectramed, a medical device manufacturer. Mr. Baxley received an MBA from the New York University Graduate School of Business in 1976 and is a Certified Public Accountant.

     Fred J. Gallo. Mr. Gallo joined the Company upon its founding in 1984 and was appointed Executive Vice President, Scenery Production in October 1997. He is responsible for the engineering and mechanical design of all projects. Mr. Gallo is also a relationship manager for the live theater market. Prior to joining the Company, he was self-employed as a technical coordinator on Broadway. Mr. Gallo received a BS degree in architectural engineering from New York Institute of Technology in 1974 and was instrumental in the design and development of the Stage Command System(R). Mr. Gallo has been responsible for the technical production of many successful theatrical productions, including The Phantom of the Opera(TM), Les Miserables(TM) and Beauty & the Beast(TM).

     Joseph A. Schenk II. Mr. Schenk joined the Company in August 1995 as Vice President of the Las Vegas operations and was appointed Executive Vice President, Nevada Operations in August 1997. Mr. Schenk has overall responsibility for the Company's scenery fabrication operations in Las Vegas. Prior to joining the Company, he was a real estate developer from 1994 to July 1995 and project manager for Showtech U.S.A., a theatrical production at a Las Vegas hotel from 1992 to 1994. Mr. Schenk received a B.A. from the University of Nevada, Las Vegas in 1974.

     Donald Stern. Mr. Stern joined the Company in August 1997, was appointed Executive Vice President, Lighting, in October 1997 and is responsible for the overall management of the Company's lighting operations. Mr. Stern co-founded Bash in 1976 and was responsible for its operations until it was acquired by the Company in August 1997.

     John Wolf. Mr. Wolf joined the Company upon its founding in 1984 and was appointed Executive Vice President, Project Management in October, 1997. He is responsible for the technical supervision of all corporate events. Prior to joining the Company, he worked at McLean Industries as an ocean freight consultant. Mr. Wolf received a BS in Mechanical Engineering from Kings Point Academy in 1968. Mr. Wolf has been responsible for many innovative industrial shows including the touring attraction for the Marlboro Adventure Team Tour.


     William Ennis. Mr. Ennis joined the Company in January 1996 as Senior Vice President, Lighting and is responsible for the strategic planning and financial reporting of the Company's lighting operations. From July 1995 to December 1995, Mr. Ennis served as a consultant to the Company, advising the Company with respect to acquisitions. Prior to joining the Company, Mr. Ennis served as the Managing Partner at Ennis, Cavuoto & Company, a consulting and accounting firm, for twenty years. Mr. Ennis received a BBA from the University of Oklahoma in 1973 and is a Certified Public Accountant.

     Roy Sears Jr. Mr. Sears joined the Company upon its founding in 1984 and was appointed Senior Vice President, Manufacturing in October, 1997. He is responsible for scenery fabrication and the installation and execution of all projects. Prior to joining the Company, Mr. Sears worked at Theater Techniques Associates where he was a production manager. Mr. Sears has been responsible for the installation of productions including Terminator 2-3D(TM) at Universal Studios Florida(R) in Orlando and Masquerade Show in the Sky(TM).

Compensation of Advisors

     The Company does not currently provide cash compensation to Advisors for services provided in such capacity. However, the Company has granted Capital Appreciation Units to each of its Advisors. See "Principal Unitholders."

Compensation of Executive Officers

     The following summary compensation table includes individual compensation information for the Company's Chief Executive Officer for services rendered in all capacities to the Company for the periods indicated.

                                                       Annual Compensation
                                              ----------------------------------
Name and Principal Position                   Year      Salary($)      Bonus($)
---------------------------                   ----      ---------      --------
Jeremiah J. Harris                            1996      $ 350,000      $150,000
  Chairman and Chief Executive Officer        1995      $ 250,000      $300,000
                                              199       $ 179,400      $360,000

Employment Agreements

     The following summary of the material terms of certain employement agreements with executive officers of the Company, does not purport to be complete and reference is made the provisions of such employment agreements, which have been filed as an exhibit to the Registration Statement.

     Mr. Harris has an employment agreement with the Company, dated January 1, 1996, providing for a base salary of $350,000, which may be increased by discretionary bonus payments and incentive compensation. The agreement provides that the Company may terminate employment for cause (as defined) or upon 45 days prior written notice. If such agreement is terminated without cause, the Company is obligated to pay Mr. Harris his base salary and benefits for the period equal to the longer of (i) the remainder of the term or (ii) the sum of (x) six months from the termination date and (y) one additional month for each year of service with the Company or a predecessor entity up to a maximum of six additional months. The agreement has a three-year term and is automatically extendable for one-year periods unless either party notifies the other, within 30 days of the anniversary of such period, that the agreement will not be extended. Mr. Harris has also agreed not to compete with the Company for a period of one year following termination of his agreement.

     Mr. Miller has an employment agreement with the Company, dated as of July 7, 1997, providing for a base salary of $175,000, which may be increased by discretionary bonus payments. In addition, the agreement provided for a signing bonus of $150,000. The Company may terminate employment for cause (as defined). If such agreement is terminated without cause, or Mr. Miller terminates the agreement for good reason (as defined), the

Company is obligated to pay him base salary and benefits for the remainder of the term. The agreement has a five-year term and is automatically extendable for one-year periods unless either party notifies the other, within six months of the anniversary of such period, that the agreement will not be extended. Mr. Miller has agreed not to compete with the Company for a period of two years following termination of the agreement; provided, however, that if his employment is terminated by the Company, the covenant not to compete will be limited to the time in which Mr. Miller receives payment of his base salary. The employment agreement also provides that Mr. Miller will receive 452,000 Capital Appreciation Units in the Company, consisting of four tranches of 113,000 Capital Appreciation Units with Threshold Values (as defined) of $55 million, $70 million, $85 million and $95 million. Each Threshold Value will be reduced by the amount of the Company's cash distribution to its members with a portion of the net proceeds from the Initial Offering and the net fair market value of the real estate transferred in connection with the Real Estate Transaction. See "Certain Transactions." One-sixth of such units vested at the time of grant and an additional one-sixth of such units will vest on each of the first through fifth anniversaries thereof. See "Principal Unitholders."

     Mr. Manners has an employment agreement with the Company, dated as of August 6, 1997, providing for compensation consisting of a base salary of $175,000, which may be increased by discretionary bonus payments. In addition, the agreement provides for reimbursement of certain temporary living and moving expenses associated with Mr. Manners' relocation to New Windsor, NY and a four-year loan in an amount not to exceed $120,000 in connection with acquiring a new residence. The Company may terminate employment for cause (as defined). If such agreement is terminated without cause, or Mr. Manners terminates the agreement for good reason (as defined), the Company is obligated to pay him base salary and benefits for the remainder of the term. The agreement has a four-year term and is automatically extendable for one-year periods unless either party notifies the other, within six months of the anniversary of such period, that the agreement will not be extended. Mr. Manners has agreed not to compete with the Company for a period of two years following termination of the agreement; provided, however, if his employment is terminated by the Company, the covenant not to compete will be limited to the time in which Mr. Manners receives payment of his base salary. The employment agreement also provides that Mr. Manners will receive 113,000 Capital Appreciation Units in the Company with a Threshold Value of $55 million, 20% of which were vested at the time of grant and the balance of which vest 20% on the first, second and third anniversaries of Mr. Manners' employment with the Company. The Threshold Value will be reduced by the amount of the Company's cash distribution to its members with a portion of the net proceeds from the Initial Offering and the net fair market value of the real estate transferred in connection with the Real Estate Transaction. See "Certain Transactions." The final 20% of Mr. Manners' units will vest on the fourth anniversary of Mr. Manners' employment provided that (i) Mr. Manners has not been terminated for Cause and has not voluntarily departed without good reason and (ii) the Company has completed an initial public offering and has had a market capitalization of its outstanding securities of at least $250.0 million dollars for a ten consecutive trading day period. See "Principal Unitholders."

     The other senior executives of the Company also have employment agreements with the Company on terms similar to those of Mr. Harris, other than compensation, including agreements not to compete with the Company following termination of employment.

Unit Plans

     The Company maintains the Production Resource Group L.L.C. Restricted Limited Liability Company Unit Incentive Compensation Plan (the "Restricted Plan") and the Phantom Limited Liability Company Unit Incentive Compensation Plan (the "Phantom Plan" and, together with the Restricted Plan, the "Plans").

     The Plans were established on January 1, 1996 to optimize profitability and growth of the Company, to provide rewards for employees and to attract and retain new employees of the Company. Participation in the Plans is limited to officers and other key employees who are selected to participate in the Plan. Up to 750,000 units subject to anti-dilution adjustments may be awarded under each of the Restricted Plan ("Restricted Units") and the Phantom Plan ("Phantom Units" and together, with the Restricted Units, the "Units"). The Units, in addition to any restrictions imposed in the Owners' Agreement are subject to significant restrictions on transferability, the securities laws and the Operating Agreement of the Company. Restricted Units entitle the holder to participate in the appreciation and profits of the Company, but do not allow a right to participate in management. Phantom Units entitle the holder to receive a bonus equal to ten dollars per Phantom Unit upon a sale of the Company, or at such other time as such employee is entitled to receive payments with respect to such units. In no event shall a participant be entitled to receive duplicate payments under the Phantom Plan and the Restricted Plan. Restrictions on the Units lapse ratably over a specified period as set forth in the grant letter awarding such Units (the "Restriction Period"); provided, however, that the Purchase Units are subject to a Restriction Period not to exceed ten years. The holders of Units still subject to the Restriction Period do not have any rights under the Operating Agreement other than the right to receive distributions with respect to such Units. Upon a Change in Control or any termination other than for Cause (each as defined in the Plans) all restrictions on the Units lapse and the value thereof becomes immediately payable. Phantom Units will be canceled without any payments being required thereon upon the occurrence of an initial public offering of the Company or a successor in interest to the Company.

     As of September 30, 1997, Messrs. Baxley and Ennis have been issued 129,980 and 51,992 Units, respectively, for which restrictions lapse in five annual installments commencing January 1, 1997.

                              CERTAIN TRANSACTIONS

     The Company incurred fees for theatrical management services provided by J. Harris, Inc., which is owned 50% by Mr. Joseph P. Harris, the father of Jeremiah
J. Harris. In 1996, 1995 and 1994, the Company incurred fees and other charges of approximately $189,000, $182,000 and $372,000, respectively. In addition, the Company had revenues from J. Harris, Inc. of approximately $64,000 in 1996. The Company also subleases approximately 3000 square feet from J. Harris, Inc. at 1500 Broadway, New York, NY, for approximately $109,000 per year, which is equal to the amount payable by J. Harris, Inc. for its lease on such space.

     In 1996, 1995 and 1994, the Company had revenues of approximately $1.9 million, $2.0 million, $253,000, respectively, from an affiliated advertising and production management company for industrial shows. A majority of the stock of this company is owned by members of the Company (Messrs. Harris, Baxley, Gallo, Sears and Wolf own 19%, 2.5%, 9.5%, 9.5%, and 9.5%, respectively). In addition, the Company receives management fees for administrative services from this affiliated company for which it was paid $70,500 and $90,000 in 1996 and 1995, respectively.

     The Company retained the legal services of Pepe & Hazard LLP during 1996 and 1997. Mr. Manners was a partner at Pepe & Hazard LLP during such period until joining the Company in August 1997. In connection with Mr. Manners' employment agreement, the Company extended a four year limited recourse loan, bearing interest at 6.1%, with approximately $97,000 outstanding as of the date hereof.

     In 1996, 1995 and 1994, the Company paid accounting fees of approximately $274,000, $243,000 and $118,000, respectively, to Ennis, Cavuoto & Company, a consulting and accounting firm of which Mr. Ennis, who joined the Company as a Senior Vice President in January 1996, was a Partner.

     On December 24, 1997, the Company redeemed 500,000 SPLLC Units held by Scenic Properties, L.L.C. ("SPLLC") in exchange for its interests in real property located in New Windsor, NY and Cornwall-on-Hudson, NY, and the Company's land in Las Vegas, NV subject to mortgage debt aggregating approximately $3.7 million. The Company believes the fair market value of such property to be $8.7 million which approximates its book value of $9.5 million. All of the equity interests of SPLLC are currently owned by officers and beneficial owners of the Company (Messrs. Harris, Baxley, Gallo, Sears and Wolf own 38%, 5%, 19%, 19% and 19%, respectively). The properties transferred to SPLLC have been leased back to the Company on arm's-length terms. The Company expects unaffiliated investors to acquire a 51% interest in SPLLC sometime during the first half of 1998.

                              PRINCIPAL UNITHOLDERS

     The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of the Company's membership interests.

                                                                       Capital         Convertible                        Percentage
                                                       Regular       Appreciation       Preferred         Preferred        of Total
           Name of Beneficial Owner                    Units(1)        Units(2)          Units(3)          Units(4)        Units(5)
           ------------------------                    --------      ------------      -----------        --------        ----------
Harris Production Services, Inc.(6).............      5,000,200                                                              84.5%
Kevin J. Baxley(7)..............................        129,980                                                               2.2
William Ennis(7)................................         51,992                                                               0.9
Theodore Van Bemmel, Jr.........................         17,241                                                               0.3
Bradley G. Miller(8)............................                       452,000                                                7.6
Robert A. Manners(9)............................                       113,000                                                1.9
Robert Cannon(10)...............................
Donald Stern(10)................................
Pro-Mix (11)....................................                                                            79,179            1.3
Kenneth L. Shearer..............................                                                            54,539            0.9
Joseph W. Bartlett(12)..........................                        10,000                                                *
Thomas D. Lips(12)..............................                         3,000                                                *
Joseph P. Harris(13)............................                         3,000                                                *
                                                     ----------       --------                            --------         ------
  Total.........................................      5,199,413        581,000                             133,718          100.0%
------------------------------------------------------------------------------------------------------------------------------------

* Less than .1%.

(1) Regular Units are the only Units entitling the holder to vote in the Company's business and affairs.

(2) Capital Appreciation Units entitle their holder to an annual return of $0.05 per Unit and upon a sale of the Company, an initial public offering or a similar event, share in the appreciation of the Company above a specified equity value (the "Threshold Value").

(3) Convertible Preferred Units have an 8% per annum cumulative distribution priority. These Units are senior in liquidation preference to the Regular Units and are convertible into the securities that may be offered to the public by the Company at the time of any initial public offering at a price equal to 62.5% of the per share price of any such security. Upon conversion, all accrued distributions will be eliminated. In addition, holders of Convertible Preferred Units are entitled to redemption thereof, at the option of holder after the third anniversary of issuance or notice of an initial public offering, whichever occurs earlier.


(4) Preferred Units entitle the holder to share in distributions and appreciation with the Regular Units and have a liquidation preference equal to the amount paid for such Units ($2,250,000 in the aggregate).

(5) Percentage of Total Units represents the fraction of units held by such beneficial owner divided by the sum of Regular Units, Capital Appreciation Units, Convertible Preferred Units and Preferred Units outstanding.

(6) Mr. Jeremiah J. Harris owns 100% of the voting stock of Harris Production Services, Inc. ("HPS") which owns 96.2% of the voting interests in the Company. Mr. Harris owns 38% of the economic interests in HPS and the balance of the economic interests are owned 19% by each of Messrs. Gallo, Sears and Wolf and 5% by Mr. Baxley.

(7) Restrictions on these units lapse in five annual installments commencing December 31, 1996. See "Management--Unit Plans."

(8) Mr. Miller has been issued four tranches of Units, each consisting of 113,000 units with Threshold Values, subject to adjustment, of $55 million, $70 million and $85 million and $95 million, respectively. One-sixth of each tranche was vested at the time of grant with an additional one-sixth of each tranche vesting on the first through fifth anniversaries of Mr. Miller's employment with the Company. See "Management--Employment Agreements."

(9) Mr. Manners has been issued units with a $55 million Threshold Value, subject to adjustment. One-fifth of Mr. Manners' units vested at the time of grant with an additional one-fifth vesting on the first, second and third anniversaries of Mr. Manners' employment with the Company. The final one-fifth of Mr. Manners' units will vest on the fourth anniversary of Mr. Manners' employment, subject to certain conditions. See "Management--Employment Agreements."

(10) Messrs. Cannon and Stern, former shareholders of Bash, have an option to acquire an aggregate amount of up to $3 million of 8% Convertible Preferred Units in the Company, which option is exercisable through early 1998.

(11) Pro-Mix was granted 79,179 Preferred Units as partial consideration for the contribution of a portion of its assets to the Company.

(12) Mr. Bartlett has been issued Capital Appreciation Units with a $55 million Threshold Value. Three-quarters of such units were vested at the time of grant and the final one-quarter will vest on the first anniversary of the date of grant.

(13) Mr. Lips and Mr. Harris have been issued Capital Appreciation Units with a $55 million Threshold Value, one-half of such units were vested at the time of grant and one-quarter will vest on each of the first and second anniversaries of the date of grant.

                       DESCRIPTION OF OPERATING AGREEMENT

     The rights and obligations of the equityholders of the Company (the "Members") are governed by the Limited Liability Company Agreement of Production Resource Group, L.L.C., dated as of August 7, 1995 and amended and restated by the Amended and Restated Limited Liability Company Agreement, dated as of January 1, 1996, further amended by the First Amendment to the Amended and Restated Operating Agreement, dated as of July 12, 1996, and further amended and restated by the Second Amended and Restated Limited Liability Company Agreement, dated as of December 1, 1997 (the "Operating Agreement"). The summary herein of certain provisions of the Operating Agreement does not purport to be complete and reference is made to the provisions of the Operating Agreement, which has been filed as an exhibit to the Registration Statement.

Members and History

     The original members (the "Initial Members") of the Company were Harris Production Services, Inc., ("HPS"), ECTS, A Scenic Technology Company, Inc. ("STNY"), ECTS Contracting of Las Vegas, Inc. ("SCLV"), Showpay, Inc. ("Showpay"), Scenic Properties, L.L.C. ("SPLLC") and Theatre Techniques Associates, Inc. ("TTA"). In December 1997, SCLV, STNY and TTA were merged into HPS and the Units issued to Showpay were transferred to HPS. Each of the Initial Members contributed all of their assets, subject to their liabilities to the Company in July 1996. Ownership interests in the Company are represented by "Units." In connection with the consummation of the Real Estate Transaction on December 24, 1997, SPLLC no longer holds membership interests in the Company. See "Certain Transactions."

Limited Liability

     As with a corporation, the Members of the Company are not liable for the debts, liabilities, contracts or other obligations of the Company in excess of their capital contributions.

Management

     The Company is managed by a board of managers (the "Managers"), currently consisting of a single manager, Jeremiah J. Harris, which has control over the business and affairs of the Company. The Members can increase the number of Managers up to a maximum of nine. The Company's officers are appointed by the Managers. Except for situations in which the approval of the Members or of the Board of Advisors (as defined) is expressly required by the Operating Agreement or by non-waivable provisions of applicable law, the Managers have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company. Managers may be appointed by, or removed by a majority vote of the Members. Currently, Mr. Harris has the ability to control such election or removal, as he indirectly owns approximately the 96.2% of the voting interests in the Company. See "Principal Unitholders."

Description of Units

            The Company's Units consist of the following classes: Regular Units;

Preferred Units; Capital Appreciation Units; Preferred Capital Appreciation Units; and Convertible Preferred Units. Regular Units entitle the holder thereof to share in the profits and losses of the Company, subject to certain adjustments, and are the only class of voting equity of the Company. Preferred Units entitle the holder thereof to the same rights and privileges as holders of Regular Units, except that the holders of Preferred Units have the right to receive liquidation distributions prior to the holders of Regular Units and the Preferred Units do not have voting rights. Capital Appreciation Units entitle the holder thereof to (i) an annual return of $0.05 per Unit and (ii) share in the appreciation in the value of the Company upon the occurrence of an Initial Public Offering (as defined in the Operating Agreement), the sale of substantially all of the assets of the Company or a sale of fifty percent or more of the interests in the Company held by the Initial Members; provided that such holder shall only be entitled to share in the appreciation in value above the designated value provided in the Operating Agreement. Capital Appreciation Units rank pari passu with Regular Units in right of payment in the event of a liquidation of the Company. Preferred Capital Appreciation Units entitle the holder thereof to the same rights and privileges as holders of Capital Appreciation Units, except that the holders of Preferred Capital Appreciation Units have the right to receive liquidation distributions prior to the holders of

Regular Units. Convertible Preferred Units entitle the holder thereof to receive an eight percent per annum cumulative distribution priority. The Operating Agreement provides that such distribution shall accumulate currently but not be paid. These Units are senior in liquidation preference to the Regular Units and are convertible into securities offered by the Company in an Initial Public Offering at a price equal to 62.5% of the per share price of such securities. For purposes of such conversion, the Operating Agreement provides that all accrued distributions will be eliminated. In addition, upon the earlier of the third anniversary of the issuance of the Convertible Preferred Units or an Initial Public Offering, the holder of such Units has the option to require the Company to redeem its Units. The Operating Agreement provides the Managers with discretion to create other classes or series of Units or other equity interests in the Company, which Units or other equity interests in the Company may have voting rights, rights to distributions and allocations, or other rights that are different from, and superior or inferior to those of, the then-existing Units. The creation of a new class or classes of Units does not constitute or require an amendment to the Agreement.

Long-Term Incentive Plan

     The Operating Agreement permits the Company to adopt a long-term incentive plan ("LTIP") under which the Managers are authorized to issue up to 750,000 Units to Managers, officers and employees. Units may also be issued under employment agreements with the Company's senior managers and to members of the Company's Board of Advisors. The Managers may authorize the grant of additional units under the LTIP or otherwise.

Advisory Board


     The Company has an advisory board (the "Board of Advisors") to advise it with respect to the formulation and implementation of the Company's strategic plan and such other advice as may be requested by the Managers. With the two exceptions noted below, the Operating Agreement contemplates that members of the Board of Advisors serve purely an advisory role. The Company is required to obtain the approval of a majority of the members of the Board of Advisors for any related party transaction. In addition, the Managers may, by notice to the Board of Advisors and their written consent, elect to entrust the Board of Advisors with the rights and responsibilities of a corporate board established pursuant to the Delaware General Corporation Law. The members of the Board of Advisors are entitled to compensation for their services as the Managers deem appropriate, including equity incentives.

Liability, Exculpation and Indemnification

     The Operating Agreement provides that no officer, director or other "Covered Persons" (as defined therein) shall be liable for any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of such person's authority, except for acts and omissions involving gross negligence or willful misconduct. In addition, the Operating Agreement provides that the Company will indemnify "Covered Persons" for any loss, damage or claim incurred by them by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such person, unless such loss, damage or claim was incurred by reason of gross negligence or willful misconduct on behalf of such "Covered Person."

Assignment

     The Operating Agreement, with limited exceptions, prohibits Members from transferring, assigning or pledging as security for indebtedness its Units, in whole or in part, except to the Company's senior institutional lender.

Dissolution

     The Company shall be dissolved and its affairs shall be wound up upon (i) the written consent of all Members, (ii) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member who is a Manager or the occurrence of any other event under the Delaware Limited Liability Company Act that terminates the continued membership of a Member who is a Manager in the Company unless, within 90 days after the occurrence of such an event, a majority in interest of the remaining Members agree in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event, of one or more additional Members or (iii) the entry of a decree of judicial dissolution under
Section 18-802 of the Delaware Limited Liability Company Act.


Amendments

     The Operating Agreement provides for amendment by a majority of the Members. However, unanimous consent of the affected Members is required to subject the Members to additional liability. Furthermore, the amendment of any provision that materially adversely affects the economic interests of a Member requires the consent of (i) two-thirds in interest of all Members in the case of an amendment applying in a substantially similar manner to all classes of Units or (ii) two-thirds in interest of each affected class of Units in the case of any other amendment.

                        DESCRIPTION OF OTHER INDEBTEDNESS

Amended Credit Facility

     The Company is party to the Amended Credit Facility. The following is a summary of the material terms and conditions of the Amended Credit Facility and is subject to the detailed provisions of the Amended Credit Facility and various related documents which have been attached as exhibits to the Registration Statement.

     General

     The Amended Credit Facility, a five-year senior reducing revolving credit facility, provides for borrowings in a principal amount of up to $100 million, subject to certain covenants and conditions. Borrowings may be used by the Company for working capital, acquisitions and for general corporate purposes. Up to $30 million of the amount available under the Amended Credit Facility may be used for acquisitions without approval of the Required Lenders (as defined in the Amended Credit Facility). Additional acquisitions are permitted without approval of the Required Lenders provided the Company's total leverage ratio is less than 3.5 to 1.0 and certain other conditions are met. The Amended Credit Facility permits the Company to issue up to $150 million of subordinated debt which indebtedness would include the Initial Offering of the Notes.

     Interest Rates; Fees

     Amounts outstanding under the Amended Credit Facility bear interest, at the Company's option, at certain spreads over LIBOR or the greater of the Federal Funds rate plus 0.50% or BNY's prime rate. The interest rate spreads are adjusted based on the Company's total leverage ratio. The Company pays a commitment fee on unused availability of 0.375% to the extent that the Company's total leverage ratio is greater than or equal to 1.5 to 1.0, and 0.250% if such ratio is less than 1.5 to 1.0.

     Mandatory Prepayments and Commitment Reductions

     Amounts outstanding under the Amended Credit Facility are subject to, among others, the following mandatory prepayments, which will also permanently reduce commitments under the Amended Credit Facility: (i) up to $25 million from proceeds of any permitted indebtedness issuance in excess of $100 million by the Company, (ii) beginning January 1, 1999, if the Company's total leverage ratio is greater than 3.5 to 1.0, 50% of annual Excess Cash Flow for the prior fiscal year (including any net proceeds of an equity issuance, as defined in the Amended Credit Facility) and (iii) 100% of net cash proceeds from asset or property dispositions (as defined in the Amended Credit Facility).

     Collateral and Guarantees

     In order to secure their obligations under the Amended Credit Facility, the Company and each subsidiary party to the security agreement have granted to the Lenders a continuing security interest in all of their tangible and intangible assets. In addition, Members of the Company have pledged to the Lenders substantially all of the membership interests and capital stock of the Company and its subsidiaries. All existing and future domestic subsidiaries of the Company guarantee the indebtedness under the Amended Credit Facility. In addition, HPS and certain other holders of interests in the Company have guaranteed the obligations of the Company under the Amended Credit Facility.

     Covenants

     The obligations of the Lenders to lend under the Amended Credit Facility are subject to the satisfaction of certain conditions precedent, including the absence of a material adverse change in the affairs of the Company. The Amended Credit Facility contains various covenants that, subject to specified exceptions, restrict the ability of the Company and its subsidiaries with respect to: (i) the incurrence of additional indebtedness and other obligations and the granting of additional liens; (ii) mergers, acquisitions, investments and dispositions of assets; (iii) the declaration or payment of Restricted Payments (as defined in the Amended Credit Facility); (iv) the declaration or payment of dividends; (v) prepayments or repurchases of other indebtedness and amendments to certain agreements, including the organizational documents and operating agreement of the Company, the Indenture and the Notes; (vi) engaging in transactions with affiliates and formation of subsidiaries; (vii) the making of Investments (as defined in the Amended Credit Facility); and (viii) changes of lines of business. There are also covenants relating to compliance with ERISA, environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance and financial reporting. Certain of these covenants are more restrictive than those set forth in the Indenture. In addition, the Amended Credit Facility requires the Company to maintain compliance with certain specified financial covenants, including covenants relating to minimum interest coverage, minimum fixed charge coverage and maximum leverage. The Amended Credit Facility also prohibits prepayment or defeasance of the Notes.

     Events of Default

     The Amended Credit Facility contains customary events of default,

including, without limitation, payment defaults, the occurrence of a Change of Control (as defined in the Amended Credit Facility) of the Company or its subsidiaries, the invalidity of guarantees or security documents under the Amended Credit Facility, any Material Adverse Change (as defined in the Amended Credit Facility), breach of any representation or warranty under any Loan Document in the Amended Credit Facility and any cross-default to other indebtedness of the Company and its subsidiaries. The occurrence of any such event of default could result in acceleration of the Company's obligations under the Amended Credit Facility and foreclosure on the collateral securing such obligations, which could have a material adverse effect on holders of the Notes.

Mortgage Debt

     The Company has three mortgages in the principal amount of approximately $3.9 million, which are collateralized by its properties. The mortgages require monthly payments of both principal and interest at varying rates ranging from 7.4% to 8.7%. Maturity dates on these mortgages expire on various dates from June 30, 1997 through June 1, 2025. In connection with the Real Estate Transaction, the Company's mortgage debt was reduced by $3.7 million.

Treasury Rate Lock

     On October 27, 1997 the Company entered into a Treasury Rate Lock agreement ("T-Lock") with Bankers Trust Company (the "Counterparty"), an affiliate of BT Alex. Brown Incorporated, to hedge against the impact of rising interest rates on the 10-year Treasury Note (the "Reference Security"). The T-Lock has a notional amount of $100.0 million. On December 15, 1997, ("Settle Date"), the rate on the 10-year Reference Security (the "Reference Rate") is compared to the predetermined Lock Rate (5.863%). If the Reference Rate is above the Lock Rate, the Counterparty will make a payment to the Company equal to the present value of the difference between the Reference Rate and the Lock Rate to the maturity of the reference security. If the Reference Rate is below the Lock Rate, the Company will make a payment to the Counterparty equal to the present value difference. On December 5, 1997, the Company elected to terminate the T-Lock and received payment of $425,000 from the Counterparty.

Interest Rate Swap Agreement

     On September 25, 1996, in connection with the Credit Agreement (as defined in the notes to the Consolidated Financial Statements included elsewhere in this Prospectus), the Company entered into an interest rate swap agreement ("IRSA") with The Bank of New York to hedge the impact of fluctuations in interest rates on its floating rate credit facilities. At December 31, 1996, the IRSA had a notional amount of $8.75 million, which was subsequently increased to $22.5 million. The estimated fair value of the IRSA at December 31, 1996 was approximately $58,000, which was based on dealer quoted market prices, and generally reflected the estimated amount that the Company would have to pay to terminate the contract. Gains and losses pertaining to the IRSA are recorded over its life as an adjustment to interest expense. The Company terminated the IRSA on January 8, 1998, recording a loss of $33,360.

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                              DESCRIPTION OF NOTES

General

     Set forth below is a summary of certain provisions of the New Notes. The New Notes will be issued under the Indenture among the Issuers, the Guarantors and the Trustee. This summary does not purport to be complete and reference is made to the provisions of the Indenture, which has been filed as an exhibit to the Registration Statement and a copy of the Indenture may be obtained by contacting the Office of the Secretary and General Counsel at the principal executive offices of the Company, 539 Temple Road, New Windsor, NY 12553, telephone (914) 567-5700.

     The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The New Notes are subject to all such terms, and holders of the New Notes (the "Holders") are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture.

     Except as otherwise indicated below, the following summary applied to both the Old Notes and the New Notes. As used herein, the term "Notes" means the Old Notes and the New Notes, unless otherwise indicated.

     The form and term of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act, and therefore such New Notes will not be subject to certain transfer restrictions, registration rights and related Liquidate Damages provisions applicable to the Old Notes. See "The Exchange Offer."

     The Notes were issued pursuant to the Indenture among the Issuers, the Guarantors and First Union National Bank, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement will be made available to prospective investors as set forth under the caption "--Additional Information." The definitions of certain terms used in the following summary are set forth below under the caption "--Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to Production Resource Group, L.L.C. and not to any of its Subsidiaries.


     The Notes are general unsecured obligations of the Issuers and are subordinated in right of payment to all existing and future Senior Debt of the Issuers. As of September 30, 1997, after giving effect to the Transactions, the Issuers would have had approximately $1.0 million of consolidated Senior Debt outstanding. In addition, after consummation of the Initial Offering, the Company had $100 million of total commitments under the Amended Credit Facility, of which $0.6 million would have been available as of September 30, 1997, after giving effect to the Transactions and the terms of the Amended Credit Facility. The Company and its Subsidiaries would have had additional liabilities (including trade payables) aggregating approximately $10.7 million. The Indenture permits the incurrence of additional indebtedness, including additional Senior Debt, subject to certain restrictions. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." Finance Corp. will have no outstanding indebtedness other than the Notes.

     PRG Finance Corporation ("Finance Corp."), a wholly-owned subsidiary of the Company incorporated in Delaware, was formed for the purpose of serving as a co-issuer of the Notes in order to facilitate the Initial Offering. The Company believes that certain prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of limited liability companies, such as the Company, unless such debt securities are jointly issued by a corporation. Finance Corp. will not have any substantial operations or assets and will not have any revenues. As a

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

result, prospective purchasers of the Notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the Notes.

     As of the date of the Indenture, all of the Company's Subsidiaries (including Finance Corp.) were Restricted Subsidiaries. However, under certain circumstances, the Company is allowed to designate current or future Subsidiaries (other than Finance Corp.) as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. The Issuers' payment obligations under the Notes are jointly and severally guaranteed, on a senior subordinated basis, by all of the Company's Restricted Subsidiaries (other than Finance Corp.). See "--Subsidiary Guarantees."

Principal, Maturity and Interest

     The Notes are limited in aggregate principal amount to $100 million and mature on January 15, 2008. Interest on the Notes accrues at the rate of 11 1/2% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 1998, to Holders of record on the immediately preceding January 1 and July 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of and premium, interest and Liquidated Damages, if any, on the Notes is payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes have been issued in denominations of $1,000 and integral multiples thereof.

Subordination

     The payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt of the Issuers, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of either Issuer in a liquidation or dissolution of such Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, an assignment for the benefit of creditors or any marshalling of either Issuer's assets and liabilities, the holders of Senior Debt of such Issuer will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under the caption "--Legal Defeasance and Covenant Defeasance").

     The Issuers also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under the caption "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of or premium, or interest on any Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been

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


accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been cured or waived for a period of not less than 90 consecutive days.

     The Indenture requires that the Trustee or the Holders of the Notes promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. As of September 30, 1997, after giving effect to the Transactions, the Issuers would have had approximately $1.0 million of consolidated Senior Debt outstanding. The Issuers are able to incur additional Senior Debt in the future, subject to certain limitations. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Amended Credit Facility and (ii) any other Senior Debt or Guarantor Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Guarantor Senior Debt" means with respect to any Guarantor (i) all Indebtedness of such Guarantor outstanding under Credit Agreements and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of such Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Subsidiary Guarantee of such Guarantor and (iii) all Obligations of such Guarantor with respect to the foregoing.

Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (b) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company or the relevant Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) or Guarantor Senior Debt (and any debt securities issued in exchange for Guarantor Senior Debt), as applicable, to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to the Indenture.

     "Senior Debt" of an Issuer means (i) all Indebtedness of such Issuer outstanding under Credit Agreements and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of such Issuer permitted to be incurred under the terms of the Indenture, unless the instrument under which such

Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes and (iii) all Obligations of such Issuer with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt of an Issuer does not include (a) any liability for federal, state, local or other taxes owed or owing by such Issuer, (b) any Indebtedness of such Issuer to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

Subsidiary Guarantees

     The Issuers' payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by each of the Company's current and future domestic Restricted Subsidiaries other than Finance Corp. (the "Guarantors"). The Subsidiary Guarantee of each Guarantor is subordinated in right of payment to all existing and future Guarantor Senior Debt of such Guarantor to the same extent as the Notes are subordinated to Senior Debt of the Issuers. See "--Subordination." As of September 30, 1997, after giving effect to the Initial Offering and the application of net proceeds therefrom, the Guarantors would have had no Guarantor Senior Debt outstanding. The Indenture permits the Guarantors to incur additional indebtedness, including additional Guarantor Senior Debt, subject to certain restrictions. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of

Disqualified Stock." The obligations of each Guarantor under its Subsidiary Guarantee is limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;" provided that the merger of any Guarantor with or into the Company or another Guarantor under circumstances where the Company or such Guarantor, as applicable, is the surviving Person shall not be subject to the foregoing provisions.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."

Optional Redemption

     The Notes are not redeemable at the Issuers' option prior to January 15, 2003. Thereafter, the Notes are subject to redemption at any time at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

       Year                                                           Percentage
       ----                                                          -----------
       2003........................................................   105.750%
       2004........................................................   103.834%
       2005........................................................   101.917%
       2006 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, prior to January 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more public offerings of Capital Stock of the Company (other than Disqualified Stock), provided that
(i) at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption and (ii) each such redemption shall occur within 90 days after the date of the closing of any such offering of Capital Stock of the Company.

     In addition, at any time prior to January 15, 2003, the Issuers may, at their option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

Selection and Notice

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee

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

shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the date fixed for redemption to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the date fixed for redemption, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

     Except as set forth below under the caption "--Repurchase at the Option of Holders," the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

     Change of Control

     Upon the occurrence of a Change of Control, the Issuers are obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for repurchase (the "Change of Control Payment"). Within ten business days following a Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require the Issuers to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Amended Credit Facility prohibits, and future Credit Agreements or other agreements relating to Senior Debt to which the Issuers become a party may prohibit, the Issuers from purchasing any Notes following a Change of Control and provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the indebtedness that contain such prohibition. If the Issuers do not obtain such a consent or repay such

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indebtedness, the Issuers will remain prohibited from purchasing Notes. The
Issuers' failure to purchase tendered Notes following a Change of Control would constitute an Event of Default under the Indenture which would, in turn, constitute as default under the Amended Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "--Subordination."

     The Issuers are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are substantially concurrently converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

     Within 270 days of the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (ii) to the acquisition of a controlling interest in a Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased as provided above under the caption "Selection and Notice." Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

     Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity

                                       69

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Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (ii) through (v) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company as a contribution to its common equity capital or from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (v) $5.0 million.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company or subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries") management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement or any successor arrangement entered into in connection with the reorganization of the Company as a corporation (provided that such successor arrangement is on terms substantially similar to the arrangement so replaced); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) Investments in non-Wholly Owned Restricted Subsidiaries of the Company in an aggregate amount at any time outstanding not to exceed $5.0 million; (vii) cash distributions to members of the Company as described under "Use

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of Proceeds" and the distribution of real estate in connection with the Real
Estate Transaction; (viii) so long as the Company is treated as a partnership for United States federal income tax purposes, payments by the Company to members of the Company to satisfy tax obligations to the extent such obligations are then due and owing, and in accordance with the Tax Sharing Agreement as in effect on the date of the Indenture; provided that such amounts do not exceed the amounts that would otherwise be due and owing if the Company and its Subsidiaries were an independent taxpayer; and (ix) at any time the Company has $15.0 million of availability under the Amended Credit Facility, a one-time cash distribution by the Company to its members not to exceed $10.0 million; provided that the Company shall have delivered to the Trustee, at the time of such distribution, an Officers' Certificate stating that, in management's reasonable judgment, based on the Company's operations and cash flow projections the Company will continue to have $15.0 million of availability under the Credit Facility for at least the succeeding four quarters.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee (which shall certify that such valuation has been approved by a majority of the Independent Directors). Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     The Board of Directors may designate any Restricted Subsidiary (other than Finance Corp.) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," the Issuers shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence immediately following such designation.

     Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1,

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determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

     (i) the incurrence by the Company and the Guarantors of Indebtedness under Credit Agreements in an aggregate amount not to exceed $75 million at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to clause (i) of the second paragraph of the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

     (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

     (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iv) the incurrence of Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (vi) the guarantee by the Company or any of the Guarantors of Indebtedness that was permitted to be incurred by another provision of this covenant;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding under this clause (vii), including all Permitted Refinancing Indebtedness incurred pursuant to clause (ix) below to refund, refinance or replace any Indebtedness incurred pursuant to this clause
(vii), not to exceed $15 million;

     (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (viii); and

     (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred by the first paragraph of this covenant, or by clauses (ii), (iii), (v), (vi) and (vii) of this covenant.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

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Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Limitation on Other Senior Subordinated Debt

     The Indenture provides that (i) the Company will not directly or indirectly incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

     Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and the Guarantors may enter into a sale and leaseback transaction if (i) the Company or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock" and
(b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, which shall certify that such valuation has been approved by a majority of the Independent Directors) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales." The foregoing provisions did not prohibit the sale and leaseback of real estate in connection with the Real Estate Transaction.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Amended Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Amended Credit Facility as in effect on the date of the Indenture, (c) the Indenture, the Notes and the Subsidiary Guarantees, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired

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in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     Merger, Consolidation or Sale of Assets

     The Indenture provides that neither the Company nor Finance Corp. may consolidate or merge with or into (whether or not the Company or Finance Corp., as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company or Finance Corp., as the case may be, is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or Finance Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or Finance Corp.) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company or Finance Corp., as the case may be, under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company (including the merger of Finance Corp. with or into the Company at any time when the Company is a corporation), the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

     Notwithstanding the foregoing, the Indenture permits the Company to reorganize as a corporation in accordance with the procedures established in the Indenture provided that such reorganization is not materially adverse to holders of Notes (it being recognized that such reorganization shall not be considered materially adverse to holders of Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(a)(1) of the Code or any similar state or local law) and certain other conditions are satisfied.


     Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. The foregoing provisions will not prohibit (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii)

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transactions between or among the Company and/or its Restricted Subsidiaries and/or Finance Corp.; and (iii) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

     Independent Directors

     From and after the earlier of 30 days after the consummation of the Exchange Offer or 180 days after the Closing Date, so long as any of the Notes are outstanding, the Company shall have at least two-thirds of its Board of Directors who are neither an officer nor an employee of the Company or any of its Affiliates (the "Independent Directors"). Any transaction requiring the approval of the majority of the Independent Directors shall be prohibited at any time that at least two-thirds of the Company's Board of Directors are not Independent Directors.

     Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of the Indenture, or any Unrestricted Subsidiary shall cease to be an

Unrestricted Subsidiary, then such Subsidiary shall execute a Subsidiary Guarantee of the Notes and deliver an opinion of counsel, in accordance with the terms of the Indenture.

     Payments for Consent

     The Indenture provides that neither the Company, Finance Corp. nor any of the Company's Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

     Reports

     The Indenture provides that upon the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes
(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

     Activities of Finance Corp.

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     The Indenture provides that Finance Corp. may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however, that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness of which the Company is an obligor. Notwithstanding the foregoing, Finance Corp. shall at all times prior to the reorganization of the Company as a corporation remain a Wholly Owned Restricted Subsidiary of the Company.

     Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any Restricted Subsidiary to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;" (iv) failure by the Company or any Restricted Subsidiary for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acing on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Company's Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to January 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

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     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Advisors, Managers, Officers, Employees, Incorporators, Members and Stockholders

     No director, advisor, manager, officer, employee, incorporator, member or stockholder of either Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes and to have each Guarantor's obligation discharged with respect to its Subsidiary Guarantee ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable date fixed for redemption, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular date fixed for redemption;
(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from

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bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (viii) release any Guarantor from its Subsidiary Guarantee or (ix) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes, and the written consent of holders of Designated Senior Debt.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuers, a Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Notes or any Subsidiary Guarantee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's, Finance Corp.'s or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely

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affect the legal rights under the Indenture of any such Holder or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Production Resource Group, L.L.C., 539 Temple Hill Road, New Windsor, New York 12553, Attention:
Chief Financial Officer.

Book-Entry, Delivery and Form

     The Notes are being offered and sold (a) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A ("Rule 144A Notes") and (b) outside the United States in reliance on Regulation S under the Securities Act ("Regulation S Notes"). Except as set forth below, Notes will be issued in registered, global form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Old Notes were issued at the closing of the Initial Offering only against payment in immediately available funds.

     Rule 144A Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). The Rule 144A Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Regulation S Notes initially will be represented by one or more temporary Notes in registered, global form without interest coupons (collectively, the Regulation S Temporary Global Notes"). The Regulation S Temporary Global Notes will be deposited on behalf of the subscribers thereof with a custodian for DTC. The Regulation S Temporary Global Notes will be registered in the name of a nominee of DTC for credit to the subscribers' respective accounts at the Euroclear System ("Euroclear") and Cedel Bank, S.A. ("Cedel Bank"). Beneficial interests in the Regulation S Temporary Global Notes may be held only through Euroclear or Cedel Bank.

     After the occurrence of (i) the expiration of a 40-day restricted period, as defined under Regulation S (the "Restricted Period"), or (ii) the exchange of a beneficial interest in the Regulation S Global Notes for a beneficial interest in a global note representing Exchange Notes upon consummation of the Exchange Offer and upon delivery of certification that the beneficial owners thereof are not U.S. persons (as defined in Rule 902(o) under the Securities Act) or that such beneficial owners purchased such Notes in a transaction that did not require registration under the Securities Act and are in the process of obtaining a beneficial interest in the Rule 144A Global Note in exchange for their beneficial interest in the Regulation S Temporary Global Note, a beneficial interest in the Regulation S Temporary Global Note may be exchanged for an interest in one or more permanent Notes in

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registered, global form without interest coupons (collectively, the "Regulation
S Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Note") (the Regulation S Global Note and the 144A Global Note collectively, the "Global Notes") which is expected to be deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC. Investors may hold beneficial interests in the Regulation S Permanent Global Note through organizations other than Euroclear and Cedel Bank that are Participants in DTC's system. Euroclear and Cedel Bank will hold interests in the Regulation S Global Note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel Bank. In turn, each of Euroclear and Cedel Bank will hold such interests in the Regulation S Global Note in customers' securities accounts in its name on the books of DTC.

     The Notes that are issued as described below under the caption "--Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Such Certificated Securities may, unless the Global Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in a Global Note representing the principal amount of Notes being transferred.

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only thorough the Depositary's Participants or the Depositary's Indirect Participants.

     The Issuers expect that, pursuant to procedures established by DTC, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Notes will be limited to such extent.

     Beneficial interests in one Global Note may be transferred to a person who takes delivery in the form of a beneficial interest in another Global Note only upon receipt by the Trustee of a written certification (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with the Indenture and with the Securities Act and any applicable securities laws of any state of the United States or any other jurisdiction. Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a beneficial interest in another Global Note will, upon transfer, cease to be a beneficial interest in such Global Note and become a beneficial interest in the other Global Note and accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such a beneficial interest.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

     Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under

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the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Issuers believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

Additional Information Concerning Euroclear and Cedel Bank

     Euroclear and Cedel Bank hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedel Bank provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel Bank interface with domestic securities markets. Euroclear and Cedel Bank participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Cedel Bank is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedel Bank participant, either directly or indirectly.

     When beneficial interests are to be transferred from the account of a Participant (other than Morgan Guaranty Trust Company of New York and Citibank, N.A., as depositaries for Euroclear and Cedel Bank, respectively) to the account of a Euroclear participant or a Cedel Bank participant, the purchaser must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. Euroclear or Cedel Bank, as the case may be, will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A. to receive the beneficial interests against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to the Participant's account against delivery of the beneficial interests. After settlement has been completed, the beneficial interests will be credited to the respective clearing systems and by the clearing system, in accordance with its usual procedures, to the Euroclear participants' or Cedel Bank participants' account. Credit for the beneficial interests will appear on the next business day (European time) and the cash debit will be back-valued to, and interest attributable to the beneficial interests will accrue from, the value date (which would be the preceding business day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Cedel Bank cash debit will instead be valued as of the actual settlement date.

     Euroclear participants and Cedel Bank participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Cedel Bank. Under this approach, such participants may take on credit exposure to Euroclear or Cedel Bank until the beneficial interests are credited to their accounts one day later. Finally, day traders that use Euroclear or Cedel Bank and that purchase beneficial interests from Participants for credit to Euroclear participants or Cedel Bank participants should note that these trades would automatically fall on the sale side unless affirmative action were taken to avoid these potential problems.

     Due to time zone differences in their favor, Euroclear participants and Cedel Bank participants may employ their customary procedures for transactions in which beneficial interests are to be transferred by the respective clearing system, through Morgan Guaranty Trust Company of New York or Citibank, N.A., to another Participant. The seller must send instructions to Euroclear or Cedel Bank through a participant at least one business day prior to settlement. In these cases, Euroclear or Cedel Bank will instruct Morgan Guaranty Trust Company of New York or Citibank, N.A., as the case may be, to credit the beneficial interests to the Participant's account against payment. Payment will include interest attributable to the beneficial interest from and including the last payment date to and

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excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Cedel Bank participant the following business day, and receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account will be back-valued to the value date (which would be the preceding business day, when settlement occurs in New York). If the Euroclear participant or Cedel Bank participant has a line of credit with its representative clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., if trade fails), receipt of the cash proceeds in the Euroclear or Cedel Bank participant's account would instead be valued as of the actual settlement date.

Certificated Securities

     Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes are subject to the legend requirements described in the Offering Memorandum under the caption "Notice to Investors." In addition, if (i) the Issuers notify the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Issuers are unable to locate a qualified successor within 90 days or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of the Global Notes, Notes in such form will be issued to each person that the Global Note Holder and DTC identify as being the beneficial owner of the related Notes.

     Neither the Issuers nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Same-Day Settlement and Payment


     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Issuers will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in the Certificated Securities will also be settled in immediately available funds.

Registration Rights; Liquidated Damages

     The Issuers, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on December 24, 1997. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Issuers and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not

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appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from the Issuers or an affiliate of the Issuers, the Issuers and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) the Issuers and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the date of the original issuance of the Old Note, (ii) the Issuers and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the date of the original issuance of the Old Note, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Issuers and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days after such obligation arises. If (a) the Issuers and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Issuers fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to one-half of one percentage point (0.5%) per annum of the principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional one-half of one percent (0.5%) per annum for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of two percent (2.0%) per annum. All accrued Liquidated Damages will be paid by the Issuers on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Old Notes will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

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     "Acquired Debt" means, with respect to any specified Person, (i)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Equity Interests of a Person shall be deemed to be control.

     "Amended Credit Facility" means that certain Credit Facility, dated as of July 31, 1997, by and among the Company, the lenders party thereto and Bank of New York, as Agent, as amended by Amendment No. 1, dated as of December 18, 1997, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of services and products in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary,
(iii) the transfer of obsolete equipment in the ordinary course of business,
(iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets and (v) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments" will not be deemed to be Asset Sales. Notwithstanding the foregoing, the Real Estate Transaction will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means (i) in respect of a limited liability company, the board of advisors of the Company, (ii) in respect of a corporation, the board of directors of the Company, or any authorized committee thereof, and
(iii) in respect of any other Person, the board or committee of the Company serving a similar function.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than one or more Principals or Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Equity Interests of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, the reorganization of the Company as a corporation shall not be deemed to constitute a Change of Control, so long as such reorganization does not result in any of the occurrences described above under clauses (i) through
(iv).

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits, (iii) consolidated interest expense whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (including non-cash equity based compensation charges but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period); (v) an amount equal to all premiums paid on prepayments of Indebtedness; and (vi) in the case of calculations with respect to the Company, the amount of any tax payments to its members pursuant to clause (viii) of the second paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments" or, following the reorganization of the Company as a corporation, any tax sharing payment made pursuant to a tax sharing agreement executed in connection therewith, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted

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Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries and (vi) in the case of calculations with respect to the Company, the amount of any tax payments to its members pursuant to clause (viii) of the second paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments" shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders or members, as applicable, of such Person and its consolidated Subsidiaries as of such date, plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case, determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreements" means one or more debt facilities (including, without limitation, the Amended Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Agreements outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness in existence on the date of the Indenture (other than Indebtedness under the Amended Credit Facility), until such Indebtedness is repaid.

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     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of

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the foregoing indebtedness (other than letters of credit and Hedging
Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding equity in undistributed earnings). If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


     "Make-Whole Premium" means, with respect to a Note, an amount equal to the greater of (i) 5.75% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note was redeemed on January 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Note.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be
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stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees,

indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" shall mean and include products and services furnished in the live entertainment (live theater, concert touring and special events), corporate events (trade and industrial shows) and themed entertainment (gaming, theme parks and themed retail) markets, including but not limited to (i) scenery and exhibit fabrication, (ii) computerized motion and show control systems, including the Company's proprietary Stage Command System(R), (iii) theatrical lighting systems and related products, and (iv) project management, which encompasses design engineering, budgeting, logistical coordination and installation. Without limiting the foregoing, "Permitted Business" shall include lines of businesses which are related or complementary to any of the above, including the acquisition and ownership of firms which are principally but not exclusively engaged in one or more of the above lines, and any businesses which are, in the reasonable judgment of the Board of Directors, logical extensions of any of the above.

     "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) advances and loans to employees of the Company and its Restricted Subsidiaries in the ordinary course of business; (vii) Investments acquired by the Company or any of its Restricted Subsidiaries in exchange for any other Investments or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable; (viii) any Hedging Obligation; and (ix) other Investments in any Person, when taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding, not to exceed $5.0 million.

     "Permitted Liens" means (i) Liens securing Senior Debt or Guarantor Senior Debt of the Company and its Restricted Subsidiaries that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) incurred in connection with the acquisition of assets by the Company or its Restricted Subsidiaries permitted by the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;" provided that (a) such Indebtedness was incurred by the prior owner of such assets prior to such acquisition and was not incurred in connection with, or in contemplation of, such acquisition and (b) such Lien covers only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;
(ix) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (x) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xii) judgment or attachment

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Liens not giving rise to an Event of Default; (xiii) Liens arising out of the purchase, consignment, shipment or storage of inventory or other goods in the ordinary course of business; (xiv) any interest or title of a lessor in property subject to any Capital Lease Obligation or other lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) leases or subleases permitted by the Indenture that are granted to others and do not interfere in any material respect with the business of the Company or any Restricted Subsidiary, (xvii) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the company or any Restricted Subsidiaries of its obligations under such lease; and (xviii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Jeremiah J. Harris, his spouse, his issue and any of their respective spouses, including any trust with respect to which any such individual is a beneficiary, and the descendants and heirs of Jeremiah J. Harris.

     "Related Party" with respect to any Principal means (i) any controlling stockholder or member, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519)) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to the first date on which the Notes as subject to optional redemption by the Issuers; provided, however, that, if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means (i) any Subsidiary (other than Finance Corp.) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     "Voting Equity Interests" of any Person as of any date means the Equity Interests of such Person that is at the time, or would be if such Person were a Delaware corporation, entitled to vote in the election of the board of directors, executive committee or other governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes, but does not purpose to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. The discussion does not address all of the

U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt organizations and persons holding the Notes as part of a "straddle," "hedge" or "conversion transaction." In addition, this discussion is limited to persons purchasing the Notes for cash at original issue. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Notes held as "capital assets" within the meaning of Section 1221 of the Code.

     As used herein, "U.S. holder" means a beneficial owner of the Notes who or that (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity taxable as a corporation created or organized in or under the laws of the United States or political subdivision thereof, (iii) is an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) is a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have authority to control all substantial decisions of the trust, or (v) is otherwise subject to U.S. federal income tax on a net income basis in respect of the Notes. As used herein, a "non-U.S. holder" means a holder who or that is not a U.S. holder.

     The Company has not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.


     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

U.S. Holders

     Exchange Offer. The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable exchange. As a result, (i) a U.S. holder will not recognize taxable gain or loss as a result of exchanging Old Notes for New Notes pursuant to the Exchange Offer; (ii) the holding period of the New Notes will include the holding period of the Old Notes exchanged therefore; and (iii) the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Old Notes exchanged therefore immediately before such exchange. The Exchange Offer will not have any U.S. Federal income tax consequences to a non-exchanging Holder.

     Interest. The stated interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes.

     Sale, Retirement or Redemption of a Note. A U.S. holder of a New Note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such Note in an amount equal to the difference between (a) the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest) and (b) the U.S. holder's adjusted tax basis in such Note. The recently enacted Taxpayer Relief Act of 1997 made certain changes to the Code with respect to taxation of capital gains of noncorporate taxpayers. In general, the maximum tax rate for noncorporate taxpayers on long-term capital gain has been lowered to 20% from the previous 28% rate with respect to capital assets (including the Notes), but only if they have been held for more than 18 months at the time of disposition. Capital gain on assets sold on or after July 29, 1997, having a holding period of more than one year but not more than 18 months will be taxed as "mid-term gain" at a maximum 28% rate.

     U.S. holders should be aware that the resale of the Notes may be affected by the "market discount" rules of the Code under which a purchaser of a New Note acquiring the New Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such Note, to the extent of the market discount that has accrued but not been included in income while the debt instrument was held by such purchaser.

     Liquidated Damages. The Company intends to take the position that the Liquidated Damages described above under "Description of Notes; Registration Rights; Liquidated Damages" will be taxable to a U.S. holder as ordinary income in accordance with such holder's method of accounting for tax purposes. The IRS, however, may take a different position, which could affect the timing of both a U.S. holder's income and the timing of the Company's deduction with respect to such Liquidated Damages.

Non-U.S. Holders

     U.S. Withholding Tax

     Interest paid to non-U.S. holders of the New Notes will not be subject to U.S. income or withholding tax, provided that (i) the non-U.S. holder does not actually or constructively own 10% or more of the capital or profit of the Company, (ii) the non-U.S. holder is not (a) a controlled foreign corporation as to the United States that is related to the Company through stock ownership or
(b) a bank that received the New Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (iii) the beneficial owner of the New Note provides a statement signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. person in compliance with applicable requirements or an exemption is otherwise established. If these requirements cannot be met, a non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% (or lower treaty rate, if applicable) on interest payments on the Notes.

     In general, any gain realized by any non-U.S. holder upon the sale, exchange or redemption of a Note will not be subject to U.S. income or withholding tax. However, such gain will be subject to U.S. withholding tax if
(i) a non-U.S. holder is an individual who is present in the United States for a total of 183 days or more during the taxable year in which the gain is realized and certain other conditions are satisfied or (ii) the non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

     If interest on the New Notes is exempt from withholding of U.S. federal income tax under the rules described above, the New Notes will not be included in the estate of a deceased non-U.S. holder for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

     Certain noncorporate U.S. persons may be subject to backup withholding at a rate of 31% on payments of principal and interest on the New Notes, and the proceeds from a disposition of the New Notes. Backup withholding will only be imposed where the holder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would ordinarily be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and has not been notified by the IRS that he or she is subject to backup withholding. Notwithstanding the foregoing, the Company will institute backup withholding with respect to payments made on a Note to a holder if instructed to do so by the IRS. Holders of the Notes should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable. However, interest paid with respect to a Note and received by a non-U.S. holder will not be subject to information reporting or backup withholding if the payor has received appropriate certification statements and provided that the payor does not have actual knowledge that the holder is a U.S. person.

     The payment of the proceeds from the disposition of New Notes to or through the U.S. office of any U.S. or foreign broker will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

     In the case of the payment of proceeds from the disposition of Notes to or through a non-U.S. office of a broker that is a U.S. related person, U.S. Treasury Regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rates from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holders' U.S. federal income tax liability, provided that the requisite procedures are followed.

Prospective Final Regulations

     On October 6, 1997, new U.S. Treasury Regulations ("New Regulations") were issued that modify the requirements imposed on a non-U.S. holder and certain intermediaries for establishing the recipient's status as a non-U.S. holder eligible for exemption from or reduction in U.S. withholding tax and backup withholding described above. In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The New Regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules. In addition, the New Regulations impose more stringent conditions on the ability of financial intermediaries acting for a non-U.S. holder to provide certifications on behalf of the non-U.S. holder, which may include entering into an agreement with the IRS to audit certain documentation with respect to such certifications. Non-U.S. holders should consult their tax advisors to determine the effects of the application on the New Regulations to their particular circumstances.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that received New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, starting of the Expiration Date and ending of one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sales of New Notes by broker-dealers or others. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealer who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of New Notes and any commissions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period one year after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other that commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the New Notes will be passed upon for the Company by Morrison & Foerster LLP, New York, New York. Certain other legal matters will be passed upon for the Company by Pepe & Hazard LLP. Joseph W. Bartlett, an advisor of the Company, is a partner of Morrison & Foerster LLP and owns Units of the Company.

                                     EXPERTS

     The consolidated financial statements and schedule of Production Resource Group, L.L.C. at December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, and the combined financial statements of Bash Theatrical Lighting, Inc. and Affiliates at December 31, 1996 and for the year then ended, appearing in this Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                   Index to Consolidated Financial Statements


Production Resource Group, L.L.C.

Report of Independent Auditors                                             F-2
Consolidated Balance Sheets as of December 31, 1995 and 1996 and
     September 30, 1997 (Unaudited)                                        F-3
Consolidated Statements of Operations and Members' Equity for the
     Years Ended December 31, 1994, 1995 and 1996 and the Nine
     Months Ended September 30, 1996 and 1997 (Unaudited)                  F-4
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1994, 1995 and 1996 and the Nine Months
     Ended September 30, 1996 and 1997 (Unaudited)                         F-5
Notes to Consolidated Financial Statements                                 F-6

Bash Theatrical Lighting, Inc. and Affiliates

Report of Independent Auditors                                             F-18
Combined Balance Sheets as of December 31, 1996 and
     June 30, 1997 (Unaudited)                                             F-19
Combined Statements of Income and Retained Earnings for the
     Year Ended December 31, 1996 and the Six Months Ended
     June 30, 1996 and 1997 (Unaudited)                                    F-20
Combined Statements of Cash Flows for the Year Ended
     December 31, 1996 and the Six Months Ended June 30, 1996
     and 1997 (Unaudited)                                                  F-21
Notes to Combined Financial Statements                                     F-22

                         Report of Independent Auditors

Members
Production Resource Group, L.L.C.

We have audited the accompanying consolidated balance sheets of Production Resource Group, L.L.C. (the "Company") as of December 31, 1995 and 1996, and the related consolidated statements of operations and members' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Production Resource Group, L.L.C. as of December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP
New York, New York
April 4, 1997

                        PRODUCTION RESOURCE GROUP, L.L.C.
                           CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

                                                                                   December 31,   September 30,
                                                                                ----------------- -------------
                                                                                  1995      1996      1997
                                                                                -------   -------   -------
                                                                                                   (unaudited)
Current assets:
  Cash and cash equivalents .............................................       $ 2,030   $ 3,010   $ 5,186
  Accounts receivable, net of allowance of $100, $323 and $647 in
    1995, 1996 and 1997, respectively ...................................         3,990    10,787    14,064
  Inventories ...........................................................         1,392     3,346     4,670
  Other current assets ..................................................           247       817     1,802
                                                                                -------   -------   -------
Total current assets ....................................................         7,659    17,960    25,722

Property and equipment--net .............................................        16,738    31,189    43,220
Goodwill--net of accumulated amortization of $55 in 1996 and $266 in 1997          --         845    14,800
Other assets ............................................................           479     2,001     4,658
                                                                                -------   -------   -------
Total assets ............................................................       $24,876   $51,995   $88,400
                                                                                =======   =======   =======

Liabilities and Members' Equity
Current liabilities:
  Current portion of long-term debt .....................................       $ 5,234   $ 8,231   $   805
  Accounts payable ......................................................         3,805     5,337     8,207
  Other current liabilities .............................................           259       208       528
  Payroll and sales taxes payable .......................................           111     1,172     1,014
  Deferred revenue ......................................................         1,414     3,879       339
                                                                                -------   -------   -------
Total current liabilities ...............................................        10,823    18,827    10,893

Long-term debt:
  Credit facilities .....................................................         1,501    15,000    65,100
  Other long-term debt ..................................................           644     3,770     3,908

Commitments
Members' equity .........................................................        11,908    14,398     8,499
                                                                                -------   -------   -------
Total liabilities and members' equity ...................................       $24,876   $51,995   $88,400
                                                                                =======   =======   =======

                             See accompanying notes.

XXXX                                  F-3

                        PRODUCTION RESOURCE GROUP, L.L.C.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               AND MEMBERS' EQUITY

                                 (In thousands)

                                                                                                               Nine months ended
                                                                      Year ended December 31,                     September 30,
                                                               --------------------------------------       -----------------------
                                                                 1994           1995           1996           1996           1997
                                                               --------       --------       --------       --------       --------
                                                                                                                   (unaudited)
Revenues ................................................      $ 31,040       $ 39,388       $ 62,506       $ 43,445       $ 69,831
Direct costs:
  Direct production costs ...............................        22,250         24,424         41,230         28,583         50,952
  Depreciation expense ..................................           770          3,342          3,920          2,859          4,061
                                                               --------       --------       --------       --------       --------
                                                                 23,020         27,766         45,150         31,442         55,013
Gross profit ............................................         8,020         11,622         17,356         12,003         14,818
Selling, general and administrative expenses ............         4,813          5,794          8,676          6,179         10,642
Other depreciation and amortization .....................           461            445            715            459          1,373
Non-recurring compensation expense ......................          --             --             --             --            2,000
                                                               --------       --------       --------       --------       --------
Operating profit ........................................         2,746          5,383          7,965          5,365            803
Loss on impairment of assets ............................          --             --              495           --             --
Interest expense ........................................           279            632          1,292            941          2,322
Interest (income) .......................................           (74)          (268)          (128)           (99)           (76)
                                                               --------       --------       --------       --------       --------
Income (loss) before income taxes and
  extraordinary item ....................................         2,541          5,019          6,306          4,523         (1,443)
Provision for income taxes ..............................            28            122            206            186            298
                                                               --------       --------       --------       --------       --------
Income (loss) before extraordinary item .................         2,513          4,897          6,100          4,337         (1,741)
Extraordinary item ......................................          --             --             --             --             (614)
                                                               --------       --------       --------       --------       --------
Net income (loss) .......................................         2,513          4,897          6,100          4,337         (2,355)
Members' equity--beginning of period ....................         6,899          8,146         11,908         11,908         14,398
Less distributions ......................................        (1,266)        (1,135)        (3,610)        (3,610)        (3,544)
                                                               --------       --------       --------       --------       --------
Members' equity--end of period ..........................      $  8,146       $ 11,908       $ 14,398       $ 12,635       $  8,499
                                                               ========       ========       ========       ========       ========

                             See accompanying notes.

                        PRODUCTION RESOURCE GROUP, L.L.C.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                                                                              Nine months ended
                                                                              Year ended December 31,            September 30,
                                                                          --------------------------------    --------------------
                                                                            1994        1995        1996        1996        1997
                                                                          --------    --------    --------    --------    --------
                                                                                                                   (unaudited)
Operating activities
   Net income (loss) ..................................................   $  2,513    $  4,897    $  6,100    $  4,337    $ (2,355)
   Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
   Extraordinary item .................................................       --          --          --          --           614
   Depreciation and amortization ......................................      1,231       3,787       4,635       3,318       5,434
   Provision for doubtful accounts ....................................        364        --           311         232         634
   Gain on sale of property and equipment .............................       --          --          (239)       (138)        (84)
   Loss on impairment of assets .......................................                   --           495        --          --
   Changes in operating assets and liabilities:
      Accounts receivable .............................................     (1,141)       (903)     (6,644)     (5,132)       (382)
      Inventories .....................................................     (1,175)        577      (1,864)       (403)       (223)
      Other current assets ............................................       (116)          8        (548)       (798)       (976)
      Accounts payable ................................................      2,070         597         670       3,542         247
      Other current liabilities .......................................         35         141         (51)         57         320
      Payroll and sales taxes payable .................................       (662)       (114)        854         444        (158)
      Deferred revenue ................................................        733         (16)      2,465        (379)     (3,541)
                                                                          --------    --------    --------    --------    --------
Net cash provided by (used in) operating activities ...................      3,852       8,974       6,184       5,080        (470)
                                                                          --------    --------    --------    --------    --------

Investing activities
   Acquisition of net assets of Vanco Lighting Services,
     Inc., net of cash acquired .......................................       --          --          (274)       (274)       --
   Acquisition of net assets of Cinema Services of Las
     Vegas, Inc. ......................................................       --          --        (1,800)     (1,800)       --
   Acquisition of net assets of Design Dynamics, Inc., net of
      cash acquired ...................................................       --          --          --          --        (3,980)
   Acquisition of net assets of Bash Theatrical
      Lighting, Inc. ..................................................       --          --          --          --       (20,000)
   Purchases of property and equipment ................................     (5,467)     (9,621)    (17,456)    (14,059)     (8,664)
   Proceeds from sale of rental equipment .............................       --          --           419         210         527
   Additions to software development costs ............................       --          --          (586)       --          --
   Organizational costs incurred ......................................       --          --          (536)       (525)        (13)
   Other assets .......................................................       (174)       (241)        (69)        (85)     (2,249)
                                                                          --------    --------    --------    --------    --------
Net cash used in investing activities .................................     (5,641)     (9,862)    (20,302)    (16,533)    (34,379)
                                                                          --------    --------    --------    --------    --------

Financing activities
  Proceeds from long-term debt ........................................      6,300       4,799      35,400      31,367      75,320
  Additions to deferred financing costs ...............................       --          --          (446)       (304)     (1,866)
  Repayments of long-term debt ........................................     (2,342)     (4,315)    (16,246)    (17,009)    (32,885)
  Distributions to members ............................................     (1,266)     (1,135)     (3,610)     (3,610)     (3,544)
                                                                          --------    --------    --------    --------    --------
Net cash provided by (used in) financing activities ...................      2,692        (651)     15,098      10,444      37,025
                                                                          --------    --------    --------    --------    --------
Net increase (decrease) in cash and cash equivalents ..................        903      (1,539)        980      (1,009)      2,176
Cash and cash equivalents--beginning of period ........................      2,666       3,569       2,030       2,030       3,010
                                                                          --------    --------    --------    --------    --------
Cash and cash equivalents--end of period ..............................   $  3,569    $  2,030    $  3,010    $  1,021    $  5,186
                                                                          ========    ========    ========    ========    ========

                             See accompanying notes.

                        PRODUCTION RESOURCE GROUP, L.L.C.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

1. Organization and Basis of Consolidation

     Production Resource Group, L.L.C. (the "Company") was formed as a Delaware limited liability company in August 1995 and began operations on July 25, 1996, when the accounts of Harris Production Services, Inc. ("HPS"), ECTS, A Scenic Technology Company, Inc. ("ECTS"), Showpay, Inc. ("Showpay"), Theatre Techniques Associates, Inc. ("TTA") and ECTS Contracting of Las Vegas, Inc. ("STLV") were transferred to the Company in exchange for membership units in the Company. Prior to July 25, 1996, HPS, ECTS, Showpay, TTA and STLV were under common control. The exchange was accounted for in a manner similar to a pooling of interests and has been retroactively reflected in the accompanying financial statements. Intercompany transactions and balances among all of the related entities have been eliminated in consolidation.

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, three of which are wholly-owned and the other in which the Company owns 99% of the outstanding membership interests. These subsidiaries have no material assets, liabilities or operations.

     The Company is an integrator, fabricator and supplier of a broad range of products and services for the live entertainment (live theatre, concert touring and special events), corporate events (trade and industrial shows) and themed entertainment (gaming, theme parks and themed retail) markets. These products and services include (i) scenery and exhibit fabrication, (ii) computerized motion and show control systems, (iii) automated lighting systems and related products, and (iv) project management, which encompasses design engineering, budgeting, logistical coordination and installation.

     Members of the Company are not personally liable for any indebtedness, liability or obligation of the Company.

     In accordance with the Company's operating agreement, the Company will terminate in 2094.

2. Acquisitions

     On January 18, 1996, the Company acquired substantially all of the assets and assumed certain liabilities of Vanco Lighting Services, Inc. ("Vanco"), a provider of theatrical lighting systems and related products for the rental and retail marketplace. The purchase price of the acquisition was $300,000 in cash plus an adjustable $700,000 ten year contingent promissory note (see Note 6).

     On February 8, 1996, the Company acquired substantially all of the assets, excluding cash and accounts receivable and assumed certain liabilities of Cinema Services of Las Vegas, Inc. ("Cinema"), a provider of theatrical lighting systems and related products for the rental and retail marketplace. The purchase price of the acquisition was $1,800,000 in cash plus a $500,000 contingent, non-interest bearing promissory note. The Company is required to make annual payments on the note in the amount of 20% of the net profits of Cinema, as defined, for each calendar year through 2000 payable within 30 days of the determination of such profit. The note matures on January 1, 2001. The Company recorded goodwill of approximately $900,000 related to the Cinema acquisition.

     On June 6, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Design Dynamics, Inc. ("Design Dynamics") for $3,985,000 in cash. Design Dynamics specializes in fabricating trade show exhibits. The Company recorded goodwill of approximately $3,134,000 related to the Design Dynamics acquisition.

     On August 15, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Bash Theatrical Lighting, Inc. and four affiliated companies (collectively "Bash"), a supplier of theatrical lighting systems and related products for the rental and retail marketplace. The purchase price of the acquisition was $20,000,000, which may be modified for certain purchase price adjustments that could be claimed by the Company. Currently, management does not anticipate any such adjustments to the purchase price. The Company recorded goodwill of approximately $10,823,000 related to the Bash acquisition. The two shareholders of Bash have an option to acquire an aggregate amount of up to $3,000,000 of 8% Convertible Preferred Units of the Company.

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

2. Acquisitions--(Continued)

     The above acquisitions were accounted for under the purchase method. Accordingly, results related to the acquired operations are included in the Company's results of operations from their respective dates of acquisition.

3. Summary of Significant Accounting Policies

     Cash and Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. At December 31, 1995 and 1996, substantially all of the Company's cash and cash equivalents were held in one financial institution.


     Supplementary Cash Flow Information

     Interest paid amounted to approximately $262,000, $652,000 and $1,095,000 for the years ended December 31, 1994, 1995 and 1996, respectively. Income taxes paid amounted to approximately $27,000, $14,000 and $330,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Inventories

     Inventories represent raw materials and work-in-process and are stated at the lower of cost or market. Raw materials consist of steel, aluminum, wood and electronic automation parts. Work-in-process includes direct materials, direct labor and a ratable share of manufacturing overhead on partially completed items. Cost is determined by the specific identification method. Also included in inventories are certain lighting products. Cost for such inventory is determined using the average cost method which approximates the first-in, first-out method.

     Inventories consist of the following (in thousands):

                                                December 31,      September 30,
                                            -----------------     -------------
                                             1995        1996          1997
                                            ------      ------        ------
Raw materials ........................      $  138      $1,277        $2,250
Work-in-process ......................       1,254       1,611           240
Lighting products ....................        --           458         2,180
                                            ------      ------        ------
                                            $1,392      $3,346        $4,670
                                            ======      ======        ======

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from five to 39 years. Rental equipment, including motion control and lighting systems, are included in property and equipment and are being depreciated by the straight-line method over periods ranging from five to seven years.

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

3. Summary of Significant Accounting Policies--(Continued)

     Goodwill


     Goodwill represents the excess of the cost of assets acquired over the fair market value of assets received and is being amortized using the straight-line method over 15 years.

     Intangible Assets

     Intangible assets, which include organization and loan origination costs, are stated at cost and are being amortized using the straight-line method over five years and the term of the related loan, respectively (see Note 6).

     Software Development Costs

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," all software development costs are charged to expense as incurred until technological feasibility has been established for the product. Software development costs incurred after technological feasibility has been established have been capitalized and included in other assets (see Note 5). Such costs are amortized, commencing with product use, using the straight-line method over three years.

     Income Taxes

     Effective July 25, 1996, the Company began operations as a limited liability company and, therefore, is not subject to federal, state and local income taxes. Income taxes payable by the individual members of the Company for the period from July 25, 1996 through December 31, 1996, based on their respective shares of the Company's income, have not been reflected in the accompanying financial statements.

     Effective January 1, 1989, HPS and ECTS elected by consent of their shareholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal income tax purposes. Under these provisions, these members did not pay federal corporate income taxes on their taxable income. Instead, such members' shareholders were liable for individual federal income taxes on their respective shares of their taxable income.

     The provision for income taxes reflected in the accompanying financial statements represents amounts due to various states in which income was subject to reduced corporate income taxes because of Subchapter S status for the period from January 1, 1996 through July 24, 1996 and the years ended December 31, 1994 and 1995 and other state and local taxes.

     Revenue Recognition and Deferred Revenue

     Themed entertainment and live theater sales revenue is recognized generally based on the percentage of total costs incurred to date to total estimated costs. Management reviews estimated total project costs on individual projects and makes adjustments accordingly. Losses expected to be incurred on projects in progress are charged to income as soon as such losses are known. Amounts received in advance on sales which exceed revenue recognized to date are recorded as deferred revenue and recognized when earned. Amounts reflected as revenue which exceed billings to date are included in accounts receivable and amounted to approximately $34,000 and $722,000 at December 31, 1995 and 1996, respectively ($3,322,000 at September 30, 1997).

     Themed entertainment and live theater rental revenue is recognized as earned over the productions' lives. Non-refundable preparation fees received in advance on the design and construction of rental elements are

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

3. Summary of Significant Accounting Policies--(Continued)

deferred and recognized as revenue upon commencement of the production. Revenue from the rental of lighting systems and related products is recognized ratably over the lives of the rental contracts.

     Revenue from corporate events is recognized upon delivery and installation of scenic elements or staging.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. The principal area of estimation is in determining total project costs. Actual results could differ from those estimates.

     Impairment of Long-Lived Assets

     Long-lived assets to be held and used are reviewed for impairment whenever events or changes of circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over its fair value. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less disposal costs.

     Fair Value of Financial Instruments

     The fair value of financial instruments is determined by reference to market data and other valuation techniques as appropriate. The Company's financial instruments consist of cash and cash equivalents, long-term debt, and an interest rate swap agreement. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values.

     Unaudited Information


     The unaudited financial statements at September 30, 1997 and for the nine months ended September 30, 1996 and 1997 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results of the interim periods are not necessarily indicative of full year results.

     Recently Issued Accounting Standards

     SFAS No. 128, "Disclosure of Information about Capital Structure," will be effective for the Company's financial statements for the year ended December 31, 1997. SFAS No. 128 establishes standards for disclosing information about an entity's capital structure. The Company does not anticipate that SFAS No. 128 will significantly affect its financial statement disclosures.

     SFAS No. 130, "Reporting Comprehensive Income," will be effective for the Company's financial statements for the year ended December 31, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement with the same prominence as other financial statements. The Company has not determined the effects, if any, that SFAS No. 130 will have on its consolidated financial statements.

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

3. Summary of Significant Accounting Policies--(Continued)

     SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," will be effective for the Company's financial statements for the year ended December 31, 1998. This new standard changes the way that public companies report selected information about operating segments in annual financial statements and requires that those companies report selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company does not anticipate that SFAS No. 131 will significantly affect its financial statement disclosures.

4. Property and Equipment

     The following is a summary of property and equipment at December 31, 1995 and 1996 (in thousands):

                                                              1995         1996
                                                            -------      -------

Land and buildings ...................................      $   672      $ 7,981
Building improvements ................................        1,107          319
Rental equipment .....................................       19,205       28,887
Machinery and equipment ..............................        1,512          828
Furniture and fixtures and office equipment ..........          550        1,492
Transportation equipment .............................          182          208
Construction in progress .............................        2,204         --
                                                            -------      -------
                                                             25,432       39,715
Less accumulated depreciation ........................        8,694        8,526
                                                            -------      -------
Property and equipment--net ..........................      $16,738      $31,189
                                                            =======      =======

     During 1996, the Company transferred certain of its operations to a new facility and placed the old facility up for sale. This circumstance called into question the recoverability of the carrying amounts of the former building and related improvements. Pursuant to SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," an impairment loss has been recognized related to these assets. In calculating the impairment loss, fair value was determined by reviewing quoted market prices for current sales of similar building facilities. During 1997, as a result of the Company's growth, the old facility was returned to service.

5. Other Assets

     The following is a summary of other assets at December 31, 1995 and 1996 and September 30, 1997 (in thousands):

                                                                   1995     1996     1997
                                                                  ------   ------   ------
Organization costs, net of accumulated amortization of
     $53 in 1996 and  $135 in 1997 ............................   $ --     $  483   $  414
Deferred financing costs, net of accumulated amortization
     of $62 in 1996 and $69 in  1997 ..........................     --        384    1,567
Software costs, net of accumulated amortization of $146 in 1997     --        586      440
Other .........................................................      479      548    2,237
                                                                  ------   ------   ------
                                                                  $  479   $2,001   $4,658
                                                                  ======   ======   ======

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)


6. Long-Term Debt

     Long-term debt consisted of the following at December 31, 1995 and 1996 and September 30, 1997 (in thousands):

                                             1995           1996           1997
                                           -------        -------        -------
Credit facilities .................        $ 6,690        $22,500        $65,100
Mortgages payable .................            689          4,066          3,879
Note payable and other ............           --              435            834
                                           -------        -------        -------
                                             7,379         27,001         69,813
Less current portion ..............          5,234          8,231            805
                                           -------        -------        -------
Long-term debt ....................        $ 2,145        $18,770        $69,008
                                           =======        =======        =======

     Credit Facilities

     As of December 31, 1995, credit facilities consisted of several loans under a term loan agreement with maturity dates ranging from July 1996 to October 1997, bearing interest at various rates ranging from 8.49% to 9%. These amounts were refinanced during 1996.

     On June 30, 1996, the Company entered into a credit agreement (the "Credit Agreement") with a bank to borrow funds in the amount of $17,500,000. Such funds were used to refinance existing bank debt provided under the Company's aforementioned term loan agreement. The Credit Agreement consisted of a revolving credit facility (the "Revolving Loan") and a term loan facility (the "Term Loan") in the amount of $7,500,000 and $10,000,000, respectively, maturing on December 31, 2000.

     Under the Revolving Loan, the Company was able to borrow up to the full amount of the credit facility at any time until the final maturity date, at which time the outstanding balance was due and payable. The Term Loan was payable in equal quarterly payments of $625,000, which commenced on March 31, 1997. All such borrowings were collateralized by a first lien on substantially all of the Company's assets and were guaranteed by the Company's members.

     Borrowings under the Credit Agreement bore interest, payable quarterly, at 0.5% plus (i) the higher of the bank's prime rate and the federal funds rate plus 0.5% or (ii) LIBOR plus 1.75%. The interest rate decreases on the achievement of certain financial ratios, as defined. The interest rate at December 31, 1996 was 7.4%. Under the Credit Agreement, the Company was required to maintain certain financial statement ratios, as defined.

     On December 13, 1996, the Company received additional funds, under similar terms associated with the Credit Agreement, from the bank in the amount of $5,000,000 ("Bridge Note"). The Bridge Note matured on June 30, 1997.

     In connection with the Credit Agreement, the Company entered into an interest rate swap agreement ("IRSA") with The Bank of New York to hedge the impact of fluctuations in interest rates on its floating rate credit facilities. At December 31, 1996, the IRSA had a notional amount of $8,750,000, which was subsequently increased to $22,500,000. The estimated fair value of the IRSA at December 31, 1996 was approximately $58,000, which was based on dealer quoted market prices, and generally reflected the estimated amount that the Company would have to pay to terminate the contract. Gains and losses pertaining to the IRSA are recorded over its life as an adjustment to interest expense.

     On July 31, 1997, the Company entered into a credit agreement (the "Credit Facility") with a syndicate of financial institutions that provided for a reducing revolver for borrowings in a principal amount up to $130,000,000 through June 30, 2003. The borrowings were used to refinance the Credit Agreement and Bridge

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

6. Long-Term Debt--(Continued)

Note and finance working capital requirements, including acquisitions. As of September 30, 1997, there was $65,100,000 of borrowings outstanding under the Credit Facility.

     Amounts outstanding under the Credit Facility bear interest, at the Company's option, at (i) certain spreads over the Eurodollar rate, or (ii) certain spreads over the higher of (a) the Federal Funds rate plus 0.50%, or (b) the agent's prime rate. The interest rate spreads are adjusted based on the Company's total leverage ratio. At September 30, 1997, the Company was paying interest on $62,000,000 and $3,100,000 at interest rates of 7.563% and 9.25%, respectively. In addition, during the commitment period, the Company is obligated to pay a fee on the unused availability ranging from 0.25% to 0.375% based on its total leverage ratio.

     The Credit Facility contains certain restrictive financial covenants, including the maintenance of a minimum pro forma interest coverage ratio and fixed charge coverage ratio, a maximum leverage ratio and limitations on the issuance of additional indebtedness. Borrowings under the Credit Facility are secured by a security interest in all of the Company's tangible and intangible personal property and fixtures and are guaranteed by the members and subsidiaries of the Company. All such guarantees are collateralized by a security interest in the tangible and intangible personal property and fixtures of the respective guarantor. In addition, the members of the Company have pledged their equity interests in the Company and in each of the subsidiaries as additional collateral. As of September 30, 1997, the Company was in compliance with the covenants of the Credit Facility.

     In connection with the Credit Facility, the Company incurred approximately $1,636,000 of loan organization and syndication costs, which are being amortized over the life of such agreement.


     The refinancing of the Credit Agreement was treated as an early extinguishment of debt and, accordingly, unamortized financing costs of approximately $614,000 were written off and included as an extraordinary item in the statement of operations for the nine months ended September 30, 1997.

     Mortgages Payable

     The Company has three mortgages, which are collateralized by its properties. The mortgages require monthly payments of both principal and interest at varying rates ranging from 7.4% to 8.7%. Maturity dates on these mortgages expire on various dates from June 30, 1997 through June 1, 2025.

     Note Payable

     In January 1996, the Company issued a contingent note payable for $700,000 as partial payment for the purchase of the net assets of Vanco. The principal balance of such note was adjusted to approximately $468,000 to reflect certain adjustments arising from the finalization of the purchase price for Vanco. The note bears interest at a rate of 9.5% per annum and matures on December 31, 2006. As of December 31, 1996, the Company paid principal and interest of approximately $33,000 and $32,000, respectively, with respect to this note. The balance of the note payable as of December 31, 1996 was approximately $435,000 ($400,000 at September 30, 1997).

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

6. Long-Term Debt--(Continued)

     The following are future maturities of outstanding long-term debt at December 31, 1996 (in thousands):

1997 ..................................................                  $ 8,231
1998 ..................................................                    2,789
1999 ..................................................                    2,794
2000 ..................................................                   10,300
2001 ..................................................                      306
Thereafter ............................................                    2,581
                                                                         -------
                                                                         $27,001
                                                                         =======

     The following are future maturities of outstanding long-term debt at September 30, 1997 (in thousands):

1998 ..................................................                  $   805
1999 ..................................................                      379

2000 ..................................................                      385
2001 ..................................................                      399
2002 ..................................................                   32,824
Thereafter ............................................                   35,021
                                                                         -------
                                                                         $69,813
                                                                         =======

     The Company incurred interest costs on all debt of approximately $279,000, $632,000 and $1,292,000 for the years ended December 31, 1994, 1995 and 1996, respectively. These costs exclude capitalized interest in 1995 and 1996 of $134,000 and $255,000, respectively.

7. Commitments and Other

     Collective Bargaining Agreement

     The Company is a party to various collective bargaining agreements of limited duration concerning its labor union employees. The terms of those agreements require contributions by the Company to a number of union employee benefit plans. Contributions to all plans totaled approximately $319,000, $412,000 and $621,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Benefit Plans

     The Company has a defined contribution plan covering all eligible employees, which qualifies under section 401(k) of the Internal Revenue Code. The Company's 401(k) plan provides that eligible employees may make contributions subject to Internal Revenue Code limitations. The Company matches each employee's contributions up to a maximum of 3% of their salary. Such contributions aggregated approximately $85,000 and $150,000 for the years ended December 31, 1995 and 1996, respectively.

     The Company also has a profit sharing plan that covers certain employees of the Company. Contributions to the plan, which are determined by the members, are based on the amount of an eligible employee's wages, and total contributions may not exceed 15% of the annual compensation of all of the plan's participants. The Company's last two contributions to the plan were in 1994 and 1995 and amounted to approximately $125,000 and $75,000, respectively.

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

7. Commitments and Other--(Continued)

     Units Plan


     On January 1, 1996, the Company established the Production Resource Group L.L.C. Restricted Limited Liability Company Unit Incentive Compensation Plan (the "Restricted Plan") and the Phantom Limited Liability Company Unit Incentive Compensation Plan (the "Phantom Plan" and, together with the Restricted Plan, the "Plans"). Participation in the Plans is limited to officers and other key employees who are selected to participate in the Plans. Up to 750,000 units subject to anti-dilution adjustments may be awarded under each of the Restricted Plan ("Restricted Units") and the Phantom Plan ("Phantom Units" and, together with the Restricted Units, the "Units"). Units granted under the Plans are subject to significant restrictions on transferability, the securities laws and the Operating Agreement of the Company. Restricted Units entitle the holder to participate in the appreciation and profits of the Company but do not allow a right to participate in management. Phantom Units entitle the holder to receive a bonus equal to ten dollars per Phantom Unit upon a sale of the Company or at certain other defined times. In no event shall a participant be entitled to receive duplicate payments under the Phantom Plan and the Restricted Plan. Restrictions on the Units lapse ratably over specified periods. Upon a Change in Control or any termination other than for Cause (each as defined in the Plans) all restrictions on the Units lapse and the value thereof becomes immediately payable. Phantom Units will be canceled without any payments being required thereon upon the occurrence of an initial public offering by the Company or a successor in interest to the Company. At December 31, 1996 and September 30, 1997, 181,972 units of each of the Plans have been issued with restrictions that lapse in five annual installments commencing January 1, 1997.

     Operating Leases

     The Company leases certain property and equipment under leases that expire at various dates through 2001. As of December 31, 1996, future minimum lease payments under noncancelable leases are as follows (in thousands):

December 31:
1997 ..................................................                   $1,326
1998 ..................................................                      217
1999 ..................................................                      140
2000 ..................................................                       96
2001 ..................................................                       54
                                                                          ------
                                                                          $1,833
                                                                          ======

     Rent expense was approximately $310,000, $311,000 and $671,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

8. Related Party Transactions

     The Company contracts work from an entity that is partially owned by related parties. In connection therewith, the Company earned revenues of approximately $253,000, $1,959,000 and $1,929,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The Company incurred fees and other charges amounting to $50,000 from this entity during the year ended December 31, 1996. The Company had receivables from this entity amounting to approximately $81,000 and $366,000 at December 31, 1995 and 1996, respectively. Additionally, the entity paid management fees for administrative services of approximately $70,500 and $90,000 to the Company during 1995 and 1996, respectively.

                        PRODUCTION RESOURCE GROUP, L.L.C.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       (Information as of September 30, 1997 and for the Nine Months ended
                    September 30, 1996 and 1997 is Unaudited)

8. Related Party Transactions--(Continued)

     The Company also conducts business with a related entity that provides theatrical management services. In connection therewith, the Company incurred fees and other charges amounting to approximately $372,000, $182,000 and $189,000 for the years ended December 31, 1994, 1995 and 1996, respectively. Additionally, the Company earned revenues of approximately $64,000 from this entity in the year ended December 31, 1996.

9. Major Customers

     One of the Company's customers accounted for approximately 35% of the Company's revenue for the year ended December 31, 1994. Two customers accounted for approximately 31% and 14% of the Company's 1995 revenue and 28% and 16% of its 1995 accounts receivable. Another customer accounted for approximately 16% of its 1995 accounts receivable. One customer accounted for approximately 18% of the Company's 1996 revenue and 33% of its 1996 accounts receivable. One customer accounted for approximately 11% of the Company's revenues for the nine months ended September 30, 1997 and another customer accounted for approximately 16% of the Company's accounts receivable at September 30, 1997.

10. Non-recurring Compensation Expense

     The $2,000,000 non-recurring compensation expense represents employment incentives paid to the two shareholders of Bash in connection with the signing of employment agreements with the Company.

11. Treasury Rate Lock

     On October 27, 1997 the Company entered into a Treasury Rate Lock agreement ("T-Lock") with Bankers Trust Company (the "Counterparty") to hedge against the impact of rising interest rates on the 10 year Treasury Note. The T-Lock has a notional amount of $100,000,000. On December 15, 1997, ("Settle Date"), the rate on the 10 year Treasury Note ("Reference Security") is compared to the predetermined Lock Rate (5.863%). If the reference rate is above the Lock Rate, the Counterparty will make a payment to the Company equal to the present value of the difference between the reference rate and the Lock Rate to the maturity of the reference security. If the reference rate is below the Lock Rate, the Company will make a payment to the Counterparty equal to the present value difference. On December 5, 1997, the Company elected to terminate the T-Lock and received payment of $425,000 from the Counterparty.

12. Legal Proceedings


     The Company from time to time is involved in litigation arising in the ordinary course of business. The Company does not believe that any such litigation will, individually or in the aggregate, have a material adverse effect on its business, results of operations or financial condition. The Company, together with other companies involved in the live entertainment production EFX!(TM), was sued by Michael Crawford, the former star of EFX!(TM), with an action related to personal injury claims. The Company has denied liability and continues to vigorously defend such action. The Company believes it has meritorious defenses to such actions. Although there can be no assurance as to the outcome of any litigation, the Company does not believe it would have a material adverse effect on the Company's business, results of operations or financial condition.

     In addition, the Company has recently filed an action in Federal district court for the Southern District of New York seeking compensatory and punitive damages against Stonebridge Partners Equity Fund, L.P. of White Plains New York, Four Star Associates, L.P., and certain affiliated individuals related to breach of contract and good faith and securities fraud in connection with the Company's proposed acquisition of Four Star Holdings, Inc. The action seeks specific performance and compensatory and punitive damages.

13. Events Subsequent to the Date of Independent Auditors' Report ("Unaudited")

     Debt Offering

     On December 24, 1997, the Company issued $100,000,000 of 11.5% Senior Subordinated Notes due 2008 (the "Notes"). Proceeds from the offering were used
(i) to repay indebtedness under the Credit Facility, (ii) to fund the cash portion of the purchase price for the acquisition of Pro-Mix and (iii) for working capital requirements and other general corporate purposes.

     The Notes are jointly and severally guaranteed by the Company's subsidiaries, three of which are wholly-owned and the other in which the Company owns 99% of the outstanding membership interests. These subsidiaries have no material assets, liabilities or operations.

     Credit Facility

     The Credit Facility was amended to decrease the principal amount under such facility to $100,000,000.

                   PRODUCTION RESOURCE GROUP, L.L.C. NOTES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     (Information as of September 30, 1997 and for the Nine Months ended
                  September 30, 1996 and 1997 is Unaudited)

     Pro-Mix Acquisition

     On January 2, 1998, the Company acquired substantially all of the assets and assumed certain liabilities of Pro-Mix, Inc., a provider of sound equipment and acoustical and sound design consulting services primarily to the live theater market segment. The purchase price was approximately $9,800,000, including a $1,500,000 contingent payment based primarily upon earnings and the issuance of 79,179 of the Company's Preferred Units with an agreed value of 51,500,000. Such purchase price is not final pending an appraisal of the Preferred Units.

                         Report of Independent Auditors

To The Board of Directors
Bash Theatrical Lighting, Inc.

We have audited the accompanying combined balance sheet of Bash Theatrical Lighting, Inc. and affiliated companies (the "Company") as of December 31, 1996, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        ERNST & YOUNG LLP
New York, New York
September 19, 1997

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS

                                 (In thousands)

                                                                         December 31,   June 30,
                                                                            1996         1997
                                                                          --------     --------
                                                                                      (unaudited)
Assets
Current assets:
  Cash and cash equivalents ...........................................   $    719     $    718
  Accounts receivable, net of allowances of $55 in 1996 and $73 in 1997      2,160        2,865
  Inventories .........................................................        863        1,015
  Prepaid expenses and other current assets ...........................        116          111
                                                                          --------     --------
Total current assets ..................................................      3,858        4,709

Property and equipment--net ...........................................      7,784        8,350
Goodwill--net of accumulated amortization of $3 in 1996 and $4 in 1997          22           23
Due from shareholder ..................................................        271         --
Other assets ..........................................................         34           17
                                                                          --------     --------
Total assets ..........................................................   $ 11,969     $ 13,099
                                                                          ========     ========
Liabilities and shareholders' equity
Current liabilities:
  Accounts payable ....................................................   $  1,275     $  2,354
  Accrued expenses ....................................................         83          299
  Line of credit--bank ................................................        285         --
  Current portion of long-term debt ...................................        995          866
  Deferred revenue ....................................................        682         --
                                                                          --------     --------
Total current liabilities .............................................      3,320        3,519

Long-term debt ........................................................      1,113          787

Commitments

Shareholders' equity:
  Capital stock .......................................................         94           94
  Retained earnings ...................................................      7,485        8,742
  Treasury stock, at cost .............................................        (43)         (43)
                                                                          --------     --------
Total shareholders' equity ............................................      7,536        8,793
                                                                          --------     --------
Total liabilities and shareholders' equity ............................   $ 11,969     $ 13,099
                                                                          ========     ========

                             See accompanying notes.
                                      F-19

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                 (In thousands)

                                                                      Year Ended    Six Months Ended
                                                                     December 31,       June 30,
                                                                     ------------ --------------------
                                                                        1996        1996        1997
                                                                      --------    --------    --------
                                                                                     (unaudited)
Revenues ..........................................................   $ 25,408    $ 10,575    $ 17,632
Cost of sales (including depreciation expense of $2,670 in 1996 and $795 and $1,252 in the six months ended June 30, 1996 and
  1997, respectively) .............................................     12,935       4,797       9,411
                                                                      --------    --------    --------
Gross profit ......................................................     12,473       5,778       8,221
Selling, general and administrative expenses ......................     10,932       4,186       5,172
Other depreciation and amortization ...............................        147          75         115
                                                                      --------    --------    --------
Operating profit ..................................................      1,394       1,517       2,934
Interest expense ..................................................        304         171         111
Interest (income) .................................................         (9)         (7)         (6)
                                                                      --------    --------    --------
Income before income taxes ........................................      1,099       1,353       2,829
Provision for income taxes ........................................         99         154        --
                                                                      --------    --------    --------
Net income ........................................................      1,000       1,199       2,829
Retained earnings--beginning of period ............................      6,750       6,750       7,485
Less distributions to shareholders ................................       (265)       (265)     (1,572)
                                                                      --------    --------    --------
Retained earnings--end of period ..................................   $  7,485    $  7,684    $  8,742
                                                                      ========    ========    ========

                             See accompanying notes.

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                      Year Ended      Six Months Ended
                                                      December 31,         June 30,
                                                      ------------   ------------------
                                                         1996          1996       1997
                                                       -------       -------    -------
                                                                        (unaudited)
Operating activities
Net income .........................................   $ 1,000       $ 1,199    $ 2,829
Adjustments to reconcile net income to net cash
provided by operating activities:
  Provision for bad debts ..........................       150            60        115
  Depreciation and amortization ....................     2,817           870      1,367
  Changes in operating assets and liabilities:
     Accounts receivable ...........................       (19)         (138)      (821)
     Inventories ...................................      (178)          (11)      (152)
     Prepaid expenses and other current assets .....        12           (98)         5
     Other assets ..................................       114             9         17
     Accounts payable ..............................       (43)           18      1,079
     Accrued expenses ..............................       (88)           19        216
     Deferred revenue ..............................       682          --         (682)
                                                       -------       -------    -------
Net cash provided by operating activities ..........     4,447         1,928      3,973
                                                       -------       -------    -------
Investing activities
Purchases of property and equipment, net ...........    (2,406)       (1,020)    (1,933)
Due from shareholder ...............................      (238)           33        271
                                                       -------       -------    -------
Net cash used in investing activities ..............    (2,644)         (987)    (1,662)
                                                       -------       -------    -------
Financing activities
Repayments of long-term debt .......................    (1,344)         (607)      (455)
Net borrowings under line of credit ................       185           (26)      (285)
Distributions paid to shareholders .................      (515)         (315)    (1,572)
                                                       -------       -------    -------
Net cash used in financing activities ..............    (1,674)         (948)    (2,312)
                                                       -------       -------    -------
Net increase (decrease) in cash and cash equivalents       129            (7)        (1)
Cash and cash equivalents--beginning of period .....       590           590        719
                                                       -------       -------    -------
Cash and cash equivalents--end of period ...........   $   719       $   583    $   718
                                                       =======       =======    =======

                             See accompanying notes.

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

          (Information as of June 30, 1997 and for the Six Months ended
                      June 30, 1996 and 1997 is Unaudited)

1. Summary of Significant Accounting Policies

Organization and Basis of Combination

     The combined financial statements include the accounts of Bash Theatrical Lighting, Inc. and its affiliated companies; Bash Theatrical Lighting, Inc.--West Coast, Bash Exposition Services, Inc., Bash Lighting Services, Inc. and Bash Lighting Services--Mid-Atlantic, Inc., collectively the "Company." All significant intercompany balances and transactions have been eliminated in combination.

     On August 15, 1997, the Company sold substantially all of its net assets to Production Resource Group, L.L.C. The accompanying financial statements do not give effect to the sale.

     The Company is in the business of renting, selling and installing lighting systems and related products to the live entertainment, corporate events and themed entertainment markets. Its operations are located in; (i) North Bergen, New Jersey, (ii) Las Vegas, Nevada, (iii) Orlando, Florida, and (iv) Baltimore, Maryland.

Cash and Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. At December 31, 1996, substantially all of the Company's cash and cash equivalents were held in four financial institutions.

Supplementary Cash Flow Information

     Interest paid amounted to approximately $305,000 and income taxes paid amounted to approximately $266,000 during the year ended December 31, 1996.

Inventories

     Inventories consist of lighting products and supplies held for sale and are stated at the lower of cost or market. Cost for such inventory is determined using the first-in, first-out method.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to 39 years. Lighting systems and other rental equipment is included in property and equipment and is being depreciated by the straight-line method over five years.


Goodwill

     Goodwill represents the excess of cost of assets acquired over the fair market value of such assets and is being amortized using the straight-line method over 15 years.

Income Taxes

     The Company, with the consent of its shareholders, has elected to be taxed as an S Corporation pursuant to the Internal Revenue Code and certain state tax laws. As such, the Company has not been subject to federal and certain state income taxes because the shareholders have consented to include the Company's taxable income or loss in their individual income tax returns. Income taxes represents certain state and local corporate income taxes.

     The Company provides for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." There are no significant temporary differences as of December 31, 1996.

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

          (Information as of June 30, 1997 and for the Six Months ended
                      June 30, 1996 and 1997 is Unaudited)

1. Summary of Significant Accounting Policies--(Continued)

Revenue Recognition and Deferred Revenue

     Revenue from the rental of lighting systems and related products is recognized ratably over the lives of the rental contracts. Revenue from the sales of lighting equipment and supplies is recognized when the buyer takes possession of the items.

     Installation sales revenue is recognized generally based on the percentage of total costs incurred to date to total estimated costs. Management reviews estimated total project costs on individual projects and makes adjustments accordingly. Losses expected to be incurred on projects in progress are charged to income as soon as such losses are known. Amounts received in advance on installation sales which exceed revenue recognized to date are recorded as deferred revenue and recognized when earned.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

     Long-lived assets to be held and used are reviewed for impairment whenever events or changes of circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over its fair value. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less disposal costs.

Unaudited Information

     The unaudited financial statements at June 30, 1997 and for the six months ended June 30, 1996 and 1997 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results of the interim periods are not necessarily indicative of full year results.

2. Property and Equipment

     The following is a summary of property and equipment at December 31, 1996 (in thousands):

Land, building and building improvements ........................        $ 1,212
Rental equipment, principally lighting equipment ................         16,309
Furniture, fixtures and office equipment ........................            126
Leasehold improvements ..........................................             79
Transportation equipment ........................................            239
                                                                         -------
                                                                          17,965
Less accumulated depreciation and amortization ..................         10,181
                                                                         -------
Property and equipment--net .....................................        $ 7,784
                                                                         =======

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

          (Information as of June 30, 1997 and for the Six Months ended
                      June 30, 1996 and 1997 is Unaudited)

3. Line of Credit--Bank

     The Company entered into a credit agreement ("Credit Agreement") which provides for borrowings of up to $1,000,000. Borrowings under the Credit Agreement bear interest at 8.25%. The Credit Agreement expired on May 31, 1997.


4. Long-Term Debt

     Long-term debt consisted of the following at December 31, 1996 (in thousands):

Notes payable .............................................               $1,775
Mortgage payable ..........................................                  243
Other .....................................................                   90
                                                                          ------
                                                                           2,108
Less current portion ......................................                  995
                                                                          ------
Long-term debt ............................................               $1,113
                                                                          ======

Notes Payable

     The Company entered into various promissory notes with a bank with aggregate borrowings of $4,500,000 expiring between March 1998 and August 2000. Each note is for a period of 60 months with principal paid in equal monthly installments. Interest is paid monthly on the outstanding balance and is based on various rates including fixed rates ranging from 7.75% to 9.70% per annum and variable rates at the prime rate plus 0.25% per annum.

Mortgage

     The Company has a mortgage payable, which is collateralized by certain of its properties. The mortgage requires monthly payments of both principal and interest at 6.44%. The mortgage matures in December 2003.

     Current maturities of long-term debt as of December 31, 1996 are approximately as follows (in thousands):

1997 ...................................................                  $  995
1998 ...................................................                     586
1999 ...................................................                     274
2000 ...................................................                     151
2001 ...................................................                      35
Thereafter .............................................                      67
                                                                          ------
                                                                          $2,108
                                                                          ======

5. Stock Options

     The Company has granted several key employees stock options exercisable on the earlier of August 1999 or the occurrence of a major transaction defined as the public offering of the Company's shares, a sale of substantially all the assets of the Company, or a merger or consolidation of the Company.

     The shares held in treasury were purchased by the Company from a former shareholder and have been set aside for exercise of the aforementioned options. In conjunction with the sale of the Company's assets in 1997 (see Note 1), such options were terminated in exchange for a cash settlement of approximately $862,000 plus an additional amount not to exceed $78,000, as defined in the termination agreement.

                  BASH THEATRICAL LIGHTING, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

          (Information as of June 30, 1997 and for the Six Months ended
                      June 30, 1996 and 1997 is Unaudited)

6. Capital Stock

     The common stock of each of the individual affiliated companies comprising the Company as of December 31, 1996 are as follows (dollars in thousands):

                                                                                                               Common      Treasury
                                                                                                               Stock         Stock
                                                                                                               -----         -----
Bash Theatrical Lighting, Inc.
  100,000 shares of no par value common stock authorized and issued; 80,000 shares
     outstanding; 20,000 shares held in treasury .......................................................         $ 15        $ (5)
Bash Lighting Services, Inc.
  200 shares of no par value common stock authorized and issued; 100 shares
      outstanding; 100 shares held in treasury .........................................................           75         (38)
Bash Exposition Services, Inc.
  200 shares of no par value common stock authorized; 100 shares issued and outstanding ................            2         --
Bash Theatrical Lighting, Inc.--West Coast
  200 shares of no par value common stock authorized, issued and outstanding ...........................            2         --
Bash Lighting Services--Mid-Atlantic, Inc.
  200 shares of no par value common stock authorized; 100 shares issued and outstanding ................          --          --
                                                                                                                 ----        ----
                                                                                                                 $ 94        $(43)
                                                                                                                 ====        ====

7. Benefit Plans

     The Company is a party to a collective bargaining agreement expiring on December 31, 1998. The terms of this agreement require contributions by the Company to a union pension fund. Contributions to the pension fund totaled approximately $92,000 for the year ended December 31, 1996.

     The Company has a defined contribution plan covering all eligible employees, which qualifies under section 401(k) of the Internal Revenue Code. The Company's 401(k) plan provides that eligible employees may make contributions subject to Internal Revenue Service limitations. The Company contributes an amount equal to 50% of each employee's contributions up to 4% of an eligible employee's compensation. Such contributions aggregated approximately $64,000 for the year ended December 31, 1996.

8. Commitments

Operating Leases

     The Company leases certain property and equipment under leases that expire at various dates through 2001. As of December 31, 1996, future minimum lease payments under noncancelable leases are as follows (in thousands):

1997 ...................................................                    $366
1998 ...................................................                     279
1999 ...................................................                     119
2000 ...................................................                     107
2001 ...................................................                      26
                                                                            ----
                                                                            $897
                                                                            ====

     Rent expense was approximately $399,000 for the year ended December 31, 1996.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the Exchange Offer covered by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus. This Prospectus does not constitute an offer or solicitation is not authorized or in which the person making such offer of solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer of solicitations.

                       ___________________________________


Until _______, 1998 (one year after the date of this Exchange Offer) all Dealers effecting transactions in the New Notes, whether or not participating in this Exchange Offer, may be required to deliver a Prospectus.

All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and request for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

The Exchange Agent for thge Exchange Offer is:

                            FIRST UNION NATIONAL BANK
                           Corporate Trust Operations
                           1525 West W.T. Harris Blvd.
                               Charlotte, NC 28288

                             Facsimile Transmissions
                          (Eligible Institutions Only)
                                 (704) 590-7628

                             To confirm by telephone
                            or for information call:
                                 (704) 590-7408

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail.)

                        OFFER TO EXCHANGE ALL OUTSTANDING
                           11.50% Senior Subordinated
                                 Notes Due 2008
                         ($100,000,000 Principal Amount)
                                       for
                           11.50% Senior Subordinated
                                 Notes Due 2007

                        Production Resource Group, L.L.C.

                             PRG Finance Corporation

                       ----------------------------------
                                   Prospectus
                       ----------------------------------

                            Dated ___________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Reference is made to Section 18-108 ("Section 18-108") of the Delaware Limited Liability Company Act which provides for indemnification of members and managers in certain circumstances and Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") which provides for indemnification of directors and officers in certain circumstances.

     The Company's Operating Agreement provides that no Covered Person (as defined therein) shall be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Covered Person. In addition, the Operating Agreement provides that a Covered Person shall not be personally liable to the Company for acts taken on behalf of the Company except for liability for any loss damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. The Operating Agreement provides that the Company shall indemnify any Covered Person to the full extent permitted by law, except that no Covered Person will be entitled to indemnification in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

     Finance Corp.'s Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by law. Further, Finance Corp. is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or competed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company has entered into agreements with certain managers and officers that require the Company to indemnity such persons against expenses, judgments, fines, settlements and other amounts to the fullest extent permitted by law incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a manager or officer of the Company or any of its affiliated enterprises, provided such person acted honestly and in good faith with a view to the best interests of the corporation.


     The Company is in the process of procuring directors', officers' and managers' liability insurance policies to insure directors, officers and managers of the Company and its subsidiaries.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits:

  Exhibit
  Number                                Description
  -------                               -----------
   1.1 Purchase Agreement, dated as of December 19, 1997, by and among the Issuers, Finance Corp., the Guarantors and the Initial Purchasers.
   3.1    Certificate of Formation of the Company
   3.2 Second Amended and Restated Limited Liability Company Agreement of the Company
   3.3    Certificate of Incorporation of Finance Corp.
   3.4    Bylaws of Finance Corp.

   4.1 Registration Rights Agreements, dated December 24, 1997, among the Issuers, the Guarantors and the Initial Purchasers
   4.2 Indenture, dated December 24, 1997 relating to $100,000,000 aggregate principal amount 11% Senior Subordinated Notes due 2008 between the Issuers and First Union National Bank, as trustee, including the Form of Note
   5.1    Opinion of Morrison & Foerster LLP*
   10.1 Acquistion Agreement dated as of July 3, 1997 among the Company and Bash Theatrical Lighting, Inc. Bash Theatrical Lighting Services, Inc., Bash Lighting Services, Inc., Bash Lighting Services Mid-Atlantic, Inc., Bash Exposition Services, Inc. and Donald Stern and Robert Cannon.
   10.2 Employment Agreement dated as of January 1, 1996 between Jeremiah J. Harris and the Company.
   10.3 Employment Agreement dated as of June 6, 1997 between Kenneth L. Shearer and the Company.*
   10.4 Employment Agreement dated as of June 7, 1997 between Bradley G. Miller and the Company.
   10.5 Employment Agreement dated as of August 6, 1997 between Robert A. Manners and the Company.*
   10.6 Agreement of Lease dated September 11, 1997 between Danis Properties Limited Partnership and the Company.*
   10.7 Credit Agreement, dated as of July 31, 1997, by and among the Company, the lenders party thereto and the Bank of New York, as agent.*
   10.8 First Amendment to Credit Agreement, dated as of December 12, 1997, by and among the Company, the lenders party thereto and the Bank of New York, as agent.*
   12.1   Calculation of Ratio of Earnings to Fixed Charges
   21.1   Subsidiaries of the Company
   23.1   Consent of Ernst & Young LLP
   23.2   Consent of Morrison & Foerster LLP (Included in Exhibit 5.1)*
   24     Powers of Attorney (included in Part II to the Registration Statement)
   25.1   Statement Regarding Eligibility of Trustee

   27.1   Financial Data Schedule
   99.1   Form of Letter of Transmittal*
   99.2   Form of Notice of Guaranteed Delivery

----------
*To be filed by amendment
(b) Financial Statement Schedule:
    II - Valuation and Qualifying Accounts
                                      II-2

Item 22. Undertakings

     (a) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, were applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that tie shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved herein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 11, 1998.

          PRODUCTION RESOURCE GROUP, L.L.C.

By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris
     Title:  Chief Executive Officer and sole Manager of the Board of Managers

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Manners, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

         Signature                                      Title                                                        Date
         ---------                                      -----                                                        ----
PRODUCTION RESOURCE GROUP, L.L.C.:

By:  /s/ Jeremiah J. Harris                  Chief Executive Officer, sole Manager of the Board of            February 11, 1998
     ----------------------                  Managers (Principal Executive Officer)
      Jeremiah J. Harris

By:  /s/ Bradley G. Miller                   Executive Vice President, Chief Operating and                    February 11, 1998
     ---------------------                   Financial Officer and Director (Principal  Financial
      Bradley G. Miller                      Officer)


By:  /s/ Robert A. Manners                   Senior Vice President and General Counsel (Principal             February 11, 1998
     ---------------------                   Executive Officer)
      Robert A. Manners

By:  /s/ James M. Mahoney                    Corporate Controller (Principal Accounting Officer               February 11, 1998
     --------------------
      James M. Mahoney

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 11, 1998.

          PRG FINANCE CORPORATON

By:  /s/ Jeremiah J. Harris
     -----------------------
     Jeremiah J. Harris
     Title:  Chairman, Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Manners, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

         Signature                                      Title                                                        Date
         ---------                                      -----                                                        ----
PRG FINANCE CORPORATION:

By:  /s/ Jeremiah J. Harris                  Chairman, Chief Executive Officer, President and                 February 11, 1998
     ----------------------                  Director (Principal Executive Officer)
      Jeremiah J. Harris

By:  /s/ Bradley G. Miller                   Vice President and Director (Principal Financial                 February 11, 1998
     ---------------------                   Officer and Principal Accounting Officer)
      Bradley G. Miller


By:  /s/ Robert A. Manners                   Vice President and Director (Principal Executive                 February 11, 1998
     ---------------------                   Officer)
      Robert A. Manners

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 11, 1998.

          PRG PLANNING & DEVELOPMENT, L.L.C.

By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris
     Title: Chief Executive Officer and Chairman of sole Member

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Manners, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

         Signature                                      Title                                                        Date
         ---------                                      -----                                                        ----
PRG PLANNING & DEVELOPMENT LLC:

By:  /s/ Jeremiah J. Harris                  Chief Executive Officer (Principal Executive Officer)            February 11, 1998
     ----------------------
      Jeremiah J. Harris

By:  Production Resource Group,
     L.L.C., sole member                     Sole Member                                                      February 11, 1998

By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris,
     Chairman

By:  /s/ Kevin J. Baxley                     President (Principal Executive Officer)                          February 11, 1998
     -------------------
      Kevin J. Baxley

By:  /s/ Bradley G. Miller                   Vice President (Principal Financial Officer)                     February 11, 1998
     ---------------------
      Bradley G. Miller

By:  /s/ Robert A. Manners                   Vice President (Principal Executive Officer)                     February 11, 1998
     ---------------------
      Robert A. Manners

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 11, 1998.

          ECTS, A SCENIC TECHNOLOGY COMPANY, INC.

By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris
     Title: President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Manners, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

         Signature                                      Title                                                        Date
         ---------                                      -----                                                        ----
ECTS, A SCENIC TECHNOLOGY COMPANY, INC.:

By:  /s/ Jeremiah J. Harris                  President and Director (Principal Executive Officer)             February 11, 1998
     ----------------------
      Jeremiah J. Harris

By:  /s/ Kevin J. Baxley                     Treasurer and Director (Principal Accounting Officer)            February 11, 1998
     -------------------
      Kevin J. Baxley

By:  /s/ Bradley G. Miller                   Vice President (Principal Financial Officer)                     February 11, 1998
     ---------------------
      Bradley G. Miller

By:  /s/ Robert A. Manners                   Vice President (Principal Executive Officer)                     February 11, 1998
     ---------------------
      Robert A. Manners

By:  /s/ William Ennis                       Director                                                         February 11, 1998
     -----------------
      William Ennis

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 11, 1998.

          SHOWPAY, L.L.C.

By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris
     Title: President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Manners, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

         Signature                                      Title                                                        Date
         ---------                                      -----                                                        ----
SHOWPAY, L.L.C..:

By:  /s/ Jeremiah J. Harris                  President (Principal Executive Officer)                          February 11, 1998
     ----------------------
      Jeremiah J. Harris

By: Production Resource Group,
    L.L.C., sole member                      Sole Member                                                      February 11, 1998


By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris, Chairman

By:  /s/ Bradley G. Miller                   Vice President (Principal Financial Officer and                  February 11, 1998
     ---------------------                   Principal Accounting Officer)
      Bradley G. Miller

By:  /s/ Robert A. Manners                   Vice President (Principal Executive Officer)                     February 11, 1998
     ---------------------
      Robert A. Manners

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 11, 1998.

          ATTRACTION MANAGEMENT LLC

By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris
     Title: President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Manners, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities indicated on the date indicated.

         Signature                                      Title                                                        Date
         ---------                                      -----                                                        ----
ATTRACTION MANAGEMENT LLC:

By:  /s/ Jeremiah J. Harris                  President and Chairman of Majority Member (Principal             February 11, 1998
     ----------------------                  Executive Officer)
      Jeremiah J. Harris

By: Production Resource Group,
    L.L.C., majority member                  Majority Member                                                  February 11, 1998


By:  /s/ Jeremiah J. Harris
     ----------------------
     Jeremiah J. Harris, Chairman

By:  /s/ Bradley G. Miller                   Vice President (Principal Financial Officer and                  February 11, 1998
     ---------------------                   Principal Accounting Officer)
      Bradley G. Miller

By:  /s/ Robert A. Manners                   Vice President (Principal Executive Officer)                     February 11, 1998
     ---------------------
      Robert A. Manners

                  Report of Independent Auditors on Schedule

Members
Production Resource Group, L.L.C.



We have audited the consolidated balance sheets of Production Resource Group, L.L.C. as of December 31, 1995 and 1996, and the related consolidated statements of operations and members' equity and cash flows for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated April 4, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein for the periods stated above.



                                             ERNST & YOUNG LLP


New York, New York
April 4, 1997

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                        PRODUCTION RESOURCE GROUP, L.L.C.
                              (Dollar in thousands)

-------------------------------------------------------------- ------------------------------- ---------------- ----------------
                          COL. A                  COL. B                   COL. C                  COL. D           COL. E

-------------------------------------------------------------- ------------------------------- ---------------- ----------------
                                                                         Additions
                                                               -------------------------------
                                                Balance at      Charged to      Charged to
                                               Beginning of      Costs and    Other Accounts     Deductions-    Balance at End
                        Description               Period         Expenses       - Describe        Describe         of Period
-------------------------------------------------------------- -------------- ---------------- ---------------- ----------------
YEAR ENDED DECEMBER 31, 1996:
   Reserve and allowances deducted from
   asset accounts:
     Allowance for uncollectible accounts          $100            $311                               $(88)(1)       $323

YEAR ENDED DECEMBER 31, 1995:
   Reserve and allowances deducted from
   asset accounts:
     Allowance for uncollectible accounts          $136              -                                ($36)(1)       $100

YEAR ENDED DECEMBER 31, 1994:
   Reserve and allowances deducted from
   asset accounts:
     Allowance for uncollectible accounts           $21            $364                              ($249)(1)       $136

(1) Uncollectible accounts written off, net of recoveries.

                                  EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------

  1.1 Purchase Agreement, dated as of December 19, 1997, by and among the Issuers, Finance Corp., the Guarantors and the Initial Purchasers.

  3.1     Certificate of Formation of the Company

  3.2 Second Amended and Restated Limited Liability Company Agreement of the Company

  3.3     Certificate of Incorporation of Finance Corp.

  3.4     Bylaws of Finance Corp.

  4.1 Registration Rights Agreements, dated December 24, 1997, among the Issuers, the Guarantors and the Initial Purchasers

  4.2 Indenture, dated December 24, 1997 relating to $100,000,000 aggregate principal amount 11% Senior Subordinated Notes due 2008 between the Issuers and First Union National Bank, as trustee, including the Form of Note

  5.1     Opinion of Morrison & Foerster LLP*

  10.1 Acquistion Agreement among the Company and Bash Theatrical Lighting, Inc. Bash Theatrical Lighting Services, Inc., Bash Lighting Services, Inc., Bash Lighting Services Mid-Atlantic, Inc., Bash Exposition Services, Inc. and Donald Stern and Robert Cannon.

  10.2 Employment Agreement dated as of January 1, 1996 between Jeremiah J. Harris and the Company.

  10.3 Employment Agreement dated as of June 6, 1997 between Kenneth L. Shearer and the Company.*

  10.4 Employment Agreement dated as of June 7, 1997 between Bradley G. Miller and the Company.

  10.5 Employment Agreement dated as of August 6, 1997 between Robert A. Manners and the Company.*

  10.6 Agreement of Lease dated September 11, 1997 between Danis Properties Limited Partnership and the Company.

  10.7 Credit Agreement, dated as of July 31, 1997, by and among the Company, the lenders party thereto and the Bank of New York, as agent.*

  10.8 First Amendment to Credit Agreement, dated as of December 12, 1997, by and among the Company, the lenders party thereto and the Bank of New York, as agent.*

  12.1    Calculation of Ratio of Earnings to Fixed Charges

  21.1    Subsidiaries of the Company

  23.1    Consent of Ernst & Young LLP

  23.2    Consent of Morrison & Foerster LLP (Included in Exhibit 5.1)*

  24      Powers of Attorney (included in Part II to the Registration Statement)

  25.1    Statement Regarding Eligibility of Trustee

  27.1    Financial Data Schedule

  99.1    Form of Letter of Transmittal*

  99.2    Form of Notice of Guaranteed Delivery

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*To be filed by amendment

                                     II-11